AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                      REGISTRATION NO. 333-42441

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                                      AND
                           MID-AMERICA FINANCE, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

              DELAWARE                                           62-1717980
   (STATE OR OTHER JURISDICTION OF                               52-2074569
   INCORPORATION OR ORGANIZATION)                   (I.R.S.EMPLOYER IDENTIFICATION NOS.)
  C/O CT CORPORATION TRUST COMPANY                    C/O CT CORPORATION TRUST COMPANY
         1209 ORANGE STREET                                  1209 ORANGE STREET
     WILMINGTON, DELAWARE 19801                          WILMINGTON, DELAWARE 19801
           (302) 777-0205                                      (302) 777-0205
  (ADDRESS, INCLUDING ZIP CODE, AND     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
          TELEPHONE NUMBER,                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)
  INCLUDING AREA CODE OF PRINCIPAL
          EXECUTIVE OFFICE)

                                  COPIES TO:

                                                     A. CURTIS GREER II, ESQ.
         JOHN A. GOOD, ESQ.                          MALCOLM P. WATTMAN, ESQ.
 BAKER, DONELSON, BEARMAN & CALDWELL              CADWALADER, WICKERSHAM & TAFT
   165 MADISON AVENUE, SUITE 2000                        100 MAIDEN LANE
      MEMPHIS, TENNESSEE 38103                       NEW YORK, NEW YORK 10038
      (901) 577-2148 TELEPHONE                       (212) 504-6000 TELEPHONE
      (901) 577-2303 FACSIMILE                       (212) 504-6666 FACSIMILE

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                 AMENDMENT NO. 2

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                       MID-AMERICA MORTGAGE TRUST, 1998-1
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

              NEW YORK                                          62-63365640
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                                           LASALLE NATIONAL BANK,
      C/O LASALLE NATIONAL BANK             NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE
135 SOUTH LASALLE STREET, SUITE 1625                135 SOUTH LASALLE STREET, SUITE 1625
    CHICAGO, ILLINOIS 60674-4107                        CHICAGO, ILLINOIS 60674-4107
 ATTENTION: ASSET BACKED SECURITIES               ATTENTION: ASSET BACKED SECURITIES TRUST
                TRUST                               SERVICE GROUP -- MID-AMERICA 1998-1
 SERVICE GROUP -- MID-AMERICA 1998-1                           (312) 904-7324
           (312) 904-7324                   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
  (ADDRESS, INCLUDING ZIP CODE, AND          NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
          TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANT'S
    PRINCIPAL EXECUTIVE OFFICES)

                                   COPIES TO:

   JOHN A. GOOD, ESQ.                              A. CURTIS GREER II, ESQ.
BAKER, DONELSON, BEARMAN                           MALCOLM P. WATTMAN, ESQ.
       & CALDWELL          MARK I. MICHIGAN, ESQ.  CADWALADER, WICKERSHAM &
165 MADISON AVENUE, SUITE     LATHAM & WATKINS              TAFT
          2000               885 THIRD AVENUE          100 MAIDEN LANE
MEMPHIS, TENNESSEE 38103    NEW YORK, NY 10022    NEW YORK, NEW YORK 10038
(901) 577-2148 TELEPHONE (212) 906-1892 TELEPHONE (212) 504-6000 TELEPHONE
(901) 577-2303 FACSIMILE (212) 751-4864 FACSIMILE (212) 504-6666 FACSIMILE

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       MID-AMERICA MORTGAGE TRUST, 1998-1
                             CROSS REFERENCE SHEET

                         CROSS-REFERENCE SHEET SHOWING
               LOCATION IN THE PROSPECTUS OF INFORMATION REQUIRED
                             BY PART I OF FORM S-11

        FORM S-11 REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                     LOCATION IN PROSPECTUS
------------------------------------------------------------------------  ---------------------------------------------
 1.        Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus.....................  Outside Front Cover Page of Prospectus
 2.        Inside Front and Outside Back Cover Pages
             of Prospectus..............................................  Inside Front Cover Page of Prospectus;
                                                                            Additional Information
 3.        Summary Information, Risk Factors and
             Ratio of Earnings to Fixed Charges.........................  Prospectus Summary; Risk Factors; Selected
                                                                            Financial Information
 4.        Determination of Offering Price..............................  Plan of Distribution
 5.        Dilution.....................................................  Not applicable
 6.        Selling Security Holders.....................................  Not applicable
 7.        Plan of Distribution.........................................  Outside Front Cover Page of Prospectus; Plan
                                                                            of Distribution
 8.        Use of Proceeds..............................................  Prospectus Summary; Use of Proceeds
 9.        Selected Financial Data......................................  Selected Financial Information
10.        Management's Discussion and Analysis of Financial Condition
             and Results of Operations..................................  Management's Discussion and Analysis of
                                                                            Financial Condition and Results of
                                                                            Operations
11.        General Information as to Registrant.........................  Prospectus Summary; The Trust
12.        Policy with Respect to Certain Activities....................  The Trust
13.        Investment Policies of Registrant............................  The Trust
14.        Description of Real Estate...................................  Prospectus Summary; Description of the
                                                                            Mortgaged Properties; Management's
                                                                            Discussion and Analysis of Financial
                                                                            Conditions and Results of Operations
15.        Operating Data...............................................  Prospectus Summary; Description of the
                                                                            Mortgaged Properties; Description of
                                                                            Mortgages; Management's Discussion and
                                                                            Analysis of Financial Conditions and
                                                                            Results of Operations; Financial Statements
16.        Tax Treatment of Registrant and its Security Holders.........  Certain Federal Income Tax Considerations;
                                                                            State, Local and Foreign Taxes; ERISA
                                                                            Considerations
17.        Market Price of and Dividends on the Registrant's Common
             Equity and Related Stockholder Matters.....................  Not applicable
18.        Description of Registrant's Securities.......................  Prospectus Summary; Description of the
                                                                            Certificates; Description of the Bonds;
                                                                            Book-Entry Issuance, Clearance and
                                                                            Settlement
19.        Legal Proceedings............................................  Not applicable
20.        Security Ownership of Certain Beneficial Owners and
             Management.................................................  Not applicable
21.        Directors and Executive Officers.............................  The Trust
22.        Executive Compensation.......................................  Not applicable
23.        Certain Relationships and Related Transactions...............  Not applicable
24.        Selection, Management and Custody of Registrant's
             Investments................................................  Prospectus Summary; The Trust
25.        Policies with Respect to Certain Transactions................  The Trust
26.        Limitations of Liability.....................................  Not applicable
27.        Financial Statements and Information.........................  Financial Statements
28.        Interests of Named Experts and Counsel.......................  Not applicable
29.        Disclosure of Commission Position on Indemnification for
             Securities Act Liabilities.................................  Not applicable
30.        Quantitative and Qualitative Disclosures About Market Risk...  Not applicable

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                 SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1998

PROSPECTUS

                                  $142,000,000
                           MID-AMERICA FINANCE, INC.
                                  AS DEPOSITOR
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1
                      REPRESENTING BENEFICIAL OWNERSHIP IN
                       MID-AMERICA CAPITAL PARTNERS, L.P.
                           % FIRST MORTGAGE BONDS, DUE 2003

                                  ------------

     MID-AMERICA MORTGAGE TRUST, 1998-1 (THE "TRUST"), A TRUST CREATED BY MID-AMERICA FINANCE, INC. (THE "DEPOSITOR"), PURSUANT TO AN AGREEMENT OF TRUST (THE "TRUST AGREEMENT") BETWEEN THE DEPOSITOR AND LASALLE NATIONAL BANK, AS TRUSTEE (THE "TRUSTEE"), AT THE DIRECTION OF THE DEPOSITOR WILL ISSUE ITS COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1 (THE "CERTIFICATES") IN AN AGGREGATE PRINCIPAL AMOUNT OF U.S. $142,000,000. IT IS A CONDITION TO THE ISSUANCE OF THE CERTIFICATES THAT THEY BE ASSIGNED A RATING OF AT LEAST "BAA2" BY MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") AND A RATING
OF AT LEAST "BBB" BY STANDARD & POOR'S RATINGS SERVICES ("S&P").

     THE CERTIFICATES WILL EVIDENCE, IN THE AGGREGATE, ALL OF THE BENEFICIAL OWNERSHIP INTERESTS IN THE TRUST. THE ASSETS OF THE TRUST WILL CONSIST
EXCLUSIVELY OF THE   % FIRST MORTGAGE BONDS, DUE 2003 (THE "BONDS") OF
MID-AMERICA CAPITAL PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "BORROWER"), IN THE AGGREGATE PRINCIPAL AMOUNT OF U.S. $142,000,000. THE CERTIFICATES WILL BE PAYABLE SOLELY FROM AMOUNTS RECEIVED BY THE TRUSTEE AS PAYMENTS ON THE BONDS. THE BONDS WILL BE ISSUED PURSUANT TO A RESTATED SUPPLEMENTAL INDENTURE DATED EFFECTIVE AS OF NOVEMBER 21, 1997 (THE "INDENTURE") AMONG MID-AMERICA APARTMENTS, L.P., A TENNESSEE LIMITED PARTNERSHIP ("MAALP"), THE BORROWER AND LASALLE NATIONAL BANK, AS TRUSTEE (THE "INDENTURE TRUSTEE"). MAALP IS THE SOLE LIMITED PARTNER OF THE BORROWER AND OWNS A 99% INTEREST THEREIN.

     DISTRIBUTIONS OF INTEREST ON THE BONDS WILL BE MADE ON THE FIRST BUSINESS DAY OF EACH CALENDAR MONTH COMMENCING APRIL 1, 1998. THE BONDS ARE NOT SUBJECT TO A SINKING FUND AND MAY NOT BE REDEEMED OR PREPAID PRIOR TO MATURITY. UNLESS AND UNTIL A SECURITY RELEASE (DEFINED BELOW), THE BONDS WILL BE SECURED BY FIRST PRIORITY MORTGAGE LIENS (THE "MORTGAGE LIENS") ON 26 APARTMENT COMMUNITIES
(THE "MORTGAGED PROPERTIES") LOCATED IN NINE STATES AND WILL BE THE FULL-RECOURSE OBLIGATIONS OF THE BORROWER; HOWEVER, NO PARTNER OR AFFILIATE OF THE BORROWER WILL BE LIABLE FOR THE PAYMENT OF INTEREST ON OR PRINCIPAL OF THE BONDS. THE INDENTURE PROVIDES THAT THE MORTGAGE LIENS WILL BE SUBJECT TO RELEASE (THE "SECURITY RELEASE") IF AND WHEN EACH OF THE FOLLOWING CONDITIONS, AMONG OTHERS, OCCURS: (I) THE UNSECURED DEBT OF MAALP, INCLUDING THE BONDS, IS RATED AT LEAST "BAA3" AND "BBB-" BY MOODY'S AND S&P, RESPECTIVELY, AND (II) MAALP
IS A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT ON FORM
10 (OR ANY SUCCESSOR FORM). THE ABILITY OF MAALP TO PROCURE THE REQUIRED RATINGS OF ITS UNSECURED DEBT, INCLUDING THE BONDS, IS SUBJECT TO SATISFACTION OF THE CRITERIA FOR SUCH RATINGS AS MAY BE IMPOSED FROM TIME TO TIME BY MOODY'S AND S&P. THERE CAN BE NO ASSURANCE THAT MAALP WILL PROCURE THE REQUIRED RATINGS AND EFFECT A SECURITY RELEASE. AT LEAST 60 DAYS PRIOR TO A PERMITTED MERGER (DEFINED BELOW) AND SECURITY RELEASE, MAALP WILL DELIVER TO THE CERTIFICATE HOLDERS NOTICE OF ITS INTENT TO CONSUMMATE THE PERMITTED MERGER AND SECURITY RELEASE, WHICH NOTICE WILL BE ACCOMPANIED BY A PROSPECTUS PURSUANT TO A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT OF WHICH SUCH PROSPECTUS WILL BE A PART PROVIDING CERTIFICATE HOLDERS WITH INFORMATION ABOUT MAALP AND DESCRIBING THE PERMITTED MERGER AND SECURITY RELEASE. SIMULTANEOUSLY WITH ANY SECURITY RELEASE, THE INDENTURE TRUSTEE WILL RELEASE THE MORTGAGE LIENS, THE BORROWER WILL MERGE WITH AND INTO MAALP, WITH MAALP AS THE SURVIVING LIMITED PARTNERSHIP OF THE MERGER (THE "PERMITTED MERGER"), MAALP WILL ASSUME THE OBLIGATIONS UNDER THE BONDS, THE TRUST WILL TERMINATE AND THE TRUSTEE WILL DELIVER THE BONDS TO THE HOLDERS OF THE CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES DESCRIBED HEREIN, AS A DISTRIBUTION IN FULL SATISFACTION OF THEIR BENEFICIAL INTERESTS IN THE TRUST. IF SUCH EVENTS OCCUR, THE BONDS WILL THEREAFTER BE THE GENERAL UNSECURED OBLIGATIONS OF MAALP RANKING IN PARITY WITH ALL OTHER UNSECURED DEBT OF MAALP, AND PERSONS PREVIOUSLY HOLDING CERTIFICATES WILL THEREAFTER HAVE NO CLAIM AGAINST THE MORTGAGED PROPERTIES OR ANY OTHER PROPERTY OF MAALP EXCEPT AS GENERAL UNSECURED CREDITORS OF MAALP. MAALP IS THE PRIMARY OPERATING PARTNERSHIP OF MID-AMERICA APARTMENT COMMUNITIES, INC. ("MAAC"), A REAL ESTATE INVESTMENT TRUST WHOSE COMMON STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE. MAAC IS THE SOLE GENERAL PARTNER OF MAALP AND OWNS AN AGGREGATE APPROXIMATELY 84.6% PARTNERSHIP INTEREST THEREIN.

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN PURCHASING THE CERTIFICATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                                      EXPECTED            SCHEDULED
CERTIFICATE                                             FINAL               FINAL
 PRINCIPAL       PASS-THROUGH        RATING         DISTRIBUTION        DISTRIBUTION         PRICE TO      UNDERWRITING
   AMOUNT            RATE         (MOODY'S/S&P)       DATE (1)            DATE (2)            PUBLIC        DISCOUNT(3)
------------     ------------     -------------     -------------     -----------------     ----------     -------------
$142,000,000                %        BAA2/BBB       MARCH 3, 2003     SEPTEMBER 1, 2005            %                %

------------

(SEE FOOTNOTES TO TABLE ON PAGE 3)

                            ------------------------

     THE CERTIFICATES ARE OFFERED BY THE UNDERWRITER SUBJECT TO PRIOR SALE, WHEN, AS AND IF ISSUED, DELIVERED TO AND ACCEPTED BY THE UNDERWRITER AND SUBJECT TO THE APPROVAL OF CERTAIN LEGAL MATTERS BY CADWALADER, WICKERSHAM & TAFT, COUNSEL TO THE UNDERWRITER. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES WILL BE MADE IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, WHICH MAY INCLUDE DELIVERY THROUGH CEDEL BANK, S.A. AND THE EUROCLEAR
SYSTEM AS PARTICIPANTS OF THE DEPOSITORY TRUST COMPANY ON OR ABOUT FEBRUARY   ,
1998 AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.

                            ------------------------

                           MORGAN STANLEY DEAN WITTER

                  , 1998

                  [GRAPHICS AND PICTURES OF PROPERTIES OMITTED]

NOTES TO TABLE ON COVER PAGE

(1) The "Expected Final Distribution Date" with respect to the Certificates is the "Stated Maturity Date" of the Bonds and is based on the assumptions that (i) all payments of interest on the Bonds are timely paid; (ii) the Bonds are not prepaid as a result of acceleration; and (iii) the payment of the entire unpaid principal of the Bonds is made on the Stated Maturity Date. However, the actual payments on the Bonds may differ from these assumptions.

(2) The Scheduled Final Distribution Date is the date two and one-half years after the Expected Final Distribution Date.

(3) As a percent of price to public.

     UNTIL , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING THE IMPOSITION OF A PENALTY BID IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

     There is currently no secondary market for the Certificates. The Underwriter currently expects to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Risk
Factors -- Lack of Established Market" and "Plan of Distribution" herein.

     The distribution of this Prospectus dated           , 1998, and the offer
or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus and the offer or sale of Certificates in the United Kingdom. See "Plan of Distribution."

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or the Depositor. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Borrower since the date hereof.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS

                                        PAGE
                                        ----

Prospectus Summary...................     7
Risk Factors.........................    20
Description of the Certificates......    27
Description of the Bonds.............    30
Book-Entry Issuance, Clearance and
  Settlement.........................    37
Description of the Mortgaged
  Properties.........................    39
Description of the Mortgages.........    44
The Borrower.........................    47
The Depositor........................    47
The Trust............................    48
Use of Proceeds......................    48
Selected Financial Information.......    48
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    51
Management of the Borrower...........    54
Certain Information Regarding MAALP
  and MAAC...........................    56
Certain Federal Income Tax
  Considerations.....................    61
State, Local and Foreign Taxes.......    67
ERISA Considerations.................    67
Legal Investment.....................    68
Plan of Distribution.................    68
Legal Matters........................    69
Experts..............................    69
Ratings of the Certificates..........    70
Available Information................    71
Incorporation by Reference...........    71

                              ORGANIZATIONAL CHART

        Prior to a Permitted Merger                                  After a Permitted Merger
_________________________________________________________            ________________________

                    _______________________                           _______________________
                   |                       |                         |                       |
  _________________|      Mid-America      |                         |      Mid-America      |
  |                | Apartment Communities |                         | Apartment Communities,|
  |                |     Inc. ("MAAC")     |                         |     Inc. ("MAAC")     |
  |                |        NYSE:MAA       |                         |        NYSE:MAA       |
  |                |_______________________|                         |_______________________|
  |                         |            |                                        |
  |                         |            |    84.5% Partner                       |
  | 100%                    |  100%      |      and sole                          |
  |                         |            |   General Partner                      |
  |                         |            |                                        |
  |                         |            |                                        |
  |             ____________|_____     __|__________________             _________|_____________
  |            |                  |   |                     |           |                       |
  |            |    MAACP, Inc.   |   |     Mid-America     |           |      Mid-America      |
  |            |    ("MAACP")     |   |   Apartments, L.P.  |           |    Apartments, L.P.   |
  |            |                  |   |      ("MAALP")      |           |       ("MAALP")       |
  |            |__________________|   |_____________________|           |_______________________|
  |                          | /|\            | /|\     /|\                       |
  |          Consideration   |  | Communities |  |       |                        |
  |                          |  |             |  |       |                 Bonds  |   Indenture
  |                         \|/ | 1% GP      \|/ |99% LP | Proceeds               |    Trustee
 _|_____________            ____|________________|_______|__                      |
|               |<---------|                                |           __________|____________
|  Mid-America  | Bonds    |          Mid-America           |          |                       |
| Finance, Inc. |--------->|     Capital Partners, L.P.     |          |                       |
| ("Depositor") | Proceeds |         ("Borrower")           |          |    LaSalle National   |
|_______________|          |________________________________|          |          Bank         |
        |    /|\                         |                             |                       |
 Bonds \|/    | Proceeds                 | Indenture                   |_______________________|
     _________|______                    | Trustee
    |                |                ___|______________
    |  Mid-America   |               |                  |
    | Mortage Trust, |   Trustee     | LaSalle National |
    |     1998-I     |_______________|       Bank       |
    |   ("Trust")    |               |                  |
    |________________|               |__________________|
              |    /|\
Certificates \|/    |   Proceeds
     _______________|_
    |                 |
    |    Investors    |
    |_________________|

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER SPECIAL CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES DISCUSSED HEREIN. SEE THE GLOSSARY BEGINNING ON PAGE G-1 FOR DEFINITIONS OF TERMS USED IN THIS PROSPECTUS.

TITLE OF CERTIFICATES................. Mid-America Mortgage Trust, 1998-1
                                       Commercial Mortgage Pass-Through
                                       Certificates, Series 1998-1 (the
                                       "Certificates").

ISSUER OF CERTIFICATES................ Mid-America Mortgage Trust, 1998-1
                                       (the "Trust"), a trust created
                                       under the laws of the State of New
                                       York pursuant to an agreement of
                                       trust dated as of February 5, 1998
                                       (as amended and restated from time to
                                       time, the "Trust Agreement")
                                       between Mid-America Finance, Inc. as
                                       the sole depositor and grantor (the
                                       "Depositor"), Mid-America Apartment
                                       Communities, Inc. ("MAAC") and
                                       LaSalle National Bank, as trustee
                                       (together with any successor thereto,
                                       the "Trustee").

DESCRIPTION OF CERTIFICATES........... The Certificates will evidence, in the aggregate, all of the beneficial
                                       ownership interests in the Trust
                                       established by the Depositor pursuant
                                       to the Trust Agreement. The only
                                       assets of the Trust will be
                                       $142,000,000 aggregate principal
                                       amount (the "Principal Amount") of
                                          % First Mortgage Bonds, Due 2003
                                       (the "Bonds") of Mid-America
                                       Capital Partners, L.P. (the
                                       "Borrower"). See "Description of
                                       Bonds." The Certificates will be
                                       payable solely from the amounts
                                       received by the Trustee as payments
                                       on the Bonds. See "Description of
                                       the Certificates."

DISTRIBUTIONS ON CERTIFICATES:........ On the first Business Day of each month beginning March 2, 1998 (each a
                                       "Distribution Date"), funds
                                       available to the Trustee from the
                                       interest payments made on the Bonds
                                       and, after an event of default under
                                       any mortgage or other document
                                       evidencing the Mortgage Liens
                                       (individually, a "Mortgage" and
                                       collectively, the "Mortgages"),
                                       from payments in respect of the Bonds
                                       or the liquidation of any of the
                                       Mortgaged Properties, will be
                                       distributed to the holders of the
                                       Certificates. A "Business Day" is
                                       any day other than (i) a Saturday or
                                       Sunday or (ii) a day that is either a
                                       legal holiday or a day on which
                                       banking institutions in New York, New
                                       York, the State of Illinois or the
                                       State of Tennessee are authorized or
                                       obligated by law, regulation or
                                       executive order to be closed.

EXPECTED FINAL DISTRIBUTION DATE:..... The Expected Final Distribution Date
                                       for the Certificates is March 3, 2003
                                       assuming that (i) all payments of
                                       interest under the Bonds are timely
                                       paid; (ii) the Bonds are not prepaid
                                       as a result of acceleration; and
                                       (iii) the payment of the entire
                                       unpaid principal of the Bonds is made
                                       on the Stated Maturity Date.

SCHEDULED FINAL DISTRIBUTION DATE: ........The Scheduled Final Distribution Date
                                           for the Certificates is September 1,
                                           2005, two and one-half years after
                                           the Expected Final Distribution Date.
                                           If the unpaid principal balance on
                                           the Bonds is paid after the Expected
                                           Final Distribution Date but prior to
                                           the Scheduled Final Distribution
                                           Date, the Certificates are required
                                           to be paid on the next Payment Date.
                                           See "Description of Bonds -- Payment
                                           on the Bonds." The ratings of
                                           Moody's and S&P address the
                                           likelihood of the timely receipt by
                                           Certificate holders of all payments
                                           (other than Default Interest) to
                                           which such holders are entitled by
                                           two different dates: the Scheduled
                                           Final Distribution Date, in the case
                                           of Moody's, and the Expected Final
                                           Distribution Date, in the case of
                                           S&P.

CERTIFICATE RECORD DATE:.................. The record date for the Certificates with respect to any Distribution Date
                                           will be the close of business on the
                                           Business Day preceding such
                                           Distribution Date (a "Certificate
                                           Record Date").

TITLE OF BONDS............................ Mid-America Capital Partners, L.P.
                                              % First Mortgage Bonds, Due 2003.

DESCRIPTION OF BONDS...................... The Bonds will be issued pursuant to a restated supplemental indenture
                                           (the "Indenture") dated effective
                                           as of November 21, 1997 by and among
                                           the Borrower, Mid-America Apart-
                                           ments, L.P. ("MAALP") and LaSalle
                                           National Bank, as trustee (the
                                           "Indenture Trustee") and will be
                                           limited to an aggregate amount of
                                           $142,000,000. See "Description of
                                           the Bonds."

INTEREST RATE:............................ The Bonds will bear interest from the date of issuance at a fixed rate of
                                              % per annum. Interest on the Bonds
                                           will be computed on the basis of a
                                           360-day year consisting of twelve
                                           30-day months.

TERM AND PREPAYMENT LOCKOUT:.............. The Bonds are non-callable for a period of 5 years, and the entire
                                           unpaid principal balance of the Bonds
                                           will be due and payable on March 3,
                                           2003 (the "Stated Maturity Date").
                                           There is no sinking fund for the
                                           Bonds and the Bonds are not subject
                                           to redemption, prepayment or
                                           principal amortization except for
                                           acceleration upon the occurrence of
                                           any event of default under the
                                           Indenture.

DEFEASANCE:............................... The Indenture provides for defeasance of the bonds at any time prior to the
                                           Stated Maturity Date, upon the
                                           compliance by the Borrower with the
                                           following conditions: (i) an
                                           irrevocable deposit with the
                                           Indenture Trustee of cash or U.S.
                                           government securities sufficient to
                                           pay principal and interest when due
                                           on the Bonds to the Stated Maturity
                                           Date, (ii) delivery to the Indenture
                                           Trustee of a certificate from
                                           independent accountants stating that
                                           payments derived from such deposited
                                           cash or securities will be sufficient
                                           to pay principal and interest when
                                           due on the Bonds to the Stated
                                           Maturity Date, (iii) delivery of
                                           certain required opinions of counsel,
                                           (iv) receipt of written confirmation
                                           from the Rating Agencies that such
                                           defeasance will not, in and of
                                           itself, cause the withdrawal,
                                           downgrade or requalification of any
                                           rating on the Certificates or, after
                                           a Permitted Merger, the unsecured
                                           debt of

                                           MAALP, and (v) absence of an Event of
                                           Default (as defined below) arising
                                           from certain events of bankruptcy,
                                           insolvency or reorganization relating
                                           to the Borrower See "Description of
                                           the Bonds -- Events of Default and
                                           Notice" and "-- Defeasance."

PAYMENT DATES:............................ Interest on the Bonds is payable monthly in arrears. Interest payments
                                           on the Bonds will be due on the first
                                           Business Day of each month (each a
                                           "Payment Date"), commencing March
                                           2, 1998.

SECURITY:................................. COLLATERAL PRIOR TO PERMITTED MERGER
                                           AND SECURITY RELEASE. Unless and
                                           until a Permitted Merger and
                                           Security Release occurs, the Bonds
                                           will be secured by (i) first
                                           priority mortgage liens (the
                                           "Mortgage Liens") on the Borrower's
                                           fee interest in 26 apartment
                                           communities located in 9 states,
                                           including each of the parcels of
                                           land on which such apartment
                                           communities are situated
                                           (collectively, the "Mortgaged
                                           Properties" and, individually, a
                                           "Mortgaged Property") , (ii) liens
                                           and security interests in all
                                           related assets, including buildings
                                           and improvements thereon, (iii) an
                                           assignment of rents and leases from
                                           the Mortgaged Properties and (iv)
                                           the funds and investments, if any,
                                           in certain Accounts (as defined
                                           below) of the Borrower. Prior to a
                                           Permitted Merger and Security
                                           Release, MAACP, Inc., a
                                           special-purpose Delaware corporation
                                           and a wholly owned subsidiary of
                                           MAAC, the general partner of the
                                           Borrower (the "General Partner"),
                                           will have no personal liability with
                                           respect to the Bonds, and no
                                           Bondholder may claim recourse
                                           against the General Partner or any
                                           limited partner (including MAALP) or
                                           officer, director, shareholder or
                                           employee of the Borrower or the
                                           General Partner for any deficiency
                                           or personal judgment after a
                                           foreclosure on the Mortgaged
                                           Properties. The Bonds are neither
                                           obligations of nor guaranteed by the
                                           General Partner, MAALP, MAAC, the
                                           Depositor, the Trustee, the
                                           Indenture Trustee, the Underwriter
                                           or any of their affiliates, or
                                           insured or guaranteed by any
                                           governmental entity or
                                           instrumentality or by any other
                                           person or entity.

                                           NO COLLATERAL AFTER PERMITTED MERGER
                                           AND SECURITY RELEASE.  If a Permitted
                                           Merger and Security Release occur,
                                           the Bonds will become the general
                                           unsecured obligations of MAALP
                                           ranking in parity with all other
                                           unsecured indebtedness of MAALP, and
                                           persons previously holding
                                           Certificates will thereafter have no
                                           claim against the Mortgaged Proper-
                                           ties, the rents and leases derived
                                           from the Mortgaged Properties or any
                                           other property of MAALP, except as
                                           general unsecured creditors of MAALP.
                                           The Permitted Merger and Security
                                           Release are subject to certain
                                           conditions described below in
                                           "-- Permitted Merger; Security
                                           Release and Trust Termination" and
                                           "Description of the
                                           Bonds -- Permitted Merger; Security
                                           Release and Trust Termination," and
                                           there can be no assurance that such
                                           conditions will thereafter be met or
                                           that a Permitted Merger and Security
                                           Release will occur.

ADDITIONAL INDEBTEDNESS:.................. Prior to a Permitted Merger and
                                           Security Release, the Borrower may
                                           not incur any indebtedness except the
                                           Bonds and trade accounts payable
                                           which are paid-in-full no more than
                                           60 days after such trade accounts
                                           payable are incurred.

                                           From and after a Permitted Merger and
                                           Security Release, MAALP (i) is
                                           prohibited from incurring (a)
                                           indebtedness in excess of 60% of
                                           MAALP's Total Assets (as defined
                                           below) (b) secured indebtedness in
                                           excess of 40% of MAALP's Total Assets
                                           or (c) indebtedness if the
                                           Post-Permitted Merger Debt Service
                                           Coverage Ratio (defined below) for
                                           the four consecutive fiscal quarters
                                           most recently ended prior to the date
                                           on which such additional indebtedness
                                           is to be incurred would be less than
                                           1.50 to 1, on a pro forma basis; and
                                           (ii) is required to maintain total
                                           unencumbered assets of not less than
                                           150% of the aggregate principal
                                           amount of all outstanding unsecured
                                           indebtedness. See "Description of
                                           the Bonds -- Restrictive Covenants."

DEFAULT RATE:............................. Pursuant to the Indenture, if a
                                           Permitted Merger and Security Release
                                           do not occur and the Borrower has not
                                           paid the entire Principal Amount of
                                           the Bonds and all other amounts out-
                                           standing thereunder on or before the
                                           Stated Maturity Date, the Borrower
                                           will be required to pay accrued
                                           interest on the unpaid portion of
                                           such Principal Amount outstanding and
                                           any other amounts payable under the
                                           Bonds from such date until paid at a
                                           default rate of interest (the
                                           "Default Rate") equal to the
                                           greater of (i) the interest rate on
                                           the Bonds plus 2% per annum or (ii)
                                           the 20 Year U.S. Treasury Rate plus
                                           2.8% per annum (the "Default
                                           Interest"). Payments of Default
                                           Interest received by the Trustee will
                                           be paid to the Certificate holders.

RECORD DATE:.............................. The Record Date for the Bonds with respect to any Payment Date will be
                                           the close of business on the Business
                                           Day immediately preceding such
                                           Payment Date (the "Record Date").

PERMITTED MERGER; SECURITY RELEASE; AND
  TRUST TERMINATION....................... The Indenture provides that the
                                           Mortgage Liens securing the Bonds
                                           will be subject to release
                                           ("Security Release") if and when
                                           each of the following conditions,
                                           among others, occurs: (i) the
                                           unsecured debt of MAALP, including
                                           the Bonds, is rated at least "Baa3"
                                           and "BBB-" by Moody's Investors
                                           Service, Inc. ("Moody's") and
                                           Standard & Poor's Ratings Services, a
                                           division of The McGraw-Hill Companies
                                           ("S&P"), respectively, and (ii)
                                           MAALP is a reporting company under
                                           the Securities Exchange Act of 1934,
                                           as amended (the "Exchange Act"),
                                           pursuant to an effective registration
                                           statement on Form 10 (or any
                                           successor form). Moody's and S&P are
                                           referred to collectively herein as
                                           the "Rating Agencies."

                                           The ability of MAALP to procure the
                                           required ratings of its unsecured
                                           debt, including the Bonds, is
                                           subject to satisfaction of the
                                           criteria for such ratings as may be
                                           imposed from time to time by
                                           Moody's and S&P. MAALP believes
                                           such criteria include ownership by
                                           MAALP directly or through
                                           subsidiaries of substantially all
                                           of the real estate assets currently
                                           owned by MAAC and satisfaction of
                                           certain leverage and equity ratios.
                                           MAAC presently owns substantial
                                           assets, including those acquired in
                                           its merger with Flournoy
                                           Development Company in November
                                           1997 (the "FDC" Merger), which,
                                           pursuant to various agreements to
                                           which MAAC and MAALP are parties,
                                           cannot be transferred by MAAC to
                                           MAALP until November 1999.

                                           The rating criteria established by
                                           Moody's and S&P are subject to change
                                           from time to time in the sole
                                           discretion of the Rating Agencies,
                                           and such criteria are outside the
                                           control of MAALP and may not be
                                           satisfied by MAALP prior to repay-
                                           ment of the Bonds in full. MAALP
                                           therefore believes that before
                                           November 1999 MAALP cannot, and there
                                           can be no assurance that MAALP will
                                           procure the required ratings and
                                           effect a Permitted Merger and
                                           Security Release.

                                           At least 60 days prior to a Permitted
                                           Merger and Security Release, MAALP
                                           will deliver to the Certificate
                                           holders notice of its intent to
                                           consummate the Permitted Merger and
                                           Security Release, which notice will
                                           be accompanied by a prospectus
                                           pursuant to a post-effective
                                           amendment to the registration
                                           statement of which such prospectus
                                           will be a part providing Certificate
                                           holders with information about MAALP
                                           and describing the Permitted Merger
                                           and Security Release (the
                                           "Post-Effective Prospectus"). Upon
                                           proof of proper notice and delivery
                                           of the Post-Effective Prospectus and
                                           certification by MAALP that the
                                           conditions to the Permitted Merger
                                           and Security Release have been met,
                                           the Indenture Trustee will release
                                           the Mortgage Liens, the Borrower will
                                           merge with and into MAALP, with MAALP
                                           as the surviving limited partnership
                                           of the merger (the "Permitted
                                           Merger"), and MAALP will assume the
                                           obligations under the Bonds.

                                           Simultaneously with a Permitted
                                           Merger and Security Release, the
                                           Trust will terminate (a "Trust
                                           Termination"), and the Trustee will
                                           deliver the Bonds to the holders of
                                           the Certificates through the
                                           book-entry facilities described
                                           herein as a distribution in full
                                           satisfaction of their beneficial
                                           interests in the Trust, and the
                                           Global Certificate evidencing the
                                           Certificates will be canceled by the
                                           Trustee and delivered to the
                                           Depositor and will be of no further
                                           force or effect. At such time, the
                                           Bonds will be the general unsecured
                                           obligations of MAALP ranking in
                                           parity with all other unsecured
                                           indebtedness of MAALP, and persons
                                           previously holding Certificates shall
                                           thereafter have no claim against the
                                           Mortgaged Properties, the rents and
                                           leases derived from the Mortgaged
                                           Properties or any other property of
                                           MAALP except as general unsecured
                                           creditors of MAALP.

                                           As of the date of this Prospectus the
                                           Borrower and MAALP have not taken any
                                           action to effect the Permitted Merger
                                           and Security Release.

DENOMINATIONS............................. Bonds and Certificates will be issuable in registered form, without
                                           interest coupons, in minimum
                                           denominations of $100,000 and
                                           integral multiples of $1,000 in
                                           excess thereof.

CLEARANCE AND SETTLEMENT.................. Holders of Certificates (and, after the Permitted Merger and Security
                                           Release, Bondholders) will hold their
                                           Certificates (or Bonds) through The
                                           Depository Trust Company ("DTC")
                                           which may include delivery through
                                           Cedel Bank, S.A. ("CEDEL") and The
                                           Euroclear System ("Euroclear") as
                                           participants of the Depository Trust
                                           Company. Transfers within DTC, CEDEL
                                           and Euroclear, as the case may be,
                                           will be in accordance with the usual
                                           rules and operating procedures of
                                           the relevant system. Transfers
                                           between persons holding directly or
                                           indirectly through DTC, CEDEL or
                                           Euroclear will be effected in DTC
                                           through the relevant depositories of
                                           CEDEL and Euroclear. To facilitate
                                           the foregoing, a single global
                                           certificate (the "Global
                                           Certificate") and a single global
                                           bond (the "Global Bond"), each in
                                           definitive, fully registered form
                                           without interest coupons, will be
                                           registered in the name of a nominee
                                           of DTC and deposited with the Trustee
                                           (in the case of the Global
                                           Certificate) and the Indenture
                                           Trustee (in the case of the Global
                                           Bond) as custodians for DTC. Owners
                                           of beneficial interests in the Global
                                           Certificate (and, after the Permitted
                                           Merger and Security Release, the
                                           Global Bond) will be entitled to
                                           physical delivery of Certificates (or
                                           Bonds, after the Permitted Merger and
                                           Security Release) only under the
                                           limited circumstances described under
                                           "Book-Entry Issuance, Clearance and
                                           Settlement".


THE TRUST................................. Mid-America Mortgage Trust, 1998-1, a
                                           trust created under the laws of the
                                           State of New York pursuant to an
                                           agreement of trust dated as of
                                           February 5, 1998, as amended and
                                           restated from time to time, between
                                           the Depositor, MAAC and the Trustee.

THE DEPOSITOR............................. Mid-America Finance, Inc., a special purpose Delaware corporation. All of
                                           the shares of the Depositor are owned
                                           by MAAC.

THE BORROWER.............................. Mid-America Capital Partners, L.P., a
                                           special purpose Delaware limited
                                           partnership. MAALP owns a 99% limited
                                           partnership interest in the Borrower.
                                           The General Partner owns a 1%
                                           interest in and is the sole general
                                           partner of the Borrower. The Borrower
                                           was formed by MAALP and the General
                                           Partner in November 1997. Twenty of
                                           the Mortgaged Properties were
                                           previously owned and operated by
                                           MAALP and contributed to the Borrower
                                           at the time of its formation. These
                                           Mortgaged Properties comprise the
                                           Capital Properties Group and are
                                           considered the predecessor to the
                                           Borrower due to the common control of
                                           these Mortgaged Properties before and
                                           after their contribution to the
                                           Borrower. See "Note 1 to Notes to
                                           Combined Financial Statements" of
                                           Capital Properties Group.

MAAC...................................... Mid-America Apartment Communities
                                           Inc., a Tennessee corporation that
                                           has elected to be taxed as a real
                                           estate investment trust ("REIT")
                                           for federal income tax purposes. MAAC
                                           owns an approximate 84.6% interest in
                                           MAALP and is the sole general partner
                                           of MAALP. MAAC's Common Stock, 9.5%
                                           Series A Cumulative Preferred Stock,
                                           and 8 7/8% Series B Cumulative
                                           Preferred Stock are traded on the New
                                           York Stock Exchange under the symbols
                                           "MAA," "MAA PrA," and "MAA
                                           PrB," respectively. MAAC is the
                                           owner of all of the outstanding
                                           capital stock of both the Depositor
                                           and the General Partner.

MAALP..................................... Mid-America Apartments, L.P., a
                                           Tennessee limited partnership. MAALP
                                           is the primary operating partnership
                                           of MAAC's umbrella partnership REIT
                                           ("UPREIT") structure.

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                                           MAALP owns a 99% limited partnership
                                           interest in the Borrower. Following a
                                           Permitted Merger and Security
                                           Release, MAALP will be the sole
                                           obligor on the Bonds.

INDENTURE TRUSTEE AND TRUSTEE............. LaSalle National Bank, a national banking association. The Indenture
                                           Trustee will act as trustee and
                                           paying agent for the benefit of
                                           holders of the Bonds and is the
                                           mortgagee of the Mortgages (or the
                                           beneficiary under the deeds of trust,
                                           as applicable), and the secured
                                           party, assignee or beneficiary under
                                           other security and related documents.

                                           In addition, LaSalle National Bank
                                           will serve as Trustee under the Trust
                                           Agreement for the benefit of holders
                                           of the Certificates.


ADVANCES.................................. Pursuant to the Indenture, prior to a
                                           Permitted Merger and Security Release
                                           the Indenture Trustee may make an
                                           advance on any Payment Date in
                                           respect of any scheduled payment of
                                           interest on the Bonds (an "Interest
                                           Advance") to the extent such payment
                                           has not been paid by the Borrower,
                                           subject to certain limitations more
                                           fully described herein. Interest Ad-
                                           vances are intended to maintain a
                                           regular flow of scheduled payments
                                           and are not intended to guarantee or
                                           ensure against payment defaults on
                                           the Bonds.

                                           Prior to a Permitted Merger and
                                           Security Release, the Indenture
                                           Trustee may make an advance in
                                           respect of any payment of taxes,
                                           insurance premiums or other amounts
                                           required under the Mortgages to be
                                           paid with respect to the Mortgaged
                                           Properties (a "Property Advance")
                                           and an advance in respect of any
                                           payment of the fees of the Indenture
                                           Trustee, the Trustee or any servicer
                                           appointed by the Indenture Trustee (a
                                           "Fees Advance"), in each case to
                                           the extent that the Indenture Trustee
                                           is notified that these payments have
                                           not been paid by the Borrower,
                                           subject to certain limitations more
                                           fully described herein.

                                           Interest Advances, Property Advances,
                                           and Fees Advances are collectively
                                           referred to herein as "Advances"
                                           and each as an "Advance." The
                                           Indenture Trustee will be obligated
                                           to make an Advance only if the
                                           Indenture Trustee believes that the
                                           amount to be advanced, together with
                                           all previous Advances and interest
                                           thereon, will be recoverable from
                                           subsequent payments or collections in
                                           respect of the Mortgaged Properties.
                                           Advances, together with interest
                                           thereon at a rate per annum equal to
                                           the prime rate of the Indenture
                                           Trustee in effect on the date such
                                           Advance is made, compounded monthly
                                           (the "Advance Rate"), will be
                                           reimbursed to the Indenture Trustee
                                           as described herein. The Indenture
                                           prohibits the Permitted Merger and
                                           Security Release if any Advances are
                                           outstanding.

                                           After a Permitted Merger and Security
                                           Release, the Indenture Trustee is not
                                           obligated to make any Advances with
                                           respect to the Bonds.

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THE MORTGAGED PROPERTIES.................. The Mortgaged Properties consist of
                                           26 apartment communities containing
                                           5,947 apartment units. The following
                                           table reflects the metropolitan areas
                                           in which the Mortgaged Properties are
                                           located, and the number of apartment
                                           units in each such Mortgaged Property
                                           at September 30, 1997. The Mortgaged
                                           Properties located in DeSoto County,
                                           Mississippi, a suburb of Memphis,
                                           Tennessee, are considered by the Bor-
                                           rower a part of the Memphis,
                                           Tennessee metropolitan area.

                                                                     NUMBER
                                                                       OF
         MORTGAGED PROPERTY                 METROPOLITAN AREA        UNITS
-------------------------------------  ---------------------------   ------
Napa Valley..........................  Little Rock, Arkansas           240
Westside Creek I.....................  Little Rock, Arkansas           142
Tiffany Oaks.........................  Altamonte Springs, Florida      288
Marsh Oaks...........................  Atlantic Beach, Florida         120
Lakeside.............................  Jacksonville, Florida           416
Belmere..............................  Tampa, Florida                  210
Hidden Lake II.......................  Atlanta, Georgia                160
High Ridge...........................  Athens, Georgia                 160
Shenandoah Ridge.....................  Augusta, Georgia                272
Southland Station I..................  Warner Robins, Georgia          160
Willow Creek.........................  Willow Creek, Georgia           285
Lakepointe...........................  Lexington, Kentucky             118
The Village..........................  Lexington, Kentucky             252
Crosswinds...........................  Jackson, Mississippi            360
Pear Orchard.........................  Jackson, Mississippi            389
Somerset.............................  Jackson, Mississippi            144
Hermitage at Beechtree...............  Cary, North Carolina            194
Fairways at Royal Oak................  Cincinnati, Ohio                214
Howell Commons.......................  Greenville, South Carolina      348
Park Haywood.........................  Greenville, South Carolina      208
Park Place...........................  Spartanburg, South Carolina     184
Steeplechase.........................  Chattanooga, Tennessee          108
Williamsburg Village.................  Jackson, Tennessee              148
Kirby Station........................  Memphis, Tennessee              371
Savannah Creek.......................  Memphis, Tennessee              204
Sutton Place.........................  Memphis, Tennessee              252
                                                                     ------
         Total apartment units....................................   5,947
                                                                     ======

UNAUDITED FINANCIAL INFORMATION............ The selected financial information for the Borrower, the summary
                                           consolidated financial and operating
                                           data for MAAC, and the other property
                                           level information included in this
                                           Prospectus are based on operating
                                           statements and other available
                                           information that, in certain
                                           instances, are unaudited and were
                                           supplied by MAAC, MAALP or their
                                           affiliates. In other instances such
                                           information included in this
                                           Prospectus is based on operating
                                           statements and information that was
                                           supplied by previous owners of
                                           certain Mortgaged Properties. The
                                           accuracy of such information has not
                                           been verified.

TOTAL APPRAISED VALUE..................... In connection with the issuance of the Bonds, the Borrower has obtained
                                           an appraisal of each Mortgaged
                                           Property (the "Appraisals"). The
                                           Appraisals estimate the value of the
                                           Mortgaged Properties to be
                                           approximately $241 million, in the
                                           aggregate. Neither the Borrower nor
                                           the Depositor makes any

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                                           warranty or representation that the
                                           Mortgaged Properties could be sold at
                                           the appraised values. See
                                           "Description of the Mortgaged
                                           Properties -- Appraisal Reports."

INITIAL LOAN-TO-VALUE RATIO............... The initial loan-to-value ratio for the Bonds is approximately 59% which
                                           represents a fraction, expressed as a
                                           percentage, the numerator of which is
                                           the $142 million Principal Amount of
                                           the Bonds, and the denominator of
                                           which is $241 million, which is the
                                           aggregate of the appraised values of
                                           the Mortgaged Properties. The
                                           loan-to-value ratio is not
                                           necessarily indicative of the present
                                           or future ability of the Mortgaged
                                           Properties to generate sufficient
                                           cash flow to fund required payments
                                           on the Bonds.

INITIAL DEBT SERVICE COVERAGE RATIO....... Based upon (i) the aggregate pro forma "Adjusted Cash Flow"
                                           generated by the Mortgaged Properties
                                           for the nine months ended September
                                           30, 1997 and (ii) the pro forma
                                           scheduled payments due during such
                                           period on the Bonds, assuming their
                                           issuance at the beginning of such
                                           period, the initial debt service
                                           coverage ratio with respect to the
                                           Bonds is approximately 2.29x. See
                                           "Selected Financial Information."
                                           For purposes of the foregoing, the
                                           aggregate "Adjusted Cash Flow" for
                                           the indicated period equals
                                           approximately $16 million, which is
                                           based on (i) all revenue derived from
                                           the Mortgaged Properties for the
                                           indicated period less (ii) all
                                           expenses incurred or accrued in the
                                           operation of the Mortgaged Properties
                                           for the indicated periods, including
                                           a management fee equal to 4% of
                                           revenue and a $200 per apartment unit
                                           capital expenditure reserve per year.

MANAGEMENT OF THE MORTGAGED PROPERTIES.... Pursuant to a management agreement between the Borrower and MAALP (the
                                           "Management Agreement"), MAALP is
                                           required to operate and manage the
                                           Mortgaged Properties on a day-to-day
                                           basis. MAALP will be paid a fee under
                                           the Management Agreement equal to 4%
                                           of revenue derived from the Mortgaged
                                           Properties.

ACCOUNTS.................................. Pursuant to the Cash Collateral
                                           Account Security, Pledge and
                                           Assignment Agreement among the
                                           Borrower, the Indenture Trustee and
                                           the Account Bank (the "Cash
                                           Collateral Agreement"), the Borrower
                                           has established, in the name of First
                                           Union Bank (the "Account Bank") for
                                           the benefit of the Indenture Trustee,
                                           as a secured party, a segregated cash
                                           collateral account (the "Operating
                                           Account") with the Account Bank. In
                                           addition, the Borrower has
                                           established (i) individual operating
                                           accounts for the Mortgaged Properties
                                           (the "Property Accounts") and (ii)
                                           in the name of the Account Bank for
                                           the benefit of the Indenture Trustee,
                                           as secured party, three separate cash
                                           collateral accounts, maintained on a
                                           book-entry basis (the "Interest
                                           Escrow Account," the "Mortgage
                                           Escrow Account" and the
                                           "Replacement Reserve Account"),
                                           which may be utilized during a Cash
                                           Management Period. See "Description
                                           of the Bonds -- Priority of Payments;
                                           Cash Management."

                                           The Borrower has irrevocably
                                           instructed the property manager at
                                           each Mortgaged Property to deposit
                                           into the applicable Property Account
                                           (i) all rents due under the Leases;
                                           (ii) all
                                           additional amounts, if any, due and
                                           payable under the Leases; and (iii)
                                           all other revenue derived from the
                                           Mortgaged Properties. All funds in
                                           each Property Account are transferred
                                           to the Operating Account on a daily
                                           basis. Prior to a Cash Management
                                           Period, all money from the Operating
                                           Account will be transferred on a
                                           daily basis by automated clearing
                                           house transfer to such accounts as
                                           the Borrower may direct in accordance
                                           with its standing instructions to the
                                           Account Bank. During a Cash
                                           Management Period which follows an
                                           event described in clause (i) of the
                                           next succeeding paragraph, funds in
                                           the Operating Account will be
                                           transferred to such accounts as the
                                           Borrower may direct on the Business
                                           Day following each Account Funding
                                           Date (as defined below). During a
                                           Cash Management Period which follows
                                           an event described in clause (ii) or
                                           (iii) below, no funds may be
                                           transferred from the Operating
                                           Account except at the direction of
                                           the Indenture Trustee or its agent.

                                           A "Cash Management Period" is a
                                           period during which (i) the Borrower
                                           fails to maintain a Pre-Permitted
                                           Merger Debt Service Coverage Ratio
                                           (as defined below) of at least 1.30
                                           to 1 or (ii) an event of default
                                           occurs and is continuing under the
                                           Bonds, the Indenture or any Security
                                           Document or (iii) any event has
                                           occurred and is continuing which
                                           obligates or permits the Indenture
                                           Trustee to make an Advance. The term
                                           "Pre-Permitted Merger Debt Service
                                           Coverage Ratio" means the ratio of
                                           (a) the excess of all revenue derived
                                           from the Mortgaged Properties for the
                                           four most recent trailing quarters
                                           over all expenses during such period
                                           assuming a management fee of 4% of
                                           revenue and a $200 per apartment unit
                                           capital expenditure reserve per annum
                                           to (b) the amount of debt service on
                                           the Bonds then outstanding (based on
                                           an assumed annual debt service
                                           constant of 9.25% per annum).

                                           Pursuant to the Cash Collateral
                                           Agreement, the Borrower has
                                           instructed the Account Bank to
                                           withdraw from the Operating Account,
                                           during any Cash Management Period, in
                                           the priority listed below and to the
                                           extent such funds are available, by
                                           10:00 a.m. New York on the Business
                                           Day preceding each Payment Date (an
                                           "Account Funding Date"), (i) funds
                                           in an amount equal to one-twelfth of
                                           the annual amount of interest on the
                                           Bonds outstanding at the time less
                                           the amount of funds on deposit in the
                                           Interest Escrow Account and deposit
                                           the same into the Interest Escrow
                                           Account; (ii) funds in an amount
                                           equal to the tax payments and
                                           insurance premiums required to be
                                           paid during the six months following
                                           such Account Funding Date less funds
                                           on deposit in the Mortgage Escrow
                                           Account and deposit the same into the
                                           Mortgage Escrow Account; and (iii)
                                           funds in an amount equal to the
                                           annual amount required to be escrowed
                                           during any Cash Management Period to
                                           fund replacements pursuant to the
                                           Mortgages less the amount on deposit
                                           in the Replacement Reserve Account
                                           and deposit the same into the
                                           Replacement Reserve Account.


PRIORITY OF PAYMENTS...................... The Indenture provides that the
                                           Borrower will deposit each monthly
                                           payment on the Bonds with the
                                           Indenture Trustee by 10:00 a.m. New
                                           York time on each Payment Date for
                                           disbursement to holders of the Bonds.
                                           The Indenture also provides that the
                                           Indenture Trustee will apply all
                                           amounts so received and any other
                                           amount received pursuant to the
                                           Indenture, excluding fees of the
                                           Indenture Trustee which are paid by
                                           the Borrower in a timely manner, but
                                           including, without limitation,
                                           amounts in the Operating Account and
                                           the other Accounts and any payment in
                                           respect of the liquidation of the
                                           Mortgaged Properties, in the
                                           following order:

                                           FIRST:  to reimburse the Indenture
                                           Trustee for any unreimbursed
                                           Advances, plus interest thereon at
                                           the Advance Rate;

                                           SECOND:  to make payments, if any are
                                           required, from the Accounts as
                                           provided in the Cash Collateral
                                           Agreement;

                                           THIRD:  to make payments of interest
                                           on the Bonds in accordance with their
                                           terms;

                                           FOURTH:  to make payments of
                                           principal on the Bonds, to the extent
                                           any such payments are due;

                                           FIFTH:  to make payments of Default
                                           Interest on the Bonds, to the extent
                                           any such payments are due; and

                                           SIXTH:  to pay any other amounts due
                                           and owing under the Indenture.

FEDERAL INCOME TAX CONSIDERATIONS

THE CERTIFICATES.......................... The Trust will be treated as a grantor trust and not as an
                                           association (or publicly traded
                                           partnership) taxable as a corpo-
                                           ration or a taxable mortgage pool
                                           under the Internal Revenue Code of
                                           1986, as amended (the "Code").
                                           Under the grantor trust rules, each
                                           Certificate holder will be treated
                                           for federal income tax purposes as
                                           having purchased an undivided inter-
                                           est in the assets of the Trust to the
                                           extent of the Certificate holder's
                                           proportionate interest in the Trust.
                                           In general, the tax consequences of
                                           an investment in the Certificates
                                           will depend on the rules applicable
                                           to the Bonds and, after foreclosure,
                                           the Mortgaged Properties. The
                                           Certificates will represent an undi-
                                           vided proportionate interest in the
                                           Bonds. See "Certain Federal Income
                                           Tax Considerations."

THE BONDS................................. The Bonds will be taxable obligations under the Code and interest paid or
                                           accrued thereon, including original
                                           issue discount, if any, will be
                                           taxable to non-exempt Certificate
                                           holders. Payments on Certificates
                                           held by foreign persons not engaged
                                           in a U.S. trade or business generally
                                           will be exempt from United States
                                           withholding tax, subject to
                                           compliance with applicable
                                           certification procedures. No election
                                           will be made to treat the Borrower,
                                           the Mortgaged Properties, or the
                                           arrangement by which the Bonds are
                                           issued as a "real estate mortgage
                                           investment conduit" ("REMIC") for
                                           federal income tax purposes. Interest
                                           income will accrue on the Bonds as
                                           described in "Certain Federal Income
                                           Tax Considerations" herein.


ERISA CONSIDERATIONS...................... Fiduciaries of employee benefit plans and certain other retirement plans
                                           and arrangements that are subject to
                                           the Employee Retirement Income
                                           Security Act of 1974, as amended
                                           ("ERISA"), or corresponding
                                           provisions of the Code, including
                                           individual retirement accounts and
                                           annuities, Keogh plans, and
                                           collective investment funds in which
                                           such plans, accounts, annuities, or
                                           arrangements are invested (any of the
                                           foregoing, a "Plan"), persons
                                           acting on behalf of a Plan, or
                                           persons using the assets of a Plan
                                           ("Plan Investors") should review
                                           carefully with their legal advisor
                                           whether the purchase or holding of
                                           the Certificates or, upon the
                                           Permitted Merger and Security
                                           Release, the Bonds, could give rise
                                           to a transaction that is prohibited
                                           by ERISA or the Code. See "ERISA
                                           Considerations."

LEGAL INVESTMENT.......................... The appropriate characterization of the Certificates under various legal
                                           investment restrictions, and thus the
                                           ability of investors subject to these
                                           restrictions to purchase the
                                           Certificates, may be subject to
                                           significant interpretive
                                           uncertainties. The Certificates will
                                           not constitute "mortgage related
                                           securities" within the meaning of
                                           the Secondary Mortgage Market En-
                                           hancement Act of 1984, as amended
                                           ("SMMEA"). Accordingly, investors
                                           should consult with their own legal
                                           advisors to determine whether and to
                                           what extent the Certificates consti-
                                           tute legal investments for them. See
                                           "Legal Investment."

RATINGS OF CERTIFICATES................... It is a condition to the issuance of the Certificates that they be rated
                                           no lower than "Baa2" by Moody's and
                                           rated no lower than "BBB" by S&P. A
                                           credit rating is not a recommendation
                                           to buy, sell or hold securities and
                                           may be subject to downgrade,
                                           withdrawal or requalification at any
                                           time by the assigning rating
                                           organization as a result of changes
                                           in, or the unavailability of,
                                           information. Neither Moody's nor S&P
                                           is rating the likelihood of receipt
                                           or the timing of receipt of Default
                                           Interest by holders of the
                                           Certificates.

                                           The ratings assigned to the
                                           Certificates by each of the Rating
                                           Agencies are based primarily on its
                                           evaluation of the income-producing
                                           ability of the Mortgaged Properties
                                           (including, without limitation, the
                                           ability of the Mortgaged Properties
                                           to produce cash flow) and reflect
                                           only the views of the Rating
                                           Agencies. Future events, such as
                                           events affecting the Mortgaged
                                           Properties or the Borrower, could
                                           have an adverse impact on the rating
                                           of the Certificates. Although it is
                                           the intent of the Depositor to retain
                                           the Rating Agencies to perform annual
                                           monitoring and to provide the Rating
                                           Agencies with certain financial and
                                           other information in connection
                                           therewith, none of the Depositor, the
                                           Indenture Trustee, the Trustee or the
                                           Borrower is under any obligation to
                                           maintain any particular rating, and
                                           the Rating Agencies are under no
                                           obligation whatsoever to continue to
                                           issue any rating. A downgrade,
                                           withdrawal or requalification of a
                                           rating may have an adverse effect on
                                           the market price of the Certificates
                                           but will not constitute an Event of
                                           Default under and as defined in the
                                           Mortgages, the Indenture or the Trust
                                           Agreement.

                                           The ratings of the Rating Agencies
                                           address the likelihood of the timely
                                           receipt by the holders of the
                                           Certificates of all payments (other
                                           than Default Interest) to which such
                                           holders are entitled, including
                                           payment of all principal (and any
                                           other amounts due under the Security
                                           Documents), in the case of

                                           Moody's, by the Scheduled Final
                                           Distribution Date, and, in the case
                                           of S&P, by the Expected Final
                                           Distribution Date. The ratings take
                                           into consideration the
                                           characteristics of the Certificates
                                           and the structural and legal aspects
                                           thereof. The ratings do not, however,
                                           represent any assessment of the
                                           likelihood or frequency of principal
                                           prepayments on the Bonds or the cor-
                                           responding effect on the yield to
                                           investors.

CHANGE IN RATING FOLLOWING MERGER AND
  SECURITY RELEASE........................ The Certificates, as a condition to issuance, must be rated no lower than
                                           "Baa2" and "BBB" by Moody's and
                                           S&P, respectively; however one of the
                                           conditions to a Permitted Merger and
                                           Security Release is that MAALP's
                                           unsecured debt, including the Bonds,
                                           is rated not less than "Baa3" and
                                           "BBB-" by Moody's and S&P,
                                           respectively, which are lower ratings
                                           than those of the Certificates, as
                                           issued.

USE OF PROCEEDS........................... The proceeds from the offer and sale of the Certificates will be utilized
                                           by the Depositor to purchase the
                                           Bonds from the Borrower. The net
                                           proceeds of this offering will be
                                           used by the Borrower to repay certain
                                           indebtedness of the Borrower to
                                           Morgan Stanley Mortgage Capital Inc.
                                           pursuant to the terms of a $140
                                           million promissory note (the "MSMC
                                           Loan"). The proceeds from the MSMC
                                           Loan were used to partially finance
                                           the acquisition of Flournoy
                                           Development Company and certain
                                           related limited partnerships and
                                           other entities by MAAC and MAALP on
                                           November 25, 1997. See "Certain
                                           Information Regarding MAALP and
                                           MAAC -- Overview" and "-- Present
                                           and Anticipated Operating Structure
                                           of the Company." Finally, any
                                           remaining net proceeds of this
                                           offering will be distributed to the
                                           partners of the Borrower and used by
                                           such partners for general corporate
                                           purposes, including acquisitions.

RISK FACTORS.............................. There are material risks associated with an investment in the
                                           Certificates. See "Risk Factors."

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES, AND AFTER A PERMITTED MERGER AND SECURITY RELEASE, THE BONDS, INVOLVES VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. THE BORROWER AND THE DEPOSITOR BELIEVE THAT THE RISK FACTORS SET FORTH BELOW CONSTITUTE ALL OF THE MATERIAL RISKS INVOLVED IN AN INVESTMENT IN THE CERTIFICATES. INVESTORS SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS IN DETERMINING WHETHER TO PURCHASE THE CERTIFICATES. INFORMATION CONTAINED IN THIS PROSPECTUS MAY CONTAIN FORWARD-LOOKING STATEMENTS, WHICH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER COMPARABLE TERMINOLOGY. THE FOLLOWING MATTERS AND CERTAIN OTHER FACTORS NOTED THROUGHOUT THIS PROSPECTUS AND THE EXHIBITS HERETO CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO ANY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE RESULTS FROM OPERATIONS OF THE MORTGAGED PROPERTIES TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY SUCH FORWARD-LOOKING STATEMENTS.

NON-DIVERSIFIED COLLATERAL

     Payments of interest and principal on the Bonds and, consequently, the Certificates, before a Permitted Merger and Security Release are dependent upon the financial performance of the Mortgaged Properties and at all times are subject to risks inherent in owning and operating apartments. Adverse developments in the apartment industry in general or, before a Permitted Merger and Security Release, in the financial performance of the Mortgaged Properties, are more likely to have a material adverse effect on payments with respect to the Certificates than if the collateral for the Bonds consisted of diversified assets comprised of several property types.

SOURCES OF PAYMENTS ON THE CERTIFICATES

     The Certificates, when issued, will represent all of the beneficial ownership interests in the Trust, the sole asset of which is the Bonds. None of the Depositor, the Indenture Trustee, the Trustee, MAALP or MAAC will be obligated to make any payments on the Certificates. Payments on the Certificates will be derived solely from payments made by the Borrower on the Bonds. Until a Permitted Merger and Security Release, the Bonds will represent a full-recourse obligation of the Borrower (but not the General Partner or MAALP) secured by the Mortgaged Properties. There can be no assurance that, prior to a Permitted Merger and Security Release, the proceeds from and value of the Mortgaged Properties will be sufficient to pay the principal of and interest on the Bonds. After a Permitted Merger and Security Release, the Bonds will be the general unsecured obligations of MAALP ranking in parity with all other unsecured indebtedness of MAALP, and persons previously holding Certificates shall thereafter have no claim against the Mortgaged Properties, the rents and leases derived from the Mortgaged Properties, or any other property of MAALP, except to the extent all general unsecured creditors of MAALP have such claims.

SOURCES OF PAYMENTS ON THE BONDS; LIMITED OBLIGATIONS

     PRIOR TO A PERMITTED MERGER AND SECURITY RELEASE. Prior to a Permitted Merger and Security Release, neither the General Partner nor MAALP will have any liability with respect to the Bonds, and no Bondholder may claim recourse against the General Partner, MAALP or any limited partner or officer, director, shareholder or employee of the Borrower, MAALP or the General Partner for any deficiency or personal judgment after a foreclosure on any Mortgaged Property. Payments on the Bonds are expected to be derived from payments of rent made by residents under the Leases. There is and can be no assurance that the net cash flow from the Mortgaged Properties will be sufficient to pay principal and interest due on the Bonds. In addition, the liquidation value of the Mortgaged Properties may be adversely affected by risks generally incident to interests in real property, as described below under " -- Risks Relating to Real Estate Investments -- General Risks." The Borrower is a limited partnership organized for the sole purpose of owning, operating and financing the Mortgaged Properties. The Borrower will have no assets other than the Mortgaged Properties, certain contract rights related to, and the revenue derived from the operation of, the Mortgaged Properties. The Bonds are neither insured nor guaranteed by the Borrower, the General Partner, the Depositor, MAALP, MAAC, the Trustee, the Indenture Trustee or the Underwriter or any of their respective affiliates and are not insured or guaranteed by any governmental entity or instrumentality or by any other person or entity.

     SUBSEQUENT TO PERMITTED MERGER AND SECURITY RELEASE. Upon a Permitted Merger and Security Release, the Trust will terminate and the Trustee will cause the Bonds to be delivered to the holders of Certificates through the book-entry facilities described herein as a distribution in full satisfaction of their beneficial interests in the Trust. See "Book-Entry, Clearance and Settlement." At such time, the Bonds will be the general unsecured obligations of MAALP ranking in parity with all other unsecured debt of MAALP, and persons previously holding Certificates shall thereafter have no claim against the Mortgaged Properties, the leases and rents derived from the Mortgaged Properties, or any other property of MAALP except to the extent all general unsecured creditors of MAALP have such claims. The Indenture provides that, after a Permitted Merger and Security Release, MAALP will be subject to the following financial covenants:

Total Debt:                   Not to exceed 60% of total assets
                              (based on undepreciated book value)

Secured Debt:                 Not to exceed 40% of total assets
Debt Service Coverage Ratio   At least 1.50 to 1, on a pro forma
                              basis for trailing four quarters

Unencumbered Assets:          Not less than 150% of unsecured debt

     See "Description of the Bonds -- Restrictive Covenants -- Limitation on Debt From and After Permitted Merger and Security Release," " -- Limitation on Secured Debt From and After Permitted Merger and Security Release" and
" -- Minimum Unencumbered Assets From and After Permitted Merger and Security Release." The Rating Agencies may determine that additional covenants or conditions are required in order to issue the ratings required as conditions to a Permitted Merger and Security Release. The Indenture provides that if such additional covenants are requested by the Rating Agencies, MAALP will agree to such other covenants or conditions. There can be no assurance that MAALP will be able to meet all of the financial covenants and other covenants and conditions set forth in the Indenture or required by the Rating Agencies after a Permitted Merger and Security Release.

INABILITY OF CERTIFICATE HOLDERS TO VOTE ON PERMITTED MERGER AND SECURITY
RELEASE

     Holders of the Certificates have no voting or other rights with respect to matters affecting the Borrower, the Depositor or MAALP. Therefore, Certificate holders will have no right to approve or disapprove a Permitted Merger and Security Release, which will occur upon satisfaction of all conditions described herein or set forth in the Indenture.

REAL ESTATE INVESTMENT RISKS

     GENERAL RISKS. Prior to a Permitted Merger and Security Release, the Borrower's ability to make payments due on the Bonds and the Trust's ability to make distributions on the Certificates depend primarily on the Borrower's ability to generate sufficient cash flow from the Mortgaged Properties, which will be subject to the risks generally associated with real estate investments, many of which are beyond the control of the Borrower. The Borrower believes that the Mortgaged Properties and the markets in which they are located are typical apartment communities and markets and that the risks discussed in this paragraph are characteristic of apartment communities, wherever located. These risks include an oversupply of apartments, a reduction in demand for apartments in the Borrower's markets, the cost of regulation, changes in tax or housing laws, increasing interest rate levels, the unavailability of financing, adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition in local markets, declines in real estate values, variations in supply and demand in the market for apartments, declines in occupancy rates, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war, and adverse changes in zoning laws. Due to these and other factors, the performance of real estate historically has been cyclical. There can be no assurance that the markets in which the Mortgaged Properties are located will be strong at the Stated Maturity Date of the Bonds. Such factors, including general economic conditions adversely affecting the availability of mortgage financing, may make it impossible to sell or refinance the Mortgaged Properties when desired or upon favorable terms. Also, if any major repair or improvement is required at the Mortgaged Properties, there can be no assurance that the Borrower will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at the Mortgaged Properties, changes in governmental controls may be applicable and may materially affect the cost to, or ability of, the Borrower to effect such reconstruction, major repair or improvement. After a Permitted Merger and Security Release, MAALP's ability to make payments on the Bonds will be dependent on MAALP's ability to generate cash flow from operations of all its properties, which ability may be adversely affected by the factors described above.

     GEOGRAPHIC CONCENTRATION. Several Mortgaged Properties are located in common geographic regions, with two Mortgaged Properties located in each of the Little Rock, Arkansas, Lexington, Kentucky, and Greenville, South Carolina metropolitan areas and three Mortgaged Properties located in each of the Jackson, Mississippi and Memphis, Tennessee metropolitan areas. Economic downturns, changes in local law or regulation, and similar localized events could affect the performance of all the Mortgaged Properties that are located in a common region.

     OPERATING RISKS. The Mortgaged Properties are subject to all operating risks common to apartment communities in general. The Borrower believes that the Mortgaged Properties and the markets in which they are located are typical apartment communities and markets and that the risks discussed in this paragraph are characteristic of apartment communities, wherever located. Such risks include: (i) competition from other apartment communities and alternative housing; (ii) new construction of comparable properties or adverse economic conditions in the areas in which the Mortgaged Properties are located, either of which might adversely affect apartment occupancy or rental rates; (iii) increases in operating costs (including real estate taxes) due to inflation and other factors, which increases may not necessarily be offset by increased rents;
(iv) inability or unwillingness of residents to pay rent increases; and (v) future enactment of rent control laws or other laws regulating multifamily housing, including present and possible future laws relating to access by disabled persons. The local rental market may limit the extent to which rents may be increased in response to operating expense increases without decreasing occupancy rates. The Borrower anticipates increased operating expenses in the third calendar quarter of each year due to planned increases in apartment unit turnover during such quarter. The ability of the Borrower, and, after a Permitted Merger and Security Release, MAALP, to make required payments on the Bonds and, therefore, the ability of the Trustee to make distributions on the Certificates, could be adversely affected by any of the above-described events.

     POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL MATTERS. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect occupancy of the Mortgaged Property affected and the owner's ability to sell such real estate or to borrow using such real estate as collateral. In addition to investigation and clean-up actions brought by federal, state and local agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. The Borrower has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of its Mortgaged Properties or developments, nor is the Borrower aware of any other material environmental condition with respect to any of the Mortgaged Properties.

     Each of the Mortgaged Properties has been subjected to a Phase I environmental site assessment ("ESA") (which does not involve invasive procedures, such as soil sampling or ground water analysis) by independent environmental consultants. The ESAs have not revealed any significant environmental liability that would have a material adverse effect on the Borrower's ability to make required payments on the Bonds. In every instance, the Phase I ESA included a record search for leaking underground storage tank sites and sites included on certain environmental databases. In one instance, at Willow Creek, the database search revealed information that led the ESA to recommend a Phase II ESA (which involves invasive sampling procedures) to determine whether any contaminants affected the Mortgaged Property. Such Mortgaged Property is adjacent to a leaking underground storage tank site and the ESA anticipates that the adjacent contamination will affect the Mortgaged Property. An agency of the State of Georgia has indicated that it will assume the responsibility and cost of remediation of such contamination and based on discussions with the applicable state regulatory agency, the Borrower believes that it will not be responsible or liable for the remediation or cleanup of any environmental contaimination and that there will be no material adverse effect on the affected Mortgage Property or the Mortgaged Properties taken as a whole as a result of environmental contamination. In the event that environmental contamination has affected or will affect the Mortgaged Properties, the Borrower believes that other parties would be held primarily responsible for any response required and that any environmental costs or liabilities would not be material. There can be no assurance that the Borrower is correct in concluding either that other parties would bear or be able to bear primary responsibility, or that the environmental costs or liabilities would not be material or would not have a material adverse effect on the Mortgaged Property or the Borrower's ability to make required payments on the Bonds.

     Certain environmental and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") such as ceiling and floor tiles, when these ACMs are in poor condition or when a property with ACMs is undergoing renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real property for the release of ACMs into the air that cause personal injury or other damage or exceed permissible levels. At all Mortgaged Properties where ACM has been identified, the ACM is being managed in place pursuant to ACM Operation and Maintenance plans. The Borrower believes that ACM at all of the Mortgaged Properties can be managed or removed adequately and without significant expense. However, there can be no assurance that the Borrower will not be required to remediate ACM in the future at significant expense, which could have a material adverse effect on the Borrower's ability to make required payments on the Bonds.

     Beyond statute-based environmental liability, there can be common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) relating to hazardous environmental conditions on a property. Unanticipated or uninsured liabilities of the Borrower may jeopardize the Borrower's ability to make required payments on the Bonds.

     No assurances can be given that all potential environmental liabilities have been identified or properly quantified or that no prior owner, operator, or past or current resident has created an environmental condition not known to the Borrower. Moreover, no assurances can be given that (i) future laws, ordinances, or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Mortgaged Properties will not be affected by the condition of land or operations in the vicinity of the Mortgaged Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Borrower. Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on the Borrower. Such costs may jeopardize the Borrower's ability to make required payments on the Bonds.

     The Indenture provides that the Indenture Trustee will not commence foreclosure on any of the Mortgaged Properties unless a Phase I ESA (and if appropriate, a Phase II ESA) is conducted at the expense of the Borrower, and no material environmental liabilities or potential liabilities are detected thereby. Only one Mortgaged Property, Willow Creek, did not obtain a recommended Phase II ESA, and there is a risk that, if a Phase II ESA is not obtained for such Mortgaged Property, the Indenture Trustee could not foreclose on that Mortgaged Property. The procedures required by the Indenture may delay or adversely affect the Indenture Trustee's ability to foreclose on the Mortgaged Properties. Moreover, any such ESA may not reveal all potential environmental liabilities to which such Mortgaged Property may be subject. There can be no assurance that the requirements of the Indenture, even if fully observed, will in fact insulate the assets of the Trust from liability for environmental conditions.

     COMPLIANCE WITH OTHER LAWS. The Mortgaged Properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that the Mortgaged Properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the Mortgaged Properties, where such removal is readily achievable. The ADA does not, however, consider residential properties such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Borrower believes that the Mortgaged Properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants.

     The Fair Housing Amendments Act of 1988 (the "FHA") requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Borrower believes that the Mortgaged Properties that are subject to the FHA are in compliance with such law.

MANAGEMENT; POTENTIAL CONFLICTS OF INTEREST

     The net income realized from operations of the Mortgaged Properties may be affected by management decisions. The day-to-day management of the Mortgaged Properties is currently performed by MAALP pursuant to the terms of the Management Agreement. Because MAALP, MAAC and their affiliates own or operate apartment communities other than the Mortgaged Properties, potential conflicts of interest exist. In particular, MAALP, MAAC and their affiliates own and operate, and in the future may own and operate, apartment communities that compete directly or indirectly with the Mortgaged Properties. While MAALP and its affiliates are experienced in managing apartment communities, there can be no assurance that MAALP will be able to manage the Mortgaged Properties successfully.

APPRAISALS

     The Appraisals valued the Mortgaged Properties at $241 million. See "The Mortgaged Properties -- Appraisal Reports." To the knowledge of the Borrower, the assumptions on which the Appraisals are based provide, as of the date of preparation thereof, a reasonable basis for the Appraisals. However, such assumptions concern the occurrence of a complex series of future events, including those concerning leasing, occupancy, rental rates, capitalization rates and expenses of operating the Mortgaged Properties (including, without limitation, capital expenses) and the tax treatment of various items, all of which assumptions are subject to various risks and contingencies, including those set forth herein and many of which are not within the control of the Borrower. Some of the assumptions inevitably will prove inaccurate, and unanticipated events and circumstances will occur subsequent to the date of the Appraisals. Therefore actual results achieved will vary from the Appraisals and the variations may be material. Appraisals are only estimates of value and should not be relied upon as measures of realizable value. No assurance is or can be given as to actual cash flow of the Mortgaged Properties or the actual value of the Mortgaged Properties during the term of the Bonds or the life of the Certificates.

NO PRINCIPAL AMORTIZATION

     There will be no scheduled principal amortization of the Bonds prior to the Stated Maturity Date. The entire principal amount of the Bonds is scheduled to be paid on the Stated Maturity Date. The Borrower's (or, after a Permitted Merger and Security Release, MAALP's) ability to pay the Bonds on the Stated Maturity Date will be subject to its ability to refinance the Bonds or sell the Mortgaged Properties (or, in MAALP's case, after a Permitted Merger and Security Release, to sell other assets, generally) at that time. If the Borrower (or, after a Permitted Merger and Security Release, MAALP) is unable to refinance the Bonds or sell the Mortgaged Properties or other assets, as the case may be, or the proceeds from any such sale or refinancing are insufficient to pay the Bonds in full in a timely manner, the holders of the Certificates or, after a Permitted Merger and Security Release, holders of the Bonds may not receive full repayment of the principal amount of the Certificate or Bonds, as the case may be, on the Expected Final Distribution Date or Stated Maturity Date, as the case may be.

UNINSURED LOSS; SUFFICIENCY OF INSURANCE

     The Borrower, through blanket policies, carries comprehensive general public liability insurance, fire and extended coverage insurance, business interruption insurance, worker's compensation insurance, employer's liability insurance and other insurance (the "Required Insurance Policies") required under the Indenture, Mortgages and other security documents (collectively, the "Security Documents") with respect to the Mortgaged Properties with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses, generally of a catastrophic nature (such as from floods, earthquakes and wars), that may be uninsurable and there is therefore a risk of uninsured or underinsured losses. Should an uninsured or underinsured loss occur, the Borrower could lose both its capital invested in, and anticipated profits from, one or more Mortgaged Properties, and the Borrower's ability to make required interest and principal payments on the Bonds could be adversely affected. There is a possibility of casualty losses with respect to the Mortgaged Properties for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, inflation, changes in building codes and ordinances, environmental considerations, and other factors may make it unfeasible to use insurance proceeds to replace a Mortgaged Property after such property has been damaged or destroyed.

RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that they be assigned a rating no lower than "Baa2" by Moody's and a rating no lower than "BBB" by S&P. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, withdrawal or requalification at any time by the assigning rating organization as a result of changes in, or the unavailability of, information. Neither Moody's nor S&P is rating the likelihood of receipt or the timing of receipt by the holders of the Certificates of Default Interest payable in connection with a default under the Bonds in excess of the regular interest. Moody's has rated the Certificates through the Scheduled Final Distribution Date. S&P has rated the Certificates through the Expected Final Distribution Date.

     The ratings assigned to the Certificates by the Rating Agencies are based solely on the anticipated performance of the Mortgaged Properties. Future events could have an adverse impact on the ratings of the Certificates. There is no assurance that any such rating will continue for any period of time or that it will not be reviewed, revised, suspended or withdrawn entirely as a result of changes in or unavailability of information by either Rating Agency if, in its judgment, circumstances so warrant. The ratings do not represent an assessment of the likelihood or frequency of principal prepayments on the Bonds or the corresponding effect on the yield to investors. There is no obligation on behalf of the Depositor or the Trustee to maintain any particular rating. A review, revision, suspension or withdrawal of a rating may have an adverse effect on the market price of the Certificates but will not constitute an event of default under the Security Documents.

CHANGE IN RATING FOLLOWING PERMITTED MERGER AND SECURITY RELEASE

     The Certificates, as a condition to issuance, must be rated no lower than "Baa2" and "BBB" by Moody's and S&P, respectively; however, one of the conditions to a Permitted Merger and Security Release is that MAALP's unsecured debt, including the Bonds, must be rated not less than "Baa3" and "BBB-" by Moody's and S&P, respectively, which are lower ratings than those of the Certificates, when issued.

RISKS OF BANKRUPTCY OF THE BORROWER AND THE GENERAL PARTNER

     In the event of the bankruptcy of the Borrower or its General Partner, the application of certain provisions of the bankruptcy code could have a material adverse effect on holders of the Bonds and, consequently, holders of the Certificates. By reason of the "automatic stay" provisions (which could significantly delay the Indenture Trustee's ability to cause the liquidation of the Mortgaged Properties) and other provisions of the bankruptcy code, delays in payments on the Bonds and reductions in the principal balances thereof (each of which could be significant) could occur. It is also possible that the bankruptcy trustee or the Borrower as debtor-in-possession could argue, and the bankruptcy court could agree, that, notwithstanding the existence of a security interest in the Mortgaged Properties' receivables, the "equities of the case" provision in the bankruptcy code dictates that the Bondholders' security interest should not extend post-petition.

     The Borrower has agreed to restrict its business to the ownership, operation and financing of the Mortgaged Properties and those activities related or incidental to that business. Similarly, the certificate of incorporation of the General Partner generally limits its permitted activities to serving as the general partner of the Borrower. The General Partner has two independent directors. There is and can be no assurance, however, that either the Borrower or the General Partner will not become bankrupt or insolvent.

     The Borrower and its owners have several affiliates, including MAAC and MAALP. Although the Borrower has been structured so as to limit the possibility that it will be a debtor in a bankruptcy proceeding other than for reasons related to the ownership of the Mortgaged Properties, there is and can be no assurance that, in a bankruptcy of such owners or any of their affiliates, the Mortgaged Properties will be protected from the creditors of such owners or affiliates.

FRAUDULENT CONVEYANCE STATUTES

     The transfer and pledge of the Mortgaged Properties and the issuance of the Bonds and Certificates are subject to review under relevant federal and state fraudulent conveyance statutes ("Fraudulent Conveyance Statutes") in a bankruptcy case involving, or a lawsuit by creditors of, the Borrower, the Depositor, the General Partner, MAALP or MAAC. Generally, under Fraudulent Conveyance Statutes, transfers made or indebtedness incurred by a person will be subject to avoidance if (i) the transfer was made or the indebtedness incurred with the intent of hindering, delaying or defrauding creditors or (ii)(a) the debtor did not receive fair consideration or reasonably equivalent value for incurring such indebtedness and (b) the debtor (1) was insolvent or rendered insolvent by the transfer or the incurrence of such indebtedness, (2) had unreasonably small capital with which to carry on its business and any transaction or transactions in which it intended to engage or (3) intended to incur, or believed it would incur, indebtedness beyond its ability to repay such indebtedness at maturity. The measure of insolvency will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the present fair value of its assets is less than (i) the amount of its liabilities (including contingent liabilities discounted by the likelihood of the contingency becoming actual) or (ii) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and mature. Fraudulent conveyance related claims against the Mortgaged Properties may not be covered by title insurance policies.

     If the transfer of the Mortgaged Properties by MAALP to the Borrower were avoided under Fraudulent Conveyance Statutes, the Borrower could be required to disgorge its ownership interest in the Mortgaged Properties, thereby negatively impacting the Borrower's ability to make payments of principal and interest on the Bonds. Moreover, if the pledge of the Mortgaged Properties or the issuance of the Bonds by the Borrower was avoided under Fraudulent Conveyance Statutes, the Bonds would no longer be secured by the Mortgaged Properties and would constitute merely unsecured claims against the Borrower, which in bankruptcy are likely to be paid at a significant discount from their face value.

LACK OF ESTABLISHED MARKET

     There is currently no secondary market for the Certificates. The Underwriter currently expects to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue.

                        DESCRIPTION OF THE CERTIFICATES

     CERTAIN STATEMENTS CONTAINED THROUGHOUT THIS PROSPECTUS ARE SUMMARIES OF CERTAIN PROVISIONS OF THE TRUST AGREEMENT, THE CERTIFICATES, THE MORTGAGES AND THE BONDS. THE DEPOSITOR BELIEVES THAT THE FOLLOWING

DESCRIPTION OF THE CERTIFICATES INCLUDES ALL OF THE MATERIAL TERMS OF THE CERTIFICATES, BUT SUCH STATEMENTS DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH AGREEMENTS AND INSTRUMENTS.

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement in an aggregate principal amount of U.S. $142,000,000. The Certificates represent beneficial ownership of the assets of the Trust, which consists exclusively of the Bonds in the aggregate principal amount of $142,000,000. The Bonds will be issued pursuant to the Indenture and, unless and until the occurrence of a Permitted Merger and Security Release, will be secured by the Mortgage Liens on the Mortgaged Properties. The Borrower was organized for the sole purpose of owning, operating and financing the Mortgaged Properties, incurring the MSMC Loan and issuing the Bonds which are secured by the Mortgage Liens. See "Description of the Bonds."

     The Indenture provides that the Mortgage Liens securing the Bonds will be subject to the Security Release upon satisfaction of certain conditions and at the time described below in "Description of the Bonds -- Permitted Merger and Security Release." There can be no assurance that the conditions to a Permitted Merger and Security Release will be satisfied or that a Permitted Merger and Security Release will ever occur. See "Risk Factors -- Failure to Satisfy Conditions to Permittted Merger and Security Release. Simultaneously with a Permitted Merger and Security Release, the Trust will terminate, the Trustee will deliver the Bonds to the holders of the Certificates through the book-entry facilities described herein, as a distribution in full satisfaction of their beneficial interests in the Trust, and the Global Certificate will be canceled by the Trustee and delivered to the Depositor, and will be of no further force or effect. At such time, the persons formerly owning beneficial interests in the Certificates will, by operation of the Trust Termination and with no action being required on their parts, own beneficial interests in the Bonds. See "Book-Entry Clearance and Settlement."

STATUS

     The Certificates will evidence, in the aggregate, all of the beneficial ownership interests in the Trust. The Certificates will be payable solely from payments received by the Trustee with respect to the Bonds and will not represent obligations of the Borrower, any general or limited partner of the Borrower or any affiliate thereof or any other person.

FORM, DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

     The Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Certificates will be represented by one Global Certificate registered in the name of a nominee designated by DTC. No holder of a Certificate will be entitled to receive a certificate issued in fully registered, certificated form (a "Definitive Certificate") representing its interest in the Certificates, except under the limited circumstances described below under "Book Entry Issuance, Clearance and Settlement -- Definitive Certificates and Bonds." Unless and until Definitive Certificates are issued in respect of the Certificates, all transfers of Certificates will be cleared and settled through the facilities of DTC, CEDEL and Euroclear. See "Book-Entry Issuance, Clearance and Settlement."

PAYMENTS ON THE CERTIFICATES

     Upon receipt of payments required to be made on the Bonds, the Trustee will pay such amounts to holders of the Certificates through the facilities of DTC. The Trustee will make all payments with respect to the Certificates to DTC or its nominee as the registered owner thereof. None of the Borrower, the Depositor, MAALP, MAAC, the General Partner, the Trustee or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Depositor expects that DTC or its nominee, upon receipt of any payment in respect of the Global Certificate held by it or its nominee, will immediately credit the accounts of DTC participants (including Euroclear and CEDEL and their respective depositories) with payments in amounts proportionate to their respective beneficial interests in the principal amount of Global Certificate as shown on the records of DTC or its nominee. The Depositor also expects that payments by DTC participants (including Euroclear and CEDEL and their respective depositories) to owners of beneficial interests in Global Certificate held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with respect to securities held for the accounts of customers registered in street names. Such payments will be the responsibility of the relevant DTC participant.

     If a Definitive Certificate is issued in exchange for any portion of the Global Certificate after the close of business at the office or agency where such exchange occurs on (i) any Certificate Record Date and before the opening of business at such office or agency on the related Distribution Date or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of Default Interest, such interest or Default Interest, as the case may be, will not be payable on such Distribution Date or proposed date for payment of Default Interest, as the case may be, in respect of such Certificate, but will be payable on such Distribution Date or proposed date for payment of Default Interest, as the case may be, only to DTC with respect to the Global Certificate, and the Depositor understands that DTC will undertake to credit such interest to the account of the person who was the beneficial owner of such portion of the Global Certificate on such Record Date or special record date, as the case may be.

     So long as the Certificates are held through DTC's book entry system, distributions of interest and principal (and Default Interest, if any) on the Certificates will be made, subject to applicable laws and regulations, by wire transfer from the Trustee to DTC and will be forwarded to investors in accordance with the payment procedures of DTC and the applicable DTC participant.

     If any Certificate is not held through DTC, distributions of interest (and Default Interest, if any) on such Certificate will be made, subject to the applicable laws and regulations, to the person in whose name such Certificate is registered in the register of the Certificates as of the close of business on the Certificate Record Date, upon compliance by such holder with reasonable requirements of the Trustee, by wire transfer to the account designated by such holder, and otherwise by check mailed to the address of such person. With respect to the final payment of the Certificates, upon compliance by such holder with reasonable requirements of the Trustee, such payment will be made by wire transfer to the account designated by the person in whose name the Certificates are registered in the register of the Certificates as of such date and otherwise by check mailed to the address of such person, against surrender of such Certificate at the corporate trust office of the Trustee in Chicago, Illinois.

     Payments on any Certificate will be payable to the person in whose name the Certificate is registered at the close of business on the Record Date immediately preceding each Payment Date; provided, however, that payments at maturity will be payable to the person in whose name the Certificate is registered at such time.

EXPECTED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for the Certificates is March 3, 2003, which is the Stated Maturity Date of the Bonds. The Expected Final Distribution Date is based on an assumption that the entire Principal Amount of the Bonds, together with accrued interest and other amounts owed in respect of the Bonds, will be paid on the Stated Maturity Date.

SCHEDULED FINAL DISTRIBUTION DATE

     The Scheduled Final Distribution Date for the Certificates is September 1, 2005, two and one-half years after the Expected Final Distribution Date. If the unpaid principal balance on the Bonds is paid after the Expected Final Distribution Date and prior to the Scheduled Final Distribution Date, the Certificates are required to be paid on the next Payment Date. See "Description of the Bonds -- Payment on the Bonds --

Term and Prepayment Lockout." The Trust Agreement also provides that any amounts received by the Trustee after the Scheduled Final Distribution Date will be distributed prior to termination of the Trust. The ratings of Moody's and S&P address the likelihood of the timely receipt by Certificate holders of all payments (other than Default Interest) to which such holders are entitled by two different dates: the Scheduled Final Distribution Date, in the case of Moody's, and the Expected Final Distribution Date, in the case of S&P.

EXCESS FUNDS

     The Trustee is required to hold payments received by it with respect to the Certificates which are not distributed upon repayment in full of the Bonds in a segregated non-interest bearing trust account (the "Holdover Account") in the Trustee's name for the benefit of the holders of such Certificates. All such monies so held by the Trustee and which remain unclaimed for a period of two years after the final distribution of such Certificates (or such shorter period as may be prescribed by applicable law) will be distributed by the Trustee to the Depositor as provided in the Trust Agreement.

AMENDMENT

     The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of the holders of 66 2/3% of the aggregate principal amount of Certificates outstanding for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, that no such amendment will:

          (i) reduce in any manner the amount of, or delay the timing of, payments received on the Bonds which are required to be distributed with respect to the Certificates without the consent of each affected Certificate holder;

          (ii) reduce the percentage of the aggregate outstanding principal amount of Certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding; or

          (iii) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of the Code.

     The Trust Agreement provides that the parties thereto may agree, without the consent of the holders of the Certificates, to any modification (subject to certain exceptions) of the Trust Agreement or the Certificates, (i) to add to the covenants for the benefit of the Trustee or surrender any right or power of the Depositor, provided that such surrender will not adversely affect the interests of the holders of the Certificates, (ii) to evidence and provide for the appointment and acceptance of any successor Trustee or (iii) to cure any ambiguity or cure or correct any defective or inconsistent provision in the Trust Agreement or any Certificate provided such action will not adversely affect the interests of the holders of the Certificates.

     The Trustee may not consent to any amendment or modification of the Trust Agreement which would adversely affect the Trust's status as a grantor trust for federal income tax purposes.

     In determining whether any change adversely affects the interests of holders of the Certificates, the Trustee will rely upon written confirmation of the Rating Agencies that such change will not result in the downgrading, withdrawal or requalification of the rating on each class of Certificates then outstanding and affected thereby.

INDEMNIFICATION

     The Trust Agreement contains provisions for the indemnification of the Trustee by the Trust and for relief for it from responsibility in certain circumstances, including provisions relieving it from instituting proceedings to enforce payment unless indemnified to its satisfaction.

MERGER, CONSOLIDATION OR ASSUMPTION

     The Depositor will not consolidate or merge with any other corporation or other entity or permit any other corporation or entity to merge into it, or convey, transfer or lease its properties and assets substantially as an entirety to any person except as permitted by the Trust Agreement.

NOTICES

     The Trustee will cause all notices to the holders of the Certificates to be mailed by first class mail, postage prepaid return receipt requested to each holder as its address appears on the security register or alternatively, will publish notice in a financial newspaper of national circulation once per week for at least two consecutive weeks.

TRUST TERMINATION

     Simultaneously with a Permitted Merger and Security Release, the Trust will terminate. If a Permitted Merger and Security Release occurs, the Trustee will deliver the Bonds to holders of the Certificates, without any action on the part of Certificate holders, by means of the book-entry facilities described herein, as distribution in full satisfaction of their beneficial interests in the Trust. The Global Certificate evidencing the Certificates will be canceled at that time by the Trustee and delivered to the Depositor and will be of no further force and effect.

ACTION BY TRUSTEE PRIOR TO PERMITTED MERGER AND SECURITY RELEASE

     If, prior to a permitted Merger and Security Release, any event occurs that gives rise to any right of Bondholders to act under the Indenture, the Trustee, as legal owner of the Bonds, shall inform the Certificate holders of such event and seek instruction from the Certificate holders regarding how to proceed. If the Trustee receives direction from the Certificate holders beneficially owning the aggregate principal amount of the Bonds required to take an action pursuant to the Indenture, then the Trustee, as legal owner of the Bonds, will take such action.

                            DESCRIPTION OF THE BONDS

     CERTAIN STATEMENTS CONTAINED THROUGHOUT THIS PROSPECTUS ARE SUMMARIES OF CERTAIN PROVISIONS OF THE INDENTURE AND THE BONDS. THE BORROWER AND THE DEPOSITOR BELIEVE THAT THE FOLLOWING DESCRIPTION OF THE BONDS INCLUDES ALL OF THE MATERIAL TERMS OF THE BONDS, BUT SUCH STATEMENTS DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH AGREEMENTS AND INSTRUMENTS.

GENERAL

     The Bonds are to be issued under the Indenture, which has been filed with the Securities and Exchange Commission (the "Commission"), is incorporated by reference herein, and is available for inspection at the corporate trust office of the Trustee at 135 LaSalle Street, Chicago, Illinois 60674-4107. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Bonds to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Bonds. All section references appearing herein are to sections of the Indenture.

     The Bonds will be limited to an aggregate principal amount of $142,000,000 and will mature on March 1, 2003. Until a Permitted Merger and Security Release, the Bonds will be secured by (i) first priority mortgage liens on the Borrower's fee interest in 26 Mortgaged Properties, including each of the parcels of land on which the Mortgaged Properties are situated, (ii) liens and security interests in all related assets, including buildings and improvements thereon,
(iii) an assignment of rents and leases from the Mortgaged Properties, and (iv) the funds and investments, if any, in certain Accounts. Upon the occurrence of a Permitted Merger and Security Release, the Bonds will become the general unsecured obligations of MAALP ranking in parity with all other unsecured indebtedness of MAALP, and Bondholders will have no claim against the Mortgaged Properties or any other property of MAALP except as general unsecured creditors of MAALP. The Bonds are neither insured nor guaranteed by the Depositor, the Borrower, the

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
General Partner, MAALP, MAAC, the Indenture Trustee, the Trustee or the Underwriter or any of their affiliates, or by any governmental entity or instrumentality or by any other person or entity.

PERMITTED MERGER AND SECURITY RELEASE

     The Indenture provides that a Permitted Merger and Security Release will occur if and when each of the following conditions, among others, occurs: (i) the unsecured debt of MAALP, including the Bonds, is rated at least "Baa3" and "BBB-" by Moody's and S&P, respectively; and (ii) MAALP is a reporting company under the Exchange Act pursuant to an effective registration statement on Form 10 (or any successor form).

     The ability of MAALP to procure the required ratings of its unsecured debt, including the Bonds, is subject to satisfaction of the criteria for such ratings as may be imposed from time to time by Moody's and S&P. MAALP believes such criteria include ownership by MAALP directly or through subsidiaries of substantially all of the real estate assets currently owned by MAAC and satisfaction of certain leverage and equity ratios. The rating criteria established by Moody's and S&P are subject to change from time to time in the sole discretion of the Rating Agencies, and such criteria are outside the control of MAALP and may not be satisfied by MAALP prior to repayment of the Bonds in full. In connection with the FDC Merger, MAAC has agreed not to transfer certain apartment communities or interests in property-owning partnerships to MAALP until November 1999. MAAC and MAALP believe that the inability of MAAC to transfer those assets to MAALP and operate exclusively through its UPREIT structure will preclude MAALP from obtaining the ratings from the Rating Agencies necessary to effect a Permitted Merger and Security Release. Therefore, MAALP believes that before November 1999 MAALP cannot, and there can be no assurance that MAALP will thereafter, procure the required ratings and effect a Permitted Merger and Security Release.

     The Borrower is required to give written notice of an anticipated Permitted Merger and Security Release to the Certificate holders at least 60 days prior to the Permitted Merger and Security Release, which notice will be accompanied by the Post-Effective Prospectus. Upon proof of proper notice and delivery of the Post-Effective Prospectus and satisfaction of certain other conditions, the Indenture Trustee will release the Mortgage Liens, the Permitted Merger will occur, and MAALP will assume the obligations under the Bonds. At such time, the Bonds will be the general unsecured obligations of MAALP ranking in parity with all other unsecured debt of MAALP. Neither the Permitted Merger nor the Security Release may occur if Advances are outstanding.

FORM, DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

     The Bonds will be issued, maintained and transferred in book-entry form only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Bonds will be represented by one Global Bond registered in the name of a nominee designated by DTC. No holder of a Bond will be entitled to receive a Bond issued in fully registered, certificated form (a "Definitive Bond") representing its interest in the Bonds, except under the limited circumstances described below under "Book Entry Issuance, Clearance and Settlement -- Definitive Certificates and Bonds." Unless and until Definitive Bonds are issued in respect of the Bonds, all transfers of Bonds will be cleared and settled through the facilities of DTC, CEDEL and Euroclear. See "Book-Entry Issuance, Clearance and Settlement."

PAYMENT ON THE BONDS

     PAYMENTS OF INTEREST. The Bonds will bear interest at the rate per annum set forth on the cover page of this Prospectus, payable monthly on each Payment Date with respect to interest accrued from the preceding Payment Date (or the date of original issuance in the case of the first Payment Date) through the day immediately preceding the Payment Date to Bondholders of record on the related Record Date. Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     PAYMENTS OF PRINCIPAL. The Bonds will mature and the entire principal amount of the Bonds will be due and payable on March 1, 2003.

     PAYMENTS UPON ISSUANCE OF PHYSICAL CERTIFICATES. If the Bonds are no longer represented by the Global Bond, payments of interest, at the option of the Borrower, may be made by check mailed to the address of the person entitled thereto. No service charge will be made for any transfer or exchange of Bonds, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     TERM AND PREPAYMENT LOCKOUT. The Bonds are non-callable for a period of five (5) years, and the entire unpaid principal balance of the Bonds will be due and payable on the Stated Maturity Date. There is no sinking fund for the Bonds, and the Bonds are not subject to prepayment or principal amortization except upon the occurrence of the certain events of default under the Indenture.

PRIORITY OF PAYMENTS; CASH MANAGEMENT

     The Borrower has irrevocably instructed the property manager at each Mortgaged Property to deposit into the applicable Property Account (i) all rents due under the Leases; (ii) all additional amounts, if any, due and payable under the Leases; and (iii) all other revenue derived from the Mortgaged Properties. All funds in each Property Account will be transferred to the Operating Account on a daily basis.

     Prior to a Cash Management Period, all money from the Operating Account will be transferred by automated clearinghouse transfer to such accounts as the Borrower may direct on a daily basis in accordance with its standing instructions to the Account Bank. During a Cash Management Period which follows an event described in clause (i) of the next succeeding paragraph, funds in the Operating Account will be transferred to such accounts as the Borrower may direct on the Business Day following each Account Funding Date. During a Cash Management Period which follows an event described in clause (ii) or (iii) below, no funds may be transferred from the Operating Account except at the direction of the Indenture Trustee or its agent.

     A Cash Management Period is a period during which (i) the Borrower fails to maintain a Pre-Permitted Merger Debt Service Coverage Ratio of at least 1.30 to 1 or (ii) an event of default occurs and is continuing under the Bonds, the Indenture or any Security Document or (iii) any event has occurred and is continuing which obligates or permits the Indenture Trustee to make an Advance.

     Pursuant to the Cash Collateral Account Agreement, during any Cash Management Period, the Borrower, has instructed the Account Bank to withdraw from the Operating Account, in the priority listed below and to the extent available therein, by 10:00 a.m. New York on each Account Funding Date, (i) funds in an amount equal to one-twelfth of the annual amount of interest on the Bonds outstanding at the time less the amount of funds on deposit in the Interest Escrow Account and deposit the same into the Interest Escrow Account;
(ii) funds in an amount equal to the tax payments and insurance premiums required to be paid during the six months following such Account Funding Date less funds on deposit in the Mortgage Escrow Account and deposit the same into the Mortgage Escrow Account; and (iii) funds in an amount equal to one-half of the annual amount required to be escrowed during any Cash Management Period to fund replacements pursuant to each Mortgage less the amount on deposit in the Replacement Reserve Account and deposit the same into the Replacement Reserve Account.

     The Indenture provides that the Borrower will deposit each monthly payment on the Bonds with the Indenture Trustee by 10:00 a.m. New York time on the Payment Date for disbursement to holders of the Bonds. The Indenture also provides that the Indenture Trustee will apply any amounts so received and any other amount received pursuant to the Indenture excluding fees of the Indenture Trustee which are paid by the Borrower in a timely fashion, but including, without limitation, amounts in the Operating Account and the other Accounts and payments in respect of the liquidation, if any, of the Mortgaged Properties, in the following order:

          FIRST: to reimburse the Indenture Trustee for any unreimbursed Advances, plus interest thereon at the Advance Rate;

          SECOND: to make payments, if any are required, from the Accounts as provided in the Cash Collateral Agreement;

          THIRD: to make payments of interest on the Bonds in accordance with their terms;

          FOURTH: to make payments of principal on the Bonds, to the extent any such payments are due;

          FIFTH: to make payments of Default Interest on the Bonds, to the extent any such payments are due; and

          SIX: to pay any other amounts due and owing under the Indenture.

COVENANTS

     Pursuant to the Indenture, the Borrower and, after a Permitted Merger and Security Release, MAALP are subject to the following covenants, as applicable:

     MAINTENANCE OF LIENS PRIOR TO PERMITTED MERGER AND SECURITY RELEASE. Prior to a Permitted Merger and Security Release, the Borrower is required to maintain and preserve the first priority of the Mortgage Liens and security interests created by the Security Documents.

     LIMITATION ON DEBT PRIOR TO PERMITTED MERGER AND SECURITY RELEASE. Prior to a Permitted Merger and Security Release, the Borrower is not permitted to incur or permit to exist any indebtedness, except pursuant to the Bonds or trade accounts payable which are paid in full no more than 60 days after the date on which such accounts payable are created.

     LIMITATION ON DEBT FROM AND AFTER PERMITTED MERGER AND SECURITY
RELEASE. From and after a Permitted Merger and Security Release, MAALP is prohibited from incurring any indebtedness (except inter-company indebtedness that is subordinate to the Bonds) if, immediately after giving effect to the incurrence of such additional indebtedness, the aggregate principal amount of all outstanding indebtedness of MAALP and its subsidiaries on a consolidated basis is greater than 60% of the sum of (i) the cost (original cost plus capital improvements) of real estate assets of MAALP and its subsidiaries before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles ("GAAP") and (ii) all other assets of MAALP and its subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable) (collectively, "Total Assets").

     LIMITATION ON SECURED DEBT FROM AND AFTER PERMITTED MERGER AND SECURITY RELEASE. From and after a Permitted Merger and Security Release, MAALP is prohibited from incurring any indebtedness secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind ("Secured Debt") if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of MAALP's Total Assets.

     MINIMUM UNENCUMBERED ASSETS FROM AND AFTER PERMITTED MERGER AND SECURITY RELEASE. From and after a Permitted Merger and Security Release, MAALP is required to maintain Total Assets which are not encumbered by any pledge, mortgage or other encumbrance ("Total Unencumbered Assets") of not less than 150% of the aggregate principal amount of all outstanding indebtedness which is not Secured Debt.

     DEBT SERVICE COVERAGE PRIOR TO PERMITTED MERGER AND SECURITY RELEASE. If at any time prior to a Permitted Merger and Security Release, the ratio of (a) the excess of all revenue derived from the Mortgaged Properties for the four most recent trailing quarters over all expenses during such period assuming a management fee of 4% of revenue and a $200 per apartment unit capital expenditure reserve per year to (b) the amount of debt service on the Bonds then outstanding (based on an assumed annual debt service constant of 9.25% per annum) (the "Pre-Permitted Merger Debt Service Coverage Ratio") of the
Borrower is less than 1.30 to 1, the Indenture Trustee will deliver a written notice to the Account Bank (the "Trigger Notice") under the Cash Collateral Agreement. At such time, funds in the Operating Account will be transferred to the Accounts and any funds deposited into the Operating Account in the future will be transferred from the Accounts only in accordance with the Cash Collateral Agreement. If at any time after such delivery of a Trigger Notice the Pre-Permitted Merger Debt Service Coverage Ratio is equal to or greater than
1.30 to 1, the Indenture Trustee will promptly deliver notice to the Account Bank under the Cash Collateral Agreement and the future funding of the Accounts will cease.

     If at any time prior to the Permitted Merger and Security Release, the Pre-Permitted Merger Debt Service Coverage Ratio of the Borrower is less than
1.15 to 1, the Indenture Trustee may, and upon direction from the holders of 25% in principal amount of the Bonds, will upon ten days' prior written notice to the Borrower and each property manager of the Mortgaged Properties, terminate or cause the termination of all such property managers and require the Borrower to retain a different manager or managers satisfactory to the Indenture Trustee or such holders of the Bonds.

     DEBT SERVICE COVERAGE FROM AND AFTER PERMITTED MERGER AND SECURITY
RELEASE. From and after any Permitted Merger and Security Release, MAALP and its subsidiaries are prohibited from incurring any indebtedness if the Post-Permitted Merger Debt Service Coverage Ratio (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional indebtedness is to be incurred has been less than 1.50 to 1, on a pro forma basis after giving effect to the incurrence of such indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that (i) such indebtedness and any other indebtedness incurred by MAALP or its subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other indebtedness by MAALP or its subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of indebtedness under any revolving credit facility will be computed based upon the average daily balance of such indebtedness during such period); (iii) the income earned on any increase in Total Assets since the end of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of indebtedness had occurred on the first day of such period with the appropriate adjustment with respect to such acquisition or disposition being included in such pro forma calculation. The term "Post-Permitted Merger Debt Service Coverage Ratio" means the ratio of (i) (a) the amount of consolidated net income (or loss) of MAALP and its subsidiaries on a consolidated basis for such period plus (b) amounts which have been deducted for (1) interest or indebtedness of MAALP and its subsidiaries on a consolidated basis; (2) provision for taxes based on income; (3) amortization of indebtedness discount;
(4) provisions for gains and losses on properties; (5) depreciation and amortization; (6) the effect of any noncash charge resulting from a change in accounting principles; and (7) amortization of deferred charges to (ii) the amount which is expensed in any 12-month period for interest on indebtedness of MAALP and its subsidiaries on a consolidated basis.

EVENTS OF DEFAULT AND NOTICE

     An "Event of Default" is defined in the Indenture to be (i) a default in the payment of any interest upon any of the Bonds when due and payable; (ii) a default in the payment of the principal of or premium, if any, on any of the Bonds when the same becomes due and payable at the Stated Maturity Date; (iii) the Borrower consolidates with or merges with or into, or conveys, transfers or leases all or substantially all its assets to, any person or entity in any transaction other than a Permitted Merger; (iv) the Borrower fails to observe or perform certain covenants contained in the Indenture regarding the maintenance of liens and recording, limitation on debt, limitation on Secured Debt, Total Unencumbered Assets, debt service coverage, the formation of subsidiaries, and amendments to the Limited Partnership Agreement; (v) the Borrower fails to observe or perform any of its covenants set forth in the Bonds or the Indenture (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such default, if subject to being cured, continues for a period of 30 days after the earlier of knowledge by the Borrower thereof or notice thereof from the Indenture Trustee to the Borrower; PROVIDED that if such Default is not subject to being cured within such 30-day period and the Borrower (a) has delivered an Officers' Certificate to the Indenture Trustee (1) certifying that such Default is reasonably subject to cure and that the Borrower has commenced such cure and
(2) setting forth those actions the Borrower has taken and will take to pursue such cure and (b) pursues such cure diligently to completion, then such 30-day period will be extended for an additional period of 60 days; (vi) following the Permitted Merger, MAALP defaults under any indebtedness for money borrowed by MAALP if (a) such default either (1) results from the failure to pay the principal of any such indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $1,000,000 or more at any one time outstanding and (c) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 Business Days after written notice as provided in the Indenture; (vii) certain events of bankruptcy, insolvency or reorganization relating to the Borrower; (viii) an event of default occurs and is continuing under the Security Documents; (ix) any representation, warranty or other statement made by or on behalf of the Borrower set forth in the Indenture or any other Security Document proves to have been false or misleading in any material respect as of the date when made; (x) any judgment of decree for the payment of money in excess of $100,000 not covered by insurance is rendered against the Borrower and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following such judgment or decree during which such judgment or decree is not discharged, waived or execution thereof stayed; or (xi) the General Partner fails to comply with certain provisions of its certificate of incorporation.

     If an Event of Default (other than an Event of Default described in clause
(vii) of the preceding paragraph) will occur and be continuing, either the Indenture Trustee, by notice to the Borrower, or the holders of at least 25% in aggregate principal amount of the Bonds by notice to the Indenture Trustee and the Borrower may declare the principal of and accrued interest on all of the Bonds and all other amounts due thereunder to be due and payable; provided, that upon the occurrence of an Event of Default described in clause (vii) of the preceding paragraph, the principal or and accrued interest on all of the Bonds will automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are waived by the Borrower.

     The holders of a majority in aggregate principal amount of the Bonds may rescind an acceleration and its consequences if (i) the recision would not conflict with any judgment or decree; (ii) no amount has been paid to the holders as principal, interest, or premium, if any, on the Bonds as a result of such acceleration; (iii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration; and (iv) all costs and expenses incurred by the Indenture Trustee prior to such waiver have been reimbursed to the Indenture Trustee.

     A holder of the Bonds may not pursue any remedy with respect to the Indenture or the Bonds unless: (i) the holder gives to the Indenture Trustee written notice stating that an Event of Default is continuing; (ii) the holders of at least 25% in principal amount of the Bonds make a written request to the Indenture Trustee to pursue the remedy; (iii) such holder or holders offer to the Indenture Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Indenture Trustee does not comply with the request within 60 days after the receipt of the request and the offer of security or indemnity; and (v) the holders of a majority of principal amount of the Bonds do not give the Indenture Trustee a direction inconsistent with the request during such 60-day period.

     The Borrower is required to furnish to the Indenture Trustee annually a statement as to the performance by the Borrower of its obligations under the Indenture and as to any default in such performance.

SERVICER

     Upon the occurrence of an Event of Default or any event requiring the Indenture Trustee to exercise any discretion to give its consent or to act or refrain from acting under any Mortgage, in any case prior to a Permitted Merger and Security Release, the Indenture Trustee may, and at the direction of the holders of 25% or more in aggregate principal amount of the Bonds will, appoint a servicer at the expense of the Borrower.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

     The Indenture permits the Borrower (when authorized pursuant to a resolution of the General Partner's Board of Directors) and the Indenture Trustee, at any time and from time to time, to enter into one or more amendments or supplements to the Indenture, in form satisfactory to the Indenture Trustee for the following purposes: (i) to evidence the succession of another person or entity to the Borrower pursuant to the terms of the Indenture and the assumption by any such successor of the covenants of the Borrower contained in the Bonds and the Indenture; (ii) to add to the covenants of the Borrower for the benefit of the holders of all or any of the Bonds or to surrender any right or power conferred upon the Borrower by the Indenture; (iii) to add any additional Events of Default for the benefit of the holders of all or any of the Bonds; PROVIDED, HOWEVER, that in respect of any such additional Events of Default such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Indenture Trustee upon such default or may limit the rights of the holders of a majority in aggregate principal amount of the Bonds; (iv) to evidence and provide for the acceptance of appointment of a successor indenture trustee as provided in the Indenture; (v) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which will not be inconsistent with the provisions of the Indenture, PROVIDED such provisions will not adversely affect the interests of the holders of the Bonds in any material respect; or (vi) to supplement any of the provisions of the Indenture to the extent as will be necessary to permit or facilitate the defeasance and discharge of the Bonds pursuant to and subject to the terms of the Indenture, PROVIDEDthat any such action will not adversely affect the interests of the holders of the Bonds in any material respect.

     The Indenture permits the Borrower and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Bonds (or, prior to a Permitted Merger, with the consent of the Trustee acting as instructed by holders of not less than a majority in principal amount of the Certificates), to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Bonds, provided that the Indenture Trustee has first received written confirmation from each Rating Agency that such action will not, in and of itself, cause the withdrawal, downgrade or qualification of their current rating of the Certificates or, after a Permitted Merger, the unsecured indebtedness of MAALP, and except that no such modification or amendment may, without the consent of the holders of each of the Bonds affected thereby, among other things, (i) reduce the amount of the Bonds whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on the Bonds; (iii) reduce the principal of or extend the fixed maturity of the Bonds; (iv) reduce the premium payable on the Bonds; (v) make the Bonds payable in money other than that stated in the Bonds; (vi) make any changes to Section 5.04, Section 5.07 or Section 8.02 of the Indenture;
(vii) waive any default in the payment of principal of or interest on any Bond or any default depriving the Indenture Trustee or any holder of a lien upon any of the Mortgaged Properties; or (viii) release any Mortgaged Properties from the Mortgages Liens, except in accordance with the terms thereof and of the Indenture.

     The holders of a majority in principal amount of the Bonds may on behalf of the holders of all the Bonds waive compliance by the Borrower with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the Bonds may on behalf of the holders of all the Bonds waive any past default under the Indenture and its consequences, except (i) a default in the payment of the principal of or any interest on any Bond; (ii) a default depriving the Indenture Trustee or any holder of a lien upon any of the Mortgaged Properties; or (iii) a default in respect of any covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Bond affected.

DEFEASANCE

     The Indenture provides for defeasance of the Bonds at any time prior to the Stated Maturity Date, upon the compliance by the Borrower with the following conditions: (i) an irrevocable deposit with the Indenture Trustee of cash or U.S. government securities sufficient to pay principal and interest when due on the Bonds to the Stated Maturity Date, (ii) delivery to the Indenture Trustee of a certificate from independent accountants stating that payments derived from such deposited cash or securities will be sufficient to pay principal and interest when due on the Bonds to the Stated Maturity Date, (iii) delivery of certain required opinions of counsel, (iv) receipt of written confirmation from the Rating Agencies that such defeasance will not, in and of itself, cause the withdrawal, downgrade or requalification of any rating of the Certificates or, after a Permitted Merger, of the unsecured debt of MAALP, and (v) absence of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Borrower.

PAYMENTS ON THE BONDS

     All payments of principal and interest in respect of the Bonds will be made by the Borrower in immediately available funds. The Bonds will trade in DTC's Same-Day Funds Settlement System until maturity or until the Bonds are issued in certificated form, and secondary market trading activity in the Bonds will therefore be required by DTC to settle in immediately available funds.

                 BOOK ENTRY ISSUANCE, CLEARANCE AND SETTLEMENT

     Holders of the Certificates (and after a Permitted Merger and Security Release, holders of the Bonds) may hold their Certificates (or Bonds) directly through DTC (for United States holders) and CEDEL and Euroclear (for European holders) if they are participants in such systems ("Participants"), or indirectly through organizations that are Participants ("Indirect Participants"). CEDEL and Euroclear will hold omnibus positions on behalf of CEDEL Participants and Euroclear Participants through customers' securities accounts in CEDEL's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories"), which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriter), banks (including the Trustee and the Indenture Trustee), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Upon the issuance of the Global Certificate and the Global Bond, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Certificates represented by such Global Certificate to the accounts of DTC Participants. The accounts to be credited will be designated by the Underwriter. The account of the Trustee, as a Participant, will be credited for the issuance of the Global Bond. Ownership of beneficial interests in the Global Certificate and the Global Bond will be limited to DTC Participants or Indirect Participants. Ownership of beneficial interests in the Global Certificate and the Global Bond will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to DTC Participants' interests) or such DTC Participants (with respect to the owners of beneficial interests in the Global Certificate, and, following the Permitted Merger and Security Release, the Global Bond, who own such interests through Participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Certificate and Global Bond. Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Member Organizations and Euroclear Member Organizations will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, CEDEL or Euroclear, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Certificates or, following the Permitted Merger and Security Release, Bonds that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates or Bonds may do so only through Participants and Indirect Participants. In addition, holders of Certificates or, following the Permitted Merger and Security Release, Bonds will receive all distributions of principal and interest from the Trustee (or Indenture Trustee, following the Permitted Merger and Security Release) through the Participants, who in turn will receive them from DTC. Under a book-entry format, holders of Certificates or Bonds may experience some delay in their receipt of payments since such payments will be forwarded by the Trustee or Indenture Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Certificates or Bonds.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates or Bonds among Participants on whose behalf it acts with respect to the Certificates or Bonds and to receive and transmit distributions of principal of, and interest on, the Certificates or Bonds. Participants and Indirect Participants with which the holders of Certificates or Bonds have accounts with respect to the Certificates or Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of the respective holders of Certificates or Bonds. Accordingly, although the holders of Certificates or Bonds will not possess the Certificates or Bonds, the Rules provide a mechanism by which Participants will receive payments on Certificates or Bonds and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Certificates or Bonds to pledge such Certificates or Bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates or Bonds, may be limited due to the lack of physical possession of such Certificates or Bonds.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its Participants and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL, thereby eliminating the need for physical movement of securities certificates.

     Euroclear was created in 1968 to hold securities for Participants of the Euroclear system and to clear and settle transactions between Euroclear Participants though simultaneous electronic book-entry delivery against payment.

     Although DTC, CEDEL and Euroclear have implemented the foregoing procedures in order to facilitate transfers of interests in global securities among Participants of DTC and Participants of Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, Indenture Trustee, MAAC, MAALP or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants or of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES AND BONDS

     Definitive Certificates (or, following the Permitted Merger and Security Release, Definitive Bonds), will be delivered to beneficial owners of the Certificates (and, following the Permitted Merger and Security Release, the Bonds) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates or Bonds, as the case may be, and the Depositor is unable to locate a qualified successor, (ii) the Trustee, or, following the Permitted Merger and Security Release, the Indenture Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an event of default under the Trust Agreement, or, following the Permitted Merger and Security Release, the Indenture, Certificate holders (or after the Permitted Merger and Security Release, Bondholders) representing a majority in principal amount of the Certificates (or Bonds, as the case may be) then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate holders or Bondholders.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates (or Definitive Bonds, as the case may be). Upon delivery of Definitive Certificates (or Definitive Bonds, as the case may be), the Trustee or Indenture Trustee and the registrar will recognize the holders of such Definitive Certificates (or Definitive Bonds, as the case may be) as holder of the Certificates or Bonds. Distributions of principal of and interest on the Definitive Certificates (or Definitive Bonds) will be made by the Trustee (or Indenture Trustee) directly to holders of Definitive Certificates (or Definitive Bonds) in accordance with the procedures set forth in the Trust Agreement (or Indenture). Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, request for transfer of Definitive Certificates or Definitive Bonds will be required to be submitted directly to the registrar in a form acceptable to the registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate or Definitive Bond), signed by the holder or such holder's legal representative and accompanied by the Definitive Certificate or Certificates (or Definitive Bond or Bonds) for which transfer is being requested.

                    DESCRIPTION OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist of 26 apartment communities containing an aggregate of 5,947 apartment units and have an average age of 12 years. The Mortgaged Properties are primarily located in mid-size markets in the Southeast and span 19 metropolitan areas across nine states. The Borrower believes that the Mortgaged Properties are well positioned within their markets and feature an appealing array of amenities, including swimming pools, washer/dryer connections, fireplaces, tennis courts and fitness centers. Over the last three years, average occupancy for the Mortgaged Properties has remained relatively constant at approximately 95%.

     MAAC, MAALP and their respective affiliates (collectively, the "Company") have focused on owning, operating and acquiring apartment communities in mid-size southeastern and Texas cities. The Company has implemented a practice of having trained property managers and service technicians on-site at each of the Company's apartment communities. The presence of these personnel will continue at the Mortgaged Properties pursuant to the terms of the Management Agreement. Moreover, MAALP intends to undertake frequent resident surveys and focus groups, in order to measure resident satisfaction at the Mortgaged Properties.

     At December 31, 1997 MAAC owns, directly and through wholly owned subsidiaries and controlled partnerships including MAALP and the Borrower, 115 apartment communities containing 30,468 apartment units in 13 states. MAAC selected the Mortgaged Properties to be contributed by MAALP to, or acquired directly by, the Borrower because such Mortgaged Properties (i) had established operating histories, (ii) produced historical cash flow that would be adequate to pay interest on the Bonds, (iii) had appraised values that resulted in a loan-to-value ratio that, in the aggregate, supported an investment grade rating and (iv) were free of previous mortgages and other encumbrances. See MAAC's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.

THE APPRAISAL REPORTS

     The Appraisals estimate the values of the Mortgaged Properties to be approximately $241 million. The Appraisals do not render any opinion of value of the Mortgaged Properties subsequent to the valuation dates of the Appraisals.

     Cushman & Wakefield, Inc. (the "Appraiser") states in the Appraisals that the Appraisals were performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation and adopted by the Appraisal Institute and the Code of Professional Ethics of the Appraisal Institute. An appraisal is an opinion of value made by experts, subject to the assumptions and limiting conditions contained therein. The Appraisals are based substantially on estimates, assumptions and projections of income and expense related to the Mortgaged Properties and are based on information available as of the date of the particular Appraisal. However, neither the Borrower nor the Depositor makes any warranty or representation that the Mortgaged Properties could be sold at the appraised values.

ENGINEERING REPORTS

     Creative Project Management, Inc. ("CPM") prepared evaluation reports for each of the 26 Mortgaged Properties. These reports, dated in October and November 1997, reviewed the Mortgaged Properties' structural and architectural conditions, mechanical, electrical, fire and life safety systems as well as compliance with the requirements of the ADA. Generally, CPM deemed the Mortgaged Properties as well designed and constructed and provided with above-average maintenance.

     The reports contain analyses of repairs and improvements to the Mortgaged Properties which are to be completed within one year, the estimated cost of which aggregate $636,130.

ENVIRONMENTAL REPORTS

     In November 1997, CPM performed Phase I ESAs (which did not include invasive procedures, such as soil sampling or ground water analysis) on each of the Mortgaged Properties. The ESAs did not reveal any significant environmental liability that would have a material adverse effect on the Borrower's ability to make required payments on the Bonds. In every instance, the Phase I ESA included a record search for leaking underground storage tank sites and sites included on certain environmental databases. In one instance, the database search revealed information that led the ESA to recommend a Phase II ESA (which involves invasive sampling procedures) to determine whether any contaminants affected the Mortgaged Property. Such Mortgaged Property is adjacent to a leaking underground storage tank site and the ESA anticipates that the adjacent contamination will affect the Mortgaged Property. An agency of the State of Georgia has indicated that it will assume the responsibility and cost of remediation of such contamination, and based on discussions with such regulatory agency, the Borrower believes that it will not be responsible or liable for the remediation or cleanup of any environmental contamination and that there will be no material adverse effect on the affected Mortgaged Property or the Mortgaged Properties taken as a whole as a result of environmental costs or liabilities. There can be no assurance that the Borrower is correct in concluding either that other parties would bear or be able to bear primary responsibility, or that the environmental costs or liabilities would not have a material adverse effect on the Mortgaged Properties or the Borrower's ability to make required payments on the Bonds.

     The Phase I reports identified the presence of ACMs generally on or in floor and ceiling coverings in four of Mortgaged Properties. The Borrower has continuing ACM Operation and Maintenance Plans which include removal of asbestos-containing materials if they are not in good condition and believes the identified Mortgaged Properties can be managed pursuant to this plan. CPM identified no other material environmental hazards on site.

ADDITIONAL MORTGAGED PROPERTY INFORMATION

     The following tables set forth selected financial and operating information for the Mortgaged Properties.

                                                                                               NUMBER
                                                                        YEAR         YEAR        OF
         MORTGAGED PROPERTY                 METROPOLITAN AREA         COMPLETED    ACQUIRED    UNITS     1 BDR    2 BDR    3 BDR
-------------------------------------  ----------------------------   ---------    --------    ------    -----    -----    -----
Belmere..............................  Tampa Florida                     1984         1994       210      104      106        0
Crosswinds...........................  Jackson, Mississippi              1990         1996       360      120      176       64
Fairways at Royal Oak................  Cincinnati, Ohio                  1988         1994       214      107      107        0
Hermitage at Beechtree...............  Cary, North Carolina              1985         1997(3)    194       60      134        0
Hidden Lake II(2)....................  Atlanta, Georgia                  1987         1997(3)    160       64       96        0
High Ridge(2)........................  Athens, Georgia                   1987         1997(3)    160       32       96       32
Howell Commons.......................  Greenville, South Carolina        1988         1997       348      200      148        0
Kirby Station........................  Memphis, Tennessee                1978         1994       371      225      146        0
Lakepointe...........................  Lexington, Kentucky               1986         1994       118       96       22        0
Lakeside.............................  Jacksonville, Florida             1985         1996       416      272      144        0
Marsh Oaks...........................  Atlantic Beach, Florida           1986         1995       120       56       64        0
Napa Valley..........................  Little Rock, Arkansas             1984         1996       240      156       84        0
Park Haywood.........................  Greenville, South Carolina        1983         1993       208       96      112        0
Park Place(2)........................  Spartanburg, South Carolina       1987         1997(3)    184       64       96       24
Pear Orchard.........................  Jackson, Mississippi              1985         1994       389      228      161        0
Savannah Creek(1)....................  Memphis, Tennessee                1989         1996       204       68      112       24
Shenandoah Ridge.....................  Augusta, Georgia                  1982         1995       272      128      144        0
Somerset.............................  Jackson, Mississippi              1981         1995       144       56       88        0
Southland Station I(2)...............  Warner Robins, Georgia            1987         1997(3)    160       48       80       32
Steeplechase.........................  Chattanooga, Tennessee            1986         1991       108       43       65        0
Sutton Place(1)......................  Memphis, Tennessee                1991         1996       252       84      120       48
Tiffany Oaks.........................  Altamonte Springs, Florida        1985         1996       288      224       64        0
Village, The.........................  Lexington, Kentucky               1989         1994       252      168       84        0
Westside Creek I.....................  Little Rock, Arkansas             1984         1997       142       16      126        0
Williamsburg Village.................  Jackson, Tennessee                1987         1994       148       88       48       12
Willow Creek(2)......................  Willow Creek, Georgia             1977         1997(3)    285      113      164        8
                                                                                               ------    -----    -----    -----
                                                                                               5,947     2,916    2,787     244
                                                                                               ======    =====    =====    =====

                                       APPROXIMATE                 AVERAGE MONTHLY RENT       AVERAGE PHYSICAL
                                        RENTABLE       AVERAGE          PER UNIT AT             OCCUPANCY AT
                                          AREA        UNIT SIZE    ---------------------    ---------------------
                                         (SQUARE       (SQUARE     SEPTEMBER    DECEMBER    SEPTEMBER    DECEMBER    APPRAISED
         MORTGAGED PROPERTY               FEET)         FEET)      30, 1997     31, 1996    30, 1997     31, 1996      VALUE
-------------------------------------  -----------    ---------    ---------    --------    ---------    --------   ------------
Belmere..............................     202,440         964        $ 602        $592         98.6%       97.1%    $ 10,100,000
Crosswinds...........................     443,200       1,231        $ 605        $588         94.4%       96.7%      17,125,000
Fairways at Royal Oak................     214,477       1,002        $ 588        $570         98.1%       98.1%      10,200,000
Hermitage at Beechtree...............     169,776         875        $ 645        $624         96.6%       95.0%       9,350,000
Hidden Lake II(2)....................     154,000         963        $ 609        $590         93.2%       97.5%       6,800,000
High Ridge(2)........................     186,608       1,166        $ 739        $748         85.3%       93.5%       9,200,000
Howell Commons.......................     292,840         841        $ 499        $501         97.7%       87.6%      13,600,000
Kirby Station........................     310,173         836        $ 556        $531         99.7%       97.0%      16,100,000
Lakepointe...........................      90,614         768        $ 534        $520         94.9%       98.3%       5,000,000
Lakeside.............................     344,192         827        $ 555        $556         95.4%       95.4%      15,650,000
Marsh Oaks...........................      93,280         777        $ 519        $501         94.2%       99.2%       4,400,000
Napa Valley..........................     183,216         763        $ 541        $542         92.1%       82.9%       9,400,000
Park Haywood.........................     156,776         754        $ 497        $479         92.8%       93.8%       6,700,000
Park Place(2)........................     195,312       1,061        $ 591        $598         91.3%       92.7%       7,000,000
Pear Orchard.........................     338,400         870        $ 544        $556         95.1%       97.9%      16,365,000
Savannah Creek(1)....................     237,200       1,162        $ 580        $557        100.0%       99.0%       8,800,000
Shenandoah Ridge.....................     222,800         819        $ 440        $434         92.6%       92.3%       7,500,000
Somerset.............................     126,848         881        $ 488        $492         95.8%       98.6%       5,000,000
Southland Station I(2)...............     186,704       1,167        $ 611        $647         91.6%       89.7%       6,740,000
Steeplechase.........................      98,602         913        $ 542        $522         98.1%       96.3%       4,000,000
Sutton Place(1)......................     267,600       1,062        $ 561        $536         99.2%       98.8%      10,800,000
Tiffany Oaks.........................     234,224         813        $ 559        $554         99.3%       96.0%      11,475,000
Village, The.........................     182,716         725        $ 562        $542         96.4%       96.0%      11,000,000
Westside Creek I.....................     148,030       1,042        $ 628        $603         95.1%       90.0%       5,500,000
Williamsburg Village.................     121,412         820        $ 518        $507         99.3%       97.3%       5,620,000
Willow Creek(2)......................     246,668         866        $ 460        $455         91.8%       91.0%       7,900,000
                                       -----------        ---                                                       ------------
                                        5,448,108         916                                                       $241,325,000
                                       ===========        ===                                                       ============

                                       APPRAISED
         MORTGAGED PROPERTY            VALUE/UNIT
-------------------------------------  ----------
Belmere..............................   $ 48,095
Crosswinds...........................     47,569
Fairways at Royal Oak................     47,664
Hermitage at Beechtree...............     48,196
Hidden Lake II(2)....................     42,500
High Ridge(2)........................     57,500
Howell Commons.......................     39,080
Kirby Station........................     43,396
Lakepointe...........................     42,373
Lakeside.............................     37,620
Marsh Oaks...........................     36,667
Napa Valley..........................     39,167
Park Haywood.........................     32,212
Park Place(2)........................     38,043
Pear Orchard.........................     42,069
Savannah Creek(1)....................     43,137
Shenandoah Ridge.....................     27,574
Somerset.............................     34,722
Southland Station I(2)...............     42,125
Steeplechase.........................     37,037
Sutton Place(1)......................     42,857
Tiffany Oaks.........................     39,844
Village, The.........................     43,651
Westside Creek I.....................     38,732
Williamsburg Village.................     37,973
Willow Creek(2)......................     27,719
                                       ----------
                                        $ 40,579
                                       ==========

------------
(1) These properties are located in Desoto County, Mississippi, a suburb of Memphis, Tennessee. The company considers the properties a part of the Memphis, Tennessee market.

(2) These properties were acquired in connection with the acquisition by the Company of Flournoy Development Company, a Georgia Corporation ("FDC") and certain related entities on November 25, 1997.

(3) Subsequent to September 30, 1997.

                                                                                                                           TWELVE
                                                                                                                            MONTHS
                                                                                                                            ENDED
                                                                                                                           DECEMBER
                                                    NINE MONTHS ENDED SEPTEMBER 30, 1997                                   31, 1996
                       -----------------------------------------------------------------------------------------------    ----------
                                                         NET           MANAGEMENT
                                                      OPERATING            FEE             CAPITAL          ADJUSTED
 MORTGAGED PROPERTY    REVENUE(1)    EXPENSES(2)     INCOME(3,7)      ADJUSTMENT(4)    EXPENDITURES(5)    CASH FLOW(6)    REVENUE(1)
--------------------   ----------    -----------    --------------    -------------    ---------------    ------------    ----------
Belmere.............   $1,117,858    $  411,347       $  706,511        $  44,714         $  31,500        $  630,297     $1,431,297
Crosswinds..........    1,897,439       580,672        1,316,767           75,898            54,000         1,186,869      2,497,368
Fairways at Royal
 Oak................    1,096,972       384,651          712,321           43,879            32,100           636,342      1,445,875
Hermitage at
 Beechtree..........    1,079,040       375,525          703,515           43,162            29,100           631,253      1,365,182
Hidden Lake II......      809,325       326,639          482,686           32,373            24,000           426,313      1,073,673
High Ridge..........      933,342       355,680          577,662           37,334            24,000           516,328      1,365,157
Howell Commons......    1,435,340       487,050          948,290           57,414            52,200           838,676      1,984,926
Kirby Station.......    1,843,672       507,773        1,335,899           73,747            55,650         1,206,502      2,348,728
Lakepointe..........      541,140       193,548          347,592           21,646            17,700           308,246        707,455
Lakeside............    1,950,821       793,341        1,157,480           78,033            62,400         1,017,047      2,523,881
Marsh Oaks..........      554,190       207,710          346,480           22,168            18,000           306,312        717,166
Napa Valley.........    1,059,454       405,606          653,848           42,378            36,000           575,470      1,454,936
Park Haywood........      864,729       358,917          505,812           34,589            31,200           440,023      1,123,514
Park Place..........      921,298       394,469          526,829           36,852            27,600           462,377      1,250,520
Pear Orchard........    1,858,815       633,419        1,225,396           74,353            58,350         1,092,693      2,416,192
Savannah Creek......    1,064,029       336,103          727,926           42,561            30,600           654,765      1,327,045
Shenandoah Ridge....    1,010,734       447,505          563,229           40,429            40,800           482,000      1,314,522
Somerset............      610,770       277,167          333,603           24,431            21,600           287,572        824,225
Southland Station
 I..................      820,371       271,009          549,362           32,815            24,000           492,547      1,109,454
Steeplechase........      493,418       196,168          297,250           19,737            16,200           261,313        626,380
Sutton Place........    1,253,028       384,296          868,732           50,121            37,800           780,811      1,590,725
Tiffany Oaks........    1,434,237       513,365          920,872           57,369            43,200           820,303      1,852,892
Village, The........    1,210,631       425,686          784,945           48,425            37,800           698,720      1,552,802
Westside Creek I....      744,133       257,207          486,926           29,765            21,300           435,861        984,816
Williamsburg
 Village............      689,330       241,678          447,652           27,573            22,200           397,879        877,292
Willow Creek........    1,150,208       490,055          660,153           46,008            42,750           571,395      1,406,073
                      -----------   -----------      -----------       ----------         ---------       -----------    -----------
       Total........  $28,444,324   $10,256,586      $18,187,738       $1,137,774         $ 892,050       $16,157,914    $37,172,096
                      ===========   ===========      ===========       ==========         =========       ===========    ===========

                                          NET           MANAGEMENT
                                       OPERATING            FEE             CAPITAL          ADJUSTED
 MORTGAGED PROPERTY   EXPENSES(2)     INCOME(3,7)      ADJUSTMENT(4)    EXPENDITURES(5)    CASH FLOW(6)
--------------------  -----------    --------------    -------------    ---------------    ------------
Belmere.............  $  558,026       $  873,271        $  57,252         $  42,000        $  774,019
Crosswinds..........     840,172        1,657,196           99,895            72,000         1,485,301
Fairways at Royal
 Oak................     520,900          924,975           57,835            42,800           824,340
Hermitage at
 Beechtree..........     454,093          911,089           54,607            38,800           817,682
Hidden Lake II......     423,947          649,726           42,947            32,000           574,779
High Ridge..........     466,802          898,355           54,606            32,000           811,749
Howell Commons......     678,072        1,306,854           79,397            69,600         1,157,857
Kirby Station.......     649,808        1,698,920           93,949            74,200         1,530,771
Lakepointe..........     271,236          436,219           28,298            23,600           384,321
Lakeside............     996,865        1,527,016          100,955            83,200         1,342,861
Marsh Oaks..........     242,233          474,933           28,687            24,000           422,246
Napa Valley.........     474,702          980,234           58,197            48,000           874,037
Park Haywood........     408,860          714,654           44,941            41,600           628,113
Park Place..........     563,068          687,452           50,021            36,800           600,631
Pear Orchard........     801,268        1,614,924           96,648            77,800         1,440,476
Savannah Creek......     460,920          866,125           53,082            40,800           772,243
Shenandoah Ridge....     604,810          709,712           52,581            54,400           602,731
Somerset............     321,521          502,704           32,969            28,800           440,935
Southland Station
 I..................     359,419          750,035           44,378            32,000           673,657
Steeplechase........     273,916          352,464           25,055            21,600           305,809
Sutton Place........     465,826        1,124,899           63,629            50,400         1,010,870
Tiffany Oaks........     761,932        1,090,960           74,116            57,600           959,244
Village, The........     527,557        1,025,245           62,112            50,400           912,733
Westside Creek I....     302,816          682,000           39,393            28,400           614,207
Williamsburg
 Village............     308,493          568,799           35,092            29,600           504,107
Willow Creek........     693,728          712,345           56,243            57,000           599,102
                      -----------    --------------    -------------    ---------------    ------------
       Total........  $13,430,990      $23,741,106       $1,486,885        $1,189,400       $21,064,821
                      ===========    ==============    =============    ===============    ============

------------
(1) Represents the historical unaudited rental and other revenues of the Mortgaged Properties for the indicated period.

(2) Represents the historical unaudited operating expenses of the Mortgaged Properties for the indicated period.

(3) Represents revenue in excess of operating expenses.

(4) Represents an assumed management fee adjustment calculated as 4% of the Mortgaged Property's revenue for the indicated period.

(5) Represents a $200 per apartment unit assumed capital expenditure per year for the indicated period.

(6) Represents the excess of net operating income over management fee adjustment and capital expenditures for the indicated period.

(7) Net operating income does not reflect interest income earned by certain of the Mortgaged Properties of approximately $48,000 and $63,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, or other operating expenses of approximately $56,000 and $65,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, consisting primarily of asset management fees incurred by certain of the Mortgaged Properties. Such amounts have been reflected in the Borrower's pro forma results of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

                          DESCRIPTION OF THE MORTGAGES

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MORTGAGES NOT DESCRIBED ELSEWHERE IN THIS PROSPECTUS. THE BORROWER AND THE DEPOSITOR BELIEVE THAT THE FOLLOWING DESCRIPTION INCLUDES ALL OF THE MATERIAL TERMS OF THE MORTGAGES, BUT THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORTGAGES. THE MORTGAGES WILL REMAIN IN PLACE UNTIL THE OCCURRENCE OF A PERMITTED MERGER AND SECURITY RELEASE. FROM AND AFTER THE OCCURRENCE OF A PERMITTED MERGER AND SECURITY RELEASE, THE BONDS WILL BE THE GENERAL UNSECURED OBLIGATIONS OF MAALP RANKING IN PARITY WITH ALL OTHER UNSECURED DEBT OF MAALP.

GENERAL

     The Mortgages create first priority mortgage liens on the Mortgaged Properties, including the Borrower's fee interest in each of the parcels of real property on which such Mortgaged Properties are situated, and related assets. The Mortgages will secure the payment in full of the Bonds and other charges that may become due and payable under the Indenture.

SECURITY RELEASE

     The Indenture provides that the Mortgage Liens will be subject to release if and when each of the following conditions, among others, occur: (i) the unsecured indebtedness of MAALP, including the Bonds, is rated at least "Baa3
" and "BBB-" by Moody's and S&P, respectively, and (ii) MAALP is a reporting company under the Exchange Act, pursuant to an effective registration statement on Form 10 (or any successor form). The ability of MAALP to procure the required ratings of its unsecured debt, including the Bonds, is subject to satisfaction of the criteria for such ratings as may be imposed from time to time by Moody's and S&P. MAALP believes such criteria include ownership by MAALP directly or through subsidiaries of substantially all of the real estate assets currently owned by MAAC and satisfaction of certain leverage and equity ratios. The rating criteria established by Moody's and S&P are subject to change from time to time in the sole discretion of the Rating Agencies, and such criteria are outside the control of MAALP and may not be satisfied by MAALP prior to repayment of the Bonds in full. In connection with the FDC Merger, MAAC has agreed not to transfer certain apartment communities or interests in property-owning partnerships to MAALP until November 1999. MAAC and MAALP believe that the inability of MAAC to transfer those assets to MAALP and operate exclusively through its UPREIT structure will preclude MAALP from obtaining the ratings from the Rating Agencies necessary to effect a Permitted Merger and Security Release. Therefore, MAALP believes that before November 1999 MAALP cannot, and there can be no assurance that MAALP will thereafter, procure the required ratings and effect a Permitted Merger and Security Release.

     The Borrower will give written notice to the Trustee which, in turn, will give notice to the Certificate holders, of an anticipated Permitted Merger and Security Release at least 60 days prior to any Security Release. Together with such notice, the Borrower will deliver copies of the Post-Effective Prospectus to each beneficial owner of the Certificates. Upon proof of proper notice and delivery of the Post-Effective Prospectus and the satisfaction of certain other conditions, the Indenture Trustee will release the Mortgage Liens, the Permitted Merger will occur and MAALP will assume the obligations under the Bonds. Neither a Permitted Merger nor a Security Release may occur if Advances are outstanding.

EFFECT OF SECURITY RELEASE

     After a Permitted Merger and Security Release, the Bonds will be the general unsecured obligations of MAALP ranking in parity with all other unsecured indebtedness of MAALP, and persons previously holding Certificates will thereafter have no claim against the Mortgaged Properties or any other property of MAALP except as general unsecured creditors of MAALP.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

     Each Mortgage, or a separate certificate executed by the Borrower, contains representations and warranties by the Borrower that are customary in transactions similar to the issuance of the Bonds, including representations as to the due formation of the Borrower; the authority of the Borrower to enter into and to perform under the related loan documents; the authority of the Borrower to conduct its business and its registration or qualification to do business in the state of its organization and all states where the Mortgaged Properties are located; the due authorization, execution and delivery of the loan documents by the Borrower; the legality, validity and binding effect of the loan documents and the enforceability thereof against the Borrower; any required consents necessary to enter into and perform under the loan documents; compliance with applicable laws (including zoning and environmental laws); the absence of material defaults by the Borrower under other agreements; the payment of taxes and other charges against the Mortgaged Properties; the absence of material litigation; and the maintenance of all necessary permits.

     Each Mortgage also contains certain representations, warranties, and covenants by the Borrower with respect to each Mortgaged Property and other collateral that are typical in commercial mortgages securing transactions similar to the issuance of the Bonds, including (i) representations regarding the Borrower's good title to the Mortgaged Property and (ii) covenants (a) to maintain good title to the Mortgaged Property, (b) to maintain insurance required with respect to the Mortgaged Property, (c) to comply in all material respects with laws, a failure of which would have a material adverse effect on the Borrower, the Mortgaged Property, or the Indenture Trustee's interest therein, (d) to allow no liens to be created against the Mortgaged Property and other collateral other than liens permitted by the Indenture, the Mortgages and the Bonds (collectively, the "Loan Documents") (subject to contract as set forth in the Mortgages) (e) except as otherwise permitted in the Mortgage with respect to a Security Release, to make no sale or assignment of any interest in the Mortgaged Property to anyone other than the Indenture Trustee, except for the granting of customary easements and similar rights in the ordinary course of business, (f) to pay property taxes, assessments, and similar charges against the Mortgaged Property as they become due, (g) to comply in all material respects with the terms of the Leases, (h) to rebuild or restore the Mortgaged Property after a casualty or condemnation (except where the Loan Documents provide that such repair or restoration is not required), (i) to maintain the validity and priority of the Indenture Trustee's security interest in the Mortgaged Property and other collateral, (j) to make no amendment to the Leases without the prior consent of the Indenture Trustee (except as permitted by the Loan Documents), and (k) not to be a party to any merger, consolidation, or reorganization not permitted by the Loan Documents.

LIMITATIONS ON ADDITIONAL INDEBTEDNESS

     Under each Mortgage, the Borrower has covenanted not to incur, assume or guaranty any indebtedness other than (i) the indebtedness represented by the Bonds and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is not outstanding for more than sixty days (or such longer period as any such debt will be contested by the Borrower in good faith (collectively, the "Permitted Indebtedness").

DISCHARGE OF LIENS

     The Borrower has covenanted to discharge by payment or by procurement of an appropriate surety bond, or otherwise, within 30 days after receiving written notice of the filing thereof (and in any event before foreclosure is permitted under law) any lien, encumbrance, or charge upon any Mortgaged Property not permitted under the terms of the respective Mortgage (subject to certain rights to contest those liens).

MAINTENANCE, REPAIR AND ALTERATIONS

     The Borrower has covenanted in the Mortgages and the Indenture (i) to maintain the Mortgaged Properties in good order and condition such that the utility and operation of the Mortgaged Properties will not be affected in any material adverse respect, subject to ordinary wear and tear and casualty, (ii) subject to the provisions of the Mortgages regarding casualty and condemnation, to make or cause to be made all necessary or appropriate repairs, replacements, and renewals to the Mortgaged Properties, and (iii) not to commit or permit any waste of the Mortgaged Properties or any part thereof.

     The Borrower may make, or permit to be made, material alterations with respect to a Mortgaged Property only with the consent of the Indenture Trustee.

INSURANCE

     The Borrower is required to maintain (or cause to be maintained) until the earlier to occur of (i) a Permitted Merger or (ii) repayment in full of the Bonds, insurance with respect to each Mortgaged Property against loss or damage by fire or such other hazards as may be included in the form of "all risk" building insurance from time to time available, in amounts sufficient to prevent the Borrower or the Indenture Trustee from becoming a co-insurer, but in any case in an amount equal to the replacement cost of the improvements (without considering depreciation and exclusive of excavations and foundations), which may be maintained in a blanket policy that insures other properties so long as there is sufficient coverage to replace the Mortgaged Property. In addition, for each Mortgaged Property, the Borrower will be required to maintain loss of income insurance covering losses arising out of damage or destruction by fire and such other hazards as may be included in the "all risk" building insurance carried as described above. Such insurance may also be maintained in a blanket policy that insures other properties so long as there is sufficient coverage to replace the required cash flow from the Mortgaged Property. The Borrower is also required to maintain boiler and machinery insurance; comprehensive general liability insurance; and such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders on loans secured by similar properties. If any Mortgaged Property is in an area designated as flood prone or a flood risk area or if flood insurance is required pursuant to the United States Flood Disaster Protection Act of 1973, as amended or supplemented or under any subsequent law then in effect, flood insurance with respect to such Mortgaged Property will be maintained in an amount not less than the maximum amount available under the Federal Flood Insurance Program. Required insurance coverage must be provided by insurance carriers having minimum claims paying ability rating of "Aa" or better by Moody's and "AA" or better by S&P. Each policy of insurance must name the Indenture Trustee as additional insureds or as loss payees. In the opinion of management of the Depositor and the General Partner, the Mortgaged Properties are adequately covered by insurance.

TITLE INSURANCE

     The Borrower has received title insurance loan policies in favor of the Indenture Trustee for all of the Mortgaged Properties.

CASUALTY AND CONDEMNATION

     In the event of any condemnation, the Borrower must continue to make its payments on the Bonds and the Borrower is required to pay the amount of any award or proceeds to the Indenture Trustee; provided, however, if there is no event of default under the Mortgage, the costs of restoration do not exceed 20% of the value of the improvements, the improvements comply with all building, zoning and other land use laws and regulations and the restoration can be completed within one year after such taking and six months prior to the Stated Maturity Date, then such award will be made available to the Borrower for the restoration.

FINANCIAL STATEMENTS AND OTHER INFORMATION

     The Borrower or, after a Permitted Merger, MAALP is required to deliver to the Indenture Trustee and the Rating Agencies, not later than 90 days after the end of each fiscal year, audited financial statements prepared on an accrual basis in accordance with GAAP for such year and certified by appropriate officers of the Borrower or MAALP, as the case may be.

     In addition, the Borrower or, after a Permitted Merger, MAALP is required to deliver to the Indenture Trustee and the Rating Agencies (i) not later than 45 days after the end of each fiscal quarter, unaudited financial statements internally prepared on an accrual basis in accordance with GAAP for such quarter, together with a certificate of appropriate officers of the Borrower or MAALP, as the case may be, relating to such financial statements and certifying as to the existence or nonexistence of an event of default and (ii) not later than 20 Business Days after the end of each financial quarter, a certificate of appropriate officers of the Borrower or MAALP, as the case may be, setting forth the Pre-Permitted Merger Debt Service Coverage Ratio or the Post-Permitted Merger Debt Service Coverage Ratio, as the case may be. The Borrower is also required before a Permitted Merger to deliver to the Indenture Trustee and the Rating Agencies certain additional operating and financial reports with respect to the Mortgaged Properties.

                                  THE BORROWER
OVERVIEW

     The Borrower is a special purpose Delaware limited partnership. The special purpose for which the Borrower has been formed is to hold, operate, own, manage, renovate, improve, lease, mortgage and otherwise deal with the Mortgaged Properties. The General Partner is a special purpose corporation organized under the laws of the State of Delaware. The special purpose for which the General Partner has been formed is to own the sole general partnership interest in the Borrower, act as and exercise all of the authority of the general partner of the Borrower, and do all acts necessary to satisfy the responsibilities of the general partner of the Borrower.

     The sole limited partner of the Borrower is MAALP, which is a majority owned subsidiary of MAAC. MAALP is the operating partnership in the UPREIT structure of MAAC, which is a self-administered and self-managed REIT. Twenty of the Mortgaged Properties were contributed by MAALP to the Borrower in exchange for a 99% limited partnership interest in the Borrower, and five of the Mortgaged Properties were acquired directly by the Borrower utilizing part of the proceeds from the MSMC Loan. One of the Mortgaged Properties was acquired by the Borrower as a result of the merger of Hermitage at Beechtree, L.L.C., with and into the Borrower. The only members of Hermitage at Beechtree, L.L.C. were MAAC and MAALP. Hermitage at Beechtree, L.L.C. was formed by MAAC and MAALP less than a month before its merger into the Borrower for the sole purpose of acquiring the Hermitage at Beechtree apartment community in a manner that would permit the contemplated transfer of such apartment community without additional transfer tax. The merger was accounted for using the purchase method of accounting utilizing the net purchase price paid for that Mortgaged Property. The General Partner contributed cash of approximately $2,271,000 for a 1% general partnership interest in the Borrower.

     The Borrower's principal executive offices are located at 1209 Orange Street, Wilmington, Delaware 19801 and its telephone number is (302) 777-0205.

SPECIAL PURPOSE ENTITY COVENANTS

     The Agreement of Limited Partnership of the Borrower (the "Partnership Agreement") contains provisions restricting the Borrower from engaging in any business other than the ownership, operation and financing of the Mortgaged Properties and from incurring debt other than the Bonds or as permitted under the Indenture, which includes certain trade accounts payable. In addition, the Partnership Agreement contains provisions intended to reduce the likelihood that the assets and liabilities of the Borrower would be consolidated with those of any affiliate of the Borrower in the event of a bankruptcy of such affiliate, including provisions prohibiting the commingling of assets of the Borrower with the assets of its General Partner and requiring the maintenance of separate books and records. Such provisions include the requirement that the General Partner have at least one independent director and that such independent director approve certain matters, including the filing of any bankruptcy petition.

                                 THE DEPOSITOR

     The Depositor is a special purpose Delaware corporation, incorporated on December 12, 1997. The business of the Depositor is limited by the terms of its Certificate of Incorporation to the purchase of the Bonds, creation of the Trust, causing the issuance by the Trust of the Certificates and the assignment to the Trustee of the trust assets and activities related thereto. Under the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Depositor, the Certificate of Incorporation may be amended only with the unanimous approval of the board of directors of the Depositor including the independent directors of the Depositor and both (i) a majority of the outstanding stock of the Depositor and

(ii) a majority of the outstanding stock of each class entitled to vote as a class. The Depositor will have only a single class of stock. The sole stockholder of the Depositor is MAAC, which will not be liable for the payment of the Certificates.

     The Depositor's principal executive offices are located at 1209 Orange Street, Wilmington, Delaware 19801 and its telephone number is (302) 777-0205.

                                   THE TRUST

     The Trust has been created as a grantor trust under the Code. Upon issuance of the Certificates, the Certificate holders will own 100% of the beneficial ownership interests in the Trust. The Trust has no executive officers or directors, and the daily acitivities of the Trust are conducted solely by the Trustee in accordance with the Trust Agreement. The only rights of the Trustee with respect to the Trust are those necessary and incidental to the performance of its duties under the Trust Agreement, including, the right to hold the Bonds, receive payments thereon, and distribute such payments to the Certificate holders, and to distribute the corpus of the Trust to its beneficiaries as provided in the Trust Agreement.

     The Trustee has no right or power on behalf of the Trust to (i) sell or otherwise transfer the Bonds, except to the Certificate holders upon the termination of the Trust; (ii) borrow any money; (iii) invest or reinvest any interest or principal payment received on the Bonds; (iii) issue any additional Certificates (with the exception of replacement certificates) or any securities senior to the Certificates; (iv) make loans to other persons; (v) invest in the securities of other issuers; (vi) underwrite securities of other issuers; (vii) engage in the purchase and sale of investments; (vii) offer securities in exchange for property (other than the original issuance of the Certificates);
(viii) repurchase or otherwise reacquire the Certificates, except upon the termination of the Trust in accordance with the Trust Agreement; or (ix) acquire any additional properties.

     The principal trust offices of the Trustee are located at 135 South LaSalle Street, Chicago, Illinois 60674-4107 and its telephone number is (312) 904-7324.

                                USE OF PROCEEDS

     The proceeds from the offer and sale of the Certificates will be utilized by the Depositor to purchase the Bonds from the Borrower. The net proceeds of this offering will be used by the Borrower to repay certain indebtedness of the Borrower to Morgan Stanley Mortgage Capital Inc. pursuant to the terms of a $140 million short-term promissory note. The proceeds from the MSMC Loan were used to partially finance the acquisition of Flournoy Development Company and certain related limited partnerships and other entities by MAAC and MAALP on November 25, 1997. The MSMC Loan is secured by the Mortgaged Properties and certain other collateral, including the Accounts. The MSMC Loan is payable in full on April 15, 1998, and bears interest at a floating rate of the London Interbank Offered Rate plus 1%. Finally, any remaining net proceeds of this offering will be distributed to the partners of the Borrower and used by such partners for general corporate purposes, including acquisitions.

                         SELECTED FINANCIAL INFORMATION

     The following table sets forth selected financial information on a pro forma basis for the Borrower as of and for the nine months ended September 30, 1997 and for the year ended December 31, 1996, and on an historical combined basis for Capital Properties Group ("CPG"), which is the predecessor of the Borrower, as of and for each of the years in the five-year period ended December 31, 1996 as of and for the nine months ended September 30, 1997 and 1996 (unaudited). The historical combined operating data of the CPG for the years ended December 31, 1996, 1995 and 1994 have been derived from the historical combined financial statements audited by KPMG Peat Marwick LLP, independent accountants, whose report with respect thereto is included elsewhere in this Prospectus. The historical combined operating data for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 have been derived from the unaudited combined financial statements of the CPG. In the opinion of management, the historical combined operating data for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

     The pro forma condensed combined balance sheet data as of September 30, 1997 were prepared as if at September 30, 1997: (i) the Borrower had issued the Bonds; (ii) the Flournoy Reorganization had been consummated ; (iii) MAALP had contributed 20 of the Mortgaged Properties to the Borrower in exchange for a 99% limited partnership interest in the Borrower and the contributed Mortgaged Properties were recorded at MAALP's historic costs; (iv) 5 of the Mortgaged Properties had been acquired by the Borrower; (v) Hermitage at Beechtree, L.L.C. had merged with and into the Borrower; (vi) the MSMC Loan had been originated;
(vii) the Mortgaged Properties had all been acquired by CPG prior to January 1, 1996; and (viii) $116 million of the net proceeds of the MSMC Loan had been distributed to MAALP. The pro forma condensed statement of operations data for the nine months ended September 30, 1997 and the year ended December 31, 1996 were prepared as if the above-described transactions occurred at the beginning of the period presented.

     The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited pro forma condensed financial statements, and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Borrower would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

               MID-AMERICA CAPITAL PARTNERS, L.P. (PRO FORMA) AND
                 CAPITAL PROPERTIES GROUP (HISTORICAL COMBINED)
                      (IN THOUSANDS EXCEPT PROPERTY DATA)

                                              NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                      -----------------------------------                          YEAR ENDED DECEMBER 31,
                                      PARTNERSHIP                          PARTNERSHIP    ------------------------------------------
                                       PRO FORMA        CPG HISTORICAL      PRO FORMA                   CPG HISTORICAL
                                      ------------   --------------------  ------------   ------------------------------------------
                                          1997         1997       1996         1996         1996       1995       1994       1993
                                      ------------   ---------  ---------  ------------   ---------  ---------  ---------  ---------
                                      (UNAUDITED)        (UNAUDITED)       (UNAUDITED)                                   (UNAUDITED)
Statement of Operations Data:
Revenue:
    Rental...........................   $ 28,128     $  22,233  $  13,788    $ 36,710     $  20,056  $  14,321  $   4,568  $     791
    Other............................        364           187        143         581           195        176        185         51
                                      ------------   ---------  ---------  ------------   ---------  ---------  ---------  ---------
        Total Revenue................   $ 28,492        22,420     13,931      37,291        20,251     14,497      4,753        842
Expenses:
    Property expenses (1)............     10,311         7,934      5,128      13,553         7,207      5,306      1,688        362
    Depreciation and amortization....      5,946         4,607      2,708       7,398         4,000      2,614        755        125
    General and administrative
      expenses.......................      1,253           897        557       1,642           810        580        190         34
    Interest.........................      7,052           724      1,631       9,403         2,169      2,225        925        226
    Amortization of deferred
      financing costs................        450            35         44         600            58         48         37     --
                                      ------------   ---------  ---------  ------------   ---------  ---------  ---------  ---------
Net Income...........................   $  3,480     $   8,223  $   3,863    $  4,695     $   6,007  $   3,724  $   1,158  $      95
                                      ============   =========  =========  ============   =========  =========  =========  =========
Balance Sheet Data:
    Real estate owned, at cost.......   $226,391       181,040    136,803      --           158,285     87,240     73,521      6,027
    Real estate owned, net...........    214,197       168,846    130,508      --           150,699     83,653     72,548      5,772
        Total assets.................    217,660       169,057    130,967      --           151,257     84,216     73,499      6,523
        Total debt...................    142,000        --         22,595      --            16,461     22,830     23,110      4,740
    Partners' equity (deficit).......     74,954       165,848    105,547      --           131,951     59,978     48,938      1,454
Other Data (at end of period):
    Number of Mortgaged Properties...         26            20         16          26            18         12         10          2
    Number of apartment units........      5,947         4,804      3,786       5,947         4,314      2,554      2,290        316
EBITDA (2)...........................     16,928        --         --          22,096        --         --         --         --
Adjusted EBITDA (3)..................     16,149        --         --          21,057        --         --         --         --
Cash flows from:
    Operations activities............     --            13,499      8,041      --            11,421      6,432      3,073     --
    Investing activities.............     --           (22,755)   (49,563)     --           (71,045)   (13,719)   (44,285)    --
    Financing activities.............     --             9,214     41,470      --            59,596      7,035     41,392     --
Debt Service Coverage Ratio (4)......      2.29x        --         --           2.24x        --         --         --         --
Adjusted Debt Service Coverage
  Ratio (5)..........................      1.64x        --         --           1.60x        --         --         --         --
Ratio of Earnings to Fixed
  Charges (6)........................      1.46x        11.83x      3.31x       1.47x         3.70x      2.56x      2.20x      1.42x

                                 YEAR ENDED DECEMBER 31,
                                 -----------------------
                                      CPG HISTORICAL
                                 -----------------------
                                          1992
                                       -----------
Statement of Operations Data:
Revenue:
    Rental...........................    $   513
    Other............................         31
                                       -----------
        Total Revenue................        544
Expenses:
    Property expenses (1)............        230
    Depreciation and amortization....         98
    General and administrative
      expenses.......................         22
    Interest.........................        172
    Amortization of deferred
      financing costs................     --
                                       -----------
Net Income...........................    $    22
                                       ===========
Balance Sheet Data:
    Real estate owned, at cost.......      2,330
    Real estate owned, net...........      2,177
        Total assets.................      2,593
        Total debt...................      2,357
    Partners' equity (deficit).......        (47)
Other Data (at end of period):
    Number of Mortgaged Properties...          1
    Number of apartment units........        108
EBITDA (2)...........................     --
Adjusted EBITDA (3)..................
Cash flows from:
    Operations activities............     --
    Investing activities.............     --
    Financing activities.............     --
Debt Service Coverage Ratio (4)......     --
Adjusted Debt Service Coverage
  Ratio (5)..........................     --
Ratio of Earnings to Fixed
  Charges (6)........................      1.13x

------------
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Expenditures."

(2) Earnings before interest taxes depreciation and amortization ("EBITDA") represents net income before extraordinary items and minority interest, computed in accordance with GAAP, adjusted for gains on dispositions of properties, interest expense, federal income taxes, depreciation and amortization. EBITDA should not be considered as a substitute for net income or any other GAAP measurement of performance, as an indication of operating performance or as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The Borrower believes that EBITDA is helpful in understanding the Borrower's results of operations in that such calculation reflects cash flow from operating activities and the Borrower's ability to support interest payments and general operating expenses before the impact of certain activities such as changes in other assets and accounts payable. Because companies have different accounting policies and different ways of calculating EBITDA, EBITDA presentations may not be comparable even among companies in the same industry group. Effective January 1, 1996, CPG implemented a new accounting policy regarding capital expenditures which included the following changes: 1) increase minimum dollar amounts to capitalize from $500 to $1,000, 2) capitalize replacement purchases for major appliances and carpeting of entire apartment units which had been previously expensed and 3) reduce depreciable lives for certain assets from 20 years to 10 to 15 years. The effect of this new accounting policy cannot be readily determined. However the Borrower believes that it results in increased EBITDA for 1996 as compared to EBITDA for 1996 presented under the previous capital expenditure policy.

(3) For purposes of this computation, adjusted EBITDA consists of EBITDA as defined in (2) above plus general and administrative expenses for the period less a $200 per apartment unit capital expenditure reserve and a management fee equal to 4% of total revenues per year.

(4) Debt service coverage ratio is computed as a ratio of adjusted EBITDA as defined in (3) above to interest expense.

(5) Adjusted debt service coverage ratio is defined as adjusted EBITDA as defined in (3) above divided by adjusted interest. Adjusted interest is calculated based on an assumed 9.25% annual interest rate and $142,000,000 of pro-forma total indebtedness.

(6) Ratio of earnings to fixed charges is computed by dividing net income plus fixed charges less capitalized interest by fixed charges. Fixed charges consist of interest expense (including interest costs capitalized and amortization of deferred financing costs).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OVERVIEW

     The following is a discussion of the combined financial condition and results of operations of CPG for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994. This discussion should be read in conjunction with the financial statements included in this Prospectus. These financial statements include all adjustments which are, in the opinion of management, necessary to reflect a fair statement of the results for the interim periods presented, and all such adjustments are of a normal recurring nature.

CAPITAL EXPENDITURES

     Following a review of its capital expenditure and depreciation policy, effective January 1, 1996, CPG implemented a new policy of which the primary changes are as follows:

          (a) Increase minimum dollar amounts to capitalize from $500 to $1,000;

          (b) For stabilized Mortgaged Properties (generally, Mortgaged Properties owned and operated by CPG for at least one year), capitalize replacement purchases for major appliances and carpeting of an entire apartment unit which was previously expensed; and

          (c) Reduce depreciation life for certain assets from 20 years to 10 to 15 years.

     CPG believes that the newly adopted accounting policy is preferable because it is consistent with policies currently being used by the majority of the largest apartment REITs and provides a better matching of expenses with the estimated benefit period. CPG's 1995 and 1994 financial statements were not restated for the effect of the change in accounting policy. The policy has been implemented prospectively effective January 1, 1996.

RESULTS OF OPERATIONS

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1996

     The total number of apartment units owned at September 30, 1997 was 4,804 in 20 apartment communities, compared to 3,786 in 16 apartment communities at September 30, 1996. Average monthly rental per apartment unit increased to $546 at September 30, 1997 from $525 at September 30, 1996. Overall occupancy was 96.4% at September 30, 1997 compared to 99.2% at September 30, 1996.

     Total revenues for the nine months ended September 30, 1997 increased by approximately $8,489,000 due primarily to (i) approximately $6,219,000 from the apartment communities acquired in 1996, (ii) approximately $1,868,000 from the apartment communities acquired in 1997, and (iii) approximately $402,000 from the apartment communities owned throughout both periods.

     Property operating expenses for the nine months ended September 30, 1997 increased by approximately $2,806,000 due primarily to (i) approximately $2,074,000 from the apartment communities acquired in 1996, (ii) approximately $635,000 from the apartment communities acquired in 1997, and (iii) approximately $97,000 from the apartment communities owned throughout both periods. Utility costs increased from 4.6% of revenue to 4.2% of revenue for the nine months ended September 30, 1997 compared to the same period a year earlier, due primarily to the further installation of approximately 1,795 individual apartment unit water meters.

     Depreciation and amortization expense increased approximately $1,890,000 for the nine months ended September 30, 1997 compared to the same period a year earlier primarily due to depreciation expense for (i) approximately $1,325,000 from the apartment communities acquired in 1996, (ii) approximately $374,000 from the apartment communities acquired in 1997, and (iii) approximately $191,000 from the apartment communities owned throughout both periods.

     Interest expense decreased approximately $907,000 during the nine months ended September 30, 1997 compared to the same period a year earlier primarily due to the repayment of all debt in 1997. The average borrowing cost of CPG's debt was 8.7% at September 30, 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO THE YEAR ENDED DECEMBER 31, 1995

     During the 1996 period, CPG acquired 6 apartment communities. The total number of apartment units owned at December 31, 1996 was 4,314 in 18 apartment communities, compared to 2,554 in 12 apartment communities at December 31, 1995. Average monthly rental per apartment unit increased to $532 at December 31, 1996 from $506 at December 31, 1995. Overall occupancy at December 31, 1996 and 1995 was 95.9% and 96.1%, respectively.

     Total revenues for 1996 increased by approximately $5,754,000 due primarily to (i) approximately $4,820,000 from the 6 apartment communities acquired in 1996, (ii) approximately $465,000 from a full year's operation of the 2 apartment communities acquired in 1995, and (iii) approximately $469,000 from the apartment communities owned throughout both periods.

     Property operating expenses for 1996 increased by approximately $1,901,000 due primarily to (i) approximately $1,674,000 from the 6 apartment communities acquired in 1996 (ii) approximately $143,000 from a full year's operations of the 2 apartment communities acquired in 1995, and (iii) approximately $84,000 from the apartment communities owned throughout both periods. As a percentage of revenue, property operating expenses decreased to 35.6% from 36.6% for the year ended December 31, 1996 and 1995, respectively. Utility costs decreased from 5.2% of revenue to 4.6% of revenue for the year ended December 31, 1996 compared to the same period a year earlier, due primarily to the installation of 1,276 individual apartment unit water meters.

     Depreciation and amortization expense increased approximately $1,396,000 for the year ended December 31, 1996 compared to the same period a year earlier primarily due to depreciation expense of (i) approximately $893,000 from the 6 apartment communities acquired in 1996, (ii) approximately $97,000 from the 2 apartment communities acquired in 1995, and (iii) approximately $406,000 from the apartment communities owned throughout both periods.

     Interest expense decreased approximately $56,000 during 1996 due primarily to the scheduled loan maturity of the Kirby Station debt. CPG increased the average borrowing cost to 9.4% at December 31, 1996 as compared to 8.7% on December 31, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO THE YEAR ENDED DECEMBER 31, 1994

     The total number of apartment units owned at December 31, 1995 was 2,554 in 12 apartment communities, compared to 2,290 in 10 apartment communities at December 31, 1994. Average monthly rental per apartment unit increased to $506 for 1995 from $500 for 1994. Overall occupancy was 96.1% at December 31, 1995 and 1994.

     Total revenues for 1995 increased by approximately $9,744,000 due primarily to (i) approximately $1,076,000 from the 2 apartment communities acquired, (ii) approximately $8,643,00 from a full year's operation of 10 apartment communities acquired in 1994, and (iii) approximately $25,000 from the apartment communities owned throughout both periods.

     Property operating expenses increased by approximately $3,618,000 over 1994. The increase primarily resulted from (i) approximately $421,000 of operating expense from the 2 apartment communities acquired in 1995, (ii) approximately $2,655,000 for full year's operation of the 10 apartment communities acquired in 1994, and (iii) approximately $542,000 from the apartment communities owned throughout both periods. As a percentage of revenue, property operating expenses increased to 36.6% from 35.5% for the year ended December 31, 1995 and 1994, respectively. During 1995, approximately $90,000 was expensed for replacement of appliances and carpets compared to approximately $44,000 for 1994.

     Depreciation and amortization expense increased approximately $1,870,000 for the year ended December 31, 1995 compared to the same period a year earlier primarily due to depreciation expense for (i) approximately $210,000 from the 2 apartment communities acquired in 1996, (ii) approximately $1,622,000 from the 10 apartment communities acquired in 1994, and
(iii) approximately $38,000 for the apartment communities owned throughout both periods.

     Interest expense increased approximately $1,300,000 during 1995 due to apartment communities acquired during the year. CPG's average borrowing cost was 8.7% at December 31, 1995 and 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash flow provided by operating activities increased by approximately $5,458,000 for the nine months ended September 30, 1997 from approximately $8,041,000 for the nine months ended September 30, 1996. The increase in net cash flow was primarily due to an increase in net income, depreciation and amortization, and accrued expenses and liabilities. Net cash flow provided by operating activities increased by approximately $4,999,000 for the year ended December 31, 1996 from approximately $6,432,000 for the year ended December 31, 1995. The increase in net cash flow was primarily due to an increase in net income, depreciation and amortization, and accrued expenses and liabilities. This increase in net cash flow provided by operating activities was offset by an increase in restricted cash due to an increase in other mortgage escrows and replacement reserves.

     Net cash flow used in investing activities decreased by approximately $26,808,000 for the nine months ended September 30, 1997 from approximately $49,563,000 for the nine months ended September 30, 1996. Capital improvements to existing properties totaled approximately $3,544,000 for the nine months ended September 30, 1997, compared to approximately $3,182,000 for the same period in 1996. Of the $3,544,000 in capital improvements approximately $1,019,000 was for recurring capital expenditures, including carpet and appliances, approximately $893,000 was for revenue enhancing projects, approximately $1,590,000 was for acquisition capital with the remaining balance for other miscellaneous items. Net cash flow used in investing activities increased by approximately $57,326,000 for the year ended December 31, 1996 from approximately $13,719,000 for the year ended December 31, 1995. Capital improvements to existing properties totaled approximately $4,819,000 for the year ended December 31, 1996, compared to approximately $155,000 for the same period in 1995. Of the $4,819,000 in capital improvements approximately $1,514,000 was for recurring capital expenditures, including carpet and appliances, approximately $941,000 was for revenue enhancing projects, approximately $2,282,000 was for acquisition capital with the remaining balance for other miscellaneous spending. For the stabilized apartment units, recurring capital expenditures averaged $351 per apartment unit. Construction in progress for new apartment units decreased to approximately $1,588,000 for the year ended December 31, 1996 due primarily to no new apartment unit construction.

     Net cash flow provided by financing activities decreased by approximately $32,256,000 during the nine months ended September 30, 1997 from approximately $41,470,000 for the same period in 1996. The principal uses of cash from financing activities were approximately $16,460,000 for repayment of notes payable, approximately $6,610,000 for contributions by the partners, and $19,064,000 for contribution of properties to CPG. Net cash flow used by financing activities increased by approximately $52,561,000 during the year ended December 31, 1996 from approximately $7,035,000 for the year ended December 31, 1995. The principal uses of the cash included approximately $6,370,000 for the repayment of notes payable, approximately $700,000 of cantributions from the partners, and $65,266,000 for contribution of properties to CPG.

     CPG believes that cash provided by operations is adequate and anticipates that it will continue to be adequate in both the short and long-term to meet operating requirements (including recurring capital expenditures at the Mortgaged Properties).

INSURANCE

     In the opinion of management, property and casualty insurance is in place which provides adequate coverage to provide financial protection against normal insurable risks such that it believes that any loss experienced would not have a significant impact on CPG's liquidity, financial position, or results of operations.

INFLATION

     Substantially all of the resident leases at the Mortgaged Properties allow, at the time of renewal, for adjustments in the rent payable thereunder, and thus may enable CPG to seek rent increases. The substantial majority of these leases are for one year or less. The short-term nature of these leases generally serves to reduce the risk to CPG of the adverse effects of inflation.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

     The Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements. These statements include the plans and objectives of management for future operations, including plans and objectives relating to capital expenditures and rehabilitation costs on the apartment communities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties which are discussed in "Risk Factors" in this Prospectus. Although CPG believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CPG or any other person that the objectives and plans of CPG will be achieved.

                           MANAGEMENT OF THE BORROWER

DIRECTORS AND EXECUTIVE OFFICERS

     The business affairs of the Borrower will be managed by the General Partner; provided that the day-to-day operation of the Mortgaged Properties will be managed by MAALP pursuant to the terms of a Management Agreement between the Borrower and MAALP. The General Partner's directors and executive officers are as follows:

                                           POSITION WITH
                NAME                          BORROWER         TERM EXPIRES             POSITION WITH MAAC
-------------------------------------  ----------------------  -------------   ------------------------------------
George E. Cates......................  Director                     1998       Chairman of the Board of Directors
                                                                                 and Chief Executive Officer

H. Eric Bolton, Jr...................  Director                     1998       Director, President and Chief
                                                                                 Operating Officer

Stephen M. Carpenter.................  Independent Director         1998(1)    None

Howard Eddings, Jr...................  Independent Director         1998(1)    None

Simon R.C. Wadsworth.................  President                               Director, Executive Vice President
                                                                                 and Chief Financial Officer

------------
(1) The Articles of Incorporation of the General Partner provide that the General Partner will at all times have at least one "independent director" which is defined as a director of the General Partner who is not and has not been at any time during the five (5) years preceding the time of initial appointment: (a) a stockholder, director, officer, employee, partner, attorney or counsel of the General Partner, the Borrower, or any affiliate of either of them; (b) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the General Partner, the Borrower, or any affiliate of either of them; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person.

     The following is a biographical summary of the experience of the directors and executive officers of the Company:

     GEORGE E. CATES. Mr. Cates is the Chief Executive Officer and Chairman of the Board of Directors of MAAC, positions he has held since MAAC's inception. Mr. Cates founded The Cates Company in 1977 and served as its president and chief executive officer until its merger with MAAC in February 1994. Mr. Cates received a B.S. in industrial engineering from Georgia Tech. From 1970 to 1977, Mr. Cates was a shareholder and general manager of Walk Jones and Francis Mah, Inc., architects and engineers. Prior to that, he served in a number of manufacturing, sales and marketing positions with the Buckeye Cellulose division of Procter & Gamble. Mr. Cates is past Chairman of the Board of Memphis Light, Gas and Water Division, past president of the Memphis Apartment Council, past Vice Chairman of the Memphis and Shelby County Airport Authority and is currently a trustee of Rhodes College. Mr. Cates is also a director of First Tennessee National Corporation. Mr. Cates is 60 years old.

     H. ERIC BOLTON, JR. Mr. Bolton has been an employee of MAAC since 1994. Mr. Bolton joined MAAC as its Vice-President of Development and was named Chief Operating Officer in February 1996. In December 1996, Mr. Bolton was appointed to serve as President of MAAC and was appointed as a member of the Board of Directors of MAAC in February 1997. Mr. Bolton has over 10 years of real estate experience and prior to joining MAAC was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. He received a B.B.A. in accounting from the University of Memphis and an M.B.A. in finance and real estate from the University of North Texas. Mr. Bolton is 41 years old.

     HOWARD EDDINGS, JR. Mr. Eddings is President of the Memphis Leadership Foundation. From 1991 to 1996, Mr. Eddings served as Vice-President of Field Ministries for the Memphis Leadership Foundation. Mr. Eddings received a B.A. degree in Social Work from the University of Memphis. Mr. Eddings is 36 years old.

     STEPHEN M. CARPENTER. Mr. Carpenter is the Principal/founder of New Hope Christian Academy in Memphis, Tennessee; established June, 1995 and is an ordained Episcopal minister serving at The Church of the Holy Communion, Memphis, Tennessee. Prior to Seminary, Mr. Carpenter was a computer programmer for two years and a Pension Plan Consultant and Administrator for five years. His formal education includes a B.B.A. from the University of Texas, Austin and an M.Div. from Princeton Theological Seminary. Mr. Carpenter is 33 years old.

     SIMON R. C. WADSWORTH. Mr. Wadsworth is Executive Vice President, Chief Financial Officer and a director of MAAC. Mr. Wadsworth joined MAAC in March 1994, but acted as a consultant to the Company from the time the Initial Offering was completed until being named to his current positions. Mr. Wadsworth is the President and 85% shareholder of TMF, Inc., an industrial equipment dealership which he acquired in 1981. Mr. Wadsworth spends less than two hours per week on TMF, Inc. business, which is managed by professional management. From 1976 to 1980, he was Director of Corporate Development for Holiday Inns, Inc., and from 1973 to 1976 was Budget Director for Royal Crown Companies. Mr. Wadsworth received a B.A. with honors from Cambridge University and an M.B.A. (concentrating in finance and accounting) from the Harvard Graduate School of Business. Mr. Wadsworth is 50 years old.

EXECUTIVE COMPENSATION

     None of the directors or executive officers of the General Partner, with the exception of Mr. Carpenter and Mr. Eddings, will receive any compensation for serving in such positions. Mr. Carpenter and Mr. Eddings will each be paid a stipend of $100 per month for serving as a director of the General Partner.

                  CERTAIN INFORMATION REGARDING MAALP AND MAAC
OVERVIEW

     MAAC is a Memphis, Tennessee-based self-administered and self-managed UPREIT whose common stock is traded on the New York Stock Exchange under the symbol "MAA." MAAC is the sole general partner of MAALP and owns an approximately 84.6% interest in MAALP (MAAC and MAALP being hereinafter referred to as the "Company" where the context so requires). The Company seeks to acquire apartment communities appealing to middle and upper income residents primarily in mid-size cities in the southeastern United States and Texas. Approximately 72% of the Company's apartment units are located in Tennessee, Georgia, Florida and Texas markets. The Company's strategic focus is to provide its residents high quality apartment units in attractive community settings, characterized by extensive landscaping and attention to aesthetic detail. The Company utilizes its experience and expertise in maintenance, landscaping, marketing and management to effectively "reposition" many of the apartment communities it acquires to raise occupancy levels and per unit average rentals. The Company's principal executive offices are located at 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138, and its telephone number is (901) 682-6600.

     Founded in 1977 by George E. Cates, MAAC's Chairman of the Board of Directors and Chief Executive Officer, MAAC's predecessor grew from an operator of a single 252-unit apartment community in Memphis, Tennessee into a fully-integrated owner and operator of 5,580 apartment units in 22 apartment communities in four southeastern states immediately prior to the Company's initial public offering in February 1994 (the "Initial Offering"). At the time of the Initial Offering, all of the apartment communities were transferred to MAALP, and MAAC commenced its operations in an UPREIT structure, with MAALP being solely responsible for the operation, maintenance, landscaping and other management duties in respect of the apartment communities.

     On November 25, 1997, the Company acquired from Flournoy Development Company ("FDC"), a Columbus, Georgia-based apartment construction, development and management company, and certain related property partnerships (the "Property Partnerships"), 32 apartment communities containing an aggregate of 7,691 apartment units located primarily in Georgia, Florida, South Carolina and Tennessee, by means of the merger of FDC into MAAC (the "FDC Merger") and the acquisition by MAALP of certain apartment communities and partnership interests in certain Property Partnerships (collectively, the "Flournoy
Reorganization"). In addition, the Company acquired from FDC the construction in progress of four new apartment communities and three additions to existing apartment communities, which, in the aggregate, represents the construction of 950 new apartment units (the "Development Properties"). After consummation of the Flournoy Reorganization, the Company owned 114 apartment communities containing 30,726 apartment units in 13 states, a 450% increase over the number of apartment units owned at the time of the Initial Offering.

PRESENT AND ANTICIPATED OPERATING STRUCTURE OF THE COMPANY

     By means of the FDC Merger, MAAC acquired the Development Properties and partnership interests in 27 Property Partnerships (the "FDC-owned Partnership Interests"). The remaining assets were acquired in the Flournoy Reorganization by MAALP. Consequently, immediately after the Flournoy Reorganization both MAAC and MAALP owned substantial portions of the historical assets of FDC and the Property Partnerships.

     The FDC Merger was structured as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Pursuant to two separate General Counsel Memoranda issued by the Internal Revenue Service (the "IRS"), the IRS has privately ruled that a merger will not qualify as a tax-free reorganization under the Code if a substantial amount of the assets received by the surviving entity in the merger were transferred to a partnership (as opposed to a controlled corporation, which transfer is permitted by the Code) immediately after consummation of the merger. In January 1997, the Department of Treasury issued proposed regulations that would permit certain post-merger transfers of assets to partnerships, effectively reversing the prior IRS position. However, the proposed regulations expressly do not apply to transactions consummated or subject to definitive agreements prior to the adoption of final regulations. As of this time, final regulations have not been adopted. Counsel has advised MAAC that the IRS might successfully assert that the FDC Merger did not qualify as a tax-free reorganization under the Code if MAAC were to transfer the Development Properties and the FDC-owned Partnership Interests to MAALP.

     If the FDC Merger were to fail to qualify as a tax-free reorganization under the Code, MAAC and the former shareholders of FDC would incur substantial tax liabilities. Therefore, in order to preserve the status of the FDC Merger as a tax-free reorganization, MAAC has agreed not to transfer the Development Properties and the FDC-owned Partnership Interests to MAALP for a period of two years after consummation of the Flournoy Reorganization without the consent of the former FDC shareholders. Until the Development Properties and FDC-owned Partnership Interests are transferred from MAAC to MAALP, MAAC will retain substantial interests in the real estate assets represented by the Development Properties and the FDC-owned Partnership Interests and will not be able to operate exclusively through its preferred UPREIT structure. The Company believes that the inability of MAAC to transfer those assets to MAALP and operate exclusively through its UPREIT structure will preclude MAALP from obtaining the ratings from the Rating Agencies necessary to effect a Permitted Merger and Security Release. At the end of such restricted period, MAAC intends to transfer all real estate assets then-owned by it, including the Development Properties and the FDC-owned Partnership Interests, to MAALP and to seek the ratings for the unsecured debt, including the Bonds, of MAALP from the Rating Agencies required as a condition to a Permitted Merger and Security Release. The rating criteria established by the Rating Agencies are subject to change from time to time in the sole discretion of the Rating Agencies, and such criteria are outside the control of MAALP and may not be satisfied by MAALP prior to repayment of the Bonds in full. Accordingly, there can be no assurance that MAALP will procure the required ratings and effect the Permitted Merger and Security Release.

     Accordingly, included or incorporated by reference into this Prospectus are Consolidated Summary Financial and Operating Data and consolidated financial statements for MAAC, which include 100% of the assets, liabilities and operations of MAALP as a consolidated subsidiary of MAAC. The Borrower and Depositor believe that separate MAALP financial statements are not material to an understanding of an investment in the Certificates and underlying Bonds and that the included and incorporated MAAC information more accurately presents the financial condition, results of operations, cash flow and other operating data that would be considered important by Certificate holders as prospective holders of the Bonds following a Permitted Merger and Security Release, at which time the Bonds will be the general, unsecured obligations of MAALP, than the same information for either MAAC or MAALP would on an unconsolidated, "standalone" basis. See " -- Summary Consolidated Financial and Operating Data" and "Incorporation by Reference." At least 60 days prior to the Permitted Merger and Security Release, the Trustee will distribute the Post-Effective Prospectus which will contain consolidated audited and unaudited financial information concerning MAALP. The Company believes that at such time, the Development Properties and FDC-owned Partnership Interests will have been contributed by MAAC to MAALP and that substantially all of the Company's assets and operations at such time will be held and conducted by MAALP and its subsidiaries, including the Borrower.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA FOR THE COMPANY

     The following table sets forth summary financial and operating information on an historical basis for the Company and its predecessor. See " -- Present and Anticipated Operating Structure" immediately above. The following information should be read in conjunction with all of the financial statements and notes thereto included in the Quarterly Report on Form 10-Q for the quarter and nine-month period ended September 30, 1997, and the Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference herein. Also set forth below are summary unaudited pro forma financial, operating and other data for the Company as of and for the nine months ended September 30, 1997 and the year ended December 31, 1996 which should be read in conjunction with the unaudited pro forma condensed combined financial statements included in the Company's Current Report on Form 8-K/A, dated September 17, 1997 and filed with the Securities and Exchange Commission on February 5, 1998 incorporated by reference herein. The unaudited pro forma balance sheet data at September 30, 1997 have been prepared as if the following had occurred at September 30, 1997: (i) consummation of the offering and sale of 1,938,830 shares of MAAC's 8 7/8% Series B Cumulative Preferred Stock and the application of the net proceeds thereof; (ii) consummation of the Flournoy Reorganization;
(iii) the issuance of $142.0 million in Bonds, the net proceeds of which will be utilized to repay certain indebtedness of the Company to Morgan Stanley Mortgage Capital, Inc. pursuant to the terms of the $140.0 million MSMC Loan; (iv) the issuance and sale of 3,499,300 shares of MAAC's Common Stock for an aggregate net purchase price of $98.2 million and the related use of such proceeds; (v) the acquisition of one apartment community containing an aggregate of 194 apartment units for an aggregate cash purchase price of $8.9 million, subsequent to September 30, 1997.

     The unaudited pro forma statements of operations data have been prepared as if, at January 1, 1996, in addition to the transactions described above, the following had occurred: (i) the acquisition of six Mortgaged Properties in 1996 and of ten Mortgaged Properties in 1997; (ii) the disposition of three Mortgaged Properties in 1996 for aggregate cash consideration of $24.7 million; (iii) the issuance and sale in 1996 of 2,000,000 shares of MAAC's 9.5% Series A Cumulative Preferred Stock for an aggregate net cash price of $47.8 million and the related use of such proceeds; (iv) the issuance and sale in 1997 of 2,300,000 shares of MAAC's Common Stock for an aggregate net cash price of $62.5 million and the related use of such proceeds; and (v) MAAC qualified as a REIT and distributed all of its taxable income for the periods presented and, therefore, incurred no income tax.

     The unaudited pro forma financial information does not include the effect of eliminating certain nonrecurring income and expenses or the elimination of certain general and administrative expenses that were included in the historical operating information of FDC which the Company does not expect to incur in the future. Included in the pro forma information for the nine months ended September 30, 1997 are gains from sales of assets ($132,000), dividend income on trading securities ($20,000), other income ($38,000), accounting, legal and other costs incurred in connection with a proposed public offering of FDC common stock which was abandoned during 1997 ($2,252,000) and general and administrative expenses which are expected to be eliminated as a result of cost savings resulting from the Flournoy Reorganization ($587,000). Included in the pro forma information for the year ended December 31, 1996 are gains from sales of assets ($3,505,000), dividend income on trading securities ($34,000), accounting, legal and other costs incurred in connection with a proposed public offering of FDC common stock which was abandoned during 1997 ($233,000) and general and administrative expenses which are expected to be eliminated as a result of cost savings resulting from the Flournoy Reorganization ($904,000). See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Risks Associated with Forward-Looking Statements".

     The pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of the date or for the periods indicated, nor do they purport to represent the results of operations or financial position for future periods. This data should be read in conjunction with the historical financial statements of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Forms 10-Q and Form 10-K described above and incorporated into the accompanying Prospectus by reference. In the opinion of management, the operating data for the periods presented include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                      SUMMARY FINANCIAL AND OPERATING DATA
           (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND PROPERTY DATA)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                                    YEAR ENDED DECEMBER 31,
                                      ----------------------------------                ------------------------------------------
                                                        (UNAUDITED)
                                                         HISTORICAL                                     HISTORICAL
                                       PRO FORMA    --------------------   PRO FORMA    ------------------------------------------
                                         1997         1997       1996        1996         1996       1995      1994(1)     1993
                                      -----------   ---------  ---------  -----------   ---------  ---------  ---------  ---------
                                      (UNAUDITED)                         (UNAUDITED)                                  (PREDECESSOR)

OPERATING DATA:
Revenue:
Property
    Rental...........................  $ 139,917    $  95,388  $  81,527   $ 177,827    $ 110,090  $  93,509  $  50,181  $  25,687
    Other............................      3,102        1,566      1,347       3,951        1,060      1,454      1,026        608
Property management..................      1,036       --         --           1,319       --         --         --         --
Development..........................        614       --         --           2,046       --         --         --         --
Construction, net....................        631       --         --           1,854       --         --         --         --
Miscellaneous........................        730       --         --           1,293          732     --         --         --
    Total revenue....................    146,030       96,954     82,874     188,290      111,882     94,963     51,207     26,295
Expenses:
Property Expenses (2)................     54,148       36,928     31,795      68,860       42,570     37,954     19,484     11,316
General and administrative (3).......      8,711        4,707      4,621      11,416        6,154      4,851      3,613      1,402
Property management..................        576       --         --             715       --         --         --         --
Interest.............................     32,659       20,271     19,502      41,646       25,766     22,684     10,233      7,448
Depreciation and amortization........     31,542       19,798     16,175      40,077       22,104     17,167      9,099      3,720
Offering expenses....................      2,252       --         --             233       --         --         --         --
Other, net (4).......................       (875)      --         --             640       --         --         --         --
Gain on disposition of properties....        132       --          1,944       3,505        2,185     --         --         --
Income before minority interest and
  extraordinary item.................     17,149       15,250     12,725      28,208       17,473     12,307      8,778      2,409
Net income...........................     14,818       12,678     10,384      24,343       14,260      9,810      6,944      2,542
Preferred dividends..................      6,788        3,562     --           9,052          990     --         --         --
Net income available for common
  shares.............................      8,030        9,116     10,384      15,291       13,270      9,810      6,944      2,542
Net income per weighted average
  common share outstanding...........  $     .44    $     .71  $     .95   $     .83    $    1.21  $    1.00  $    1.01     --
Weighted average Common Shares
  outstanding........................     18,447       12,793     10,982      18,447       10,986      9,819      6,534     --
BALANCE SHEET DATA:
Real estate owned, at cost........... $1,191,470    $ 783,545  $ 624,496      --        $ 641,893  $ 578,788  $ 434,460  $ 125,269
Total assets.........................  1,060,342      737,291    600,115      --          611,199    565,267    439,233    104,439
Total debt...........................    596,974      382,058    347,541      --          315,239    307,939    232,766    105,594
Minority interest....................     61,529       45,383     39,623      --           39,238     41,049     43,709     --
Shareholders' equity (owners'
  deficit)...........................    467,417      290,499    196,189      --          241,384    202,278    152,385     (4,684)
OTHER DATA:
Dividends declared per share.........     --        $    1.07  $    1.02      --        $    2.07  $    2.01  $    1.71     --
Ratio of total debt to total
  capitalization (5).................      44.9%        42.2%      50.8%      --            41.9%      48.2%      44.1%
Number of properties.................        114           82         72      --               73         70         54         22
Number of apartment units............     30,726       22,085     18,992      --           19,280     18,220     14,333      5,580
EBITDA (6)...........................     82,093       --         --         107,066       --         --         --         --
Cash flows from:
    Operating activities.............     --           36,906     26,142      --           38,018     34,289     21,590      7,269
    Investing activities.............     --          (96,588)   (52,229)     --          (70,436)   (39,167)  (227,746)   (13,643)
    Financing activities.............     --           61,411     25,984      --           33,425      2,944    208,099      7,008
Debt Service Coverage Ratio (7)......       2.51x      --         --            2.57x      --         --         --         --

                                 YEAR ENDED DECEMBER 31,
                                 -----------------------
                                      HISTORICAL
                                 -----------------------
                                         1992
                                       ---------
OPERATING DATA:
Revenue:
Property
    Rental...........................  $  21,756
    Other............................        438
Property management..................     --
Development..........................     --
Construction, net....................     --
Miscellaneous........................     --
    Total revenue....................     22,194
Expenses:
Property Expenses (2)................      9,682
General and administrative (3).......      1,112
Property management..................     --
Interest.............................      7,524
Depreciation and amortization........      3,344
Offering expenses....................     --
Other, net (4).......................     --
Gain on disposition of properties....     --
Income before minority interest and
  extraordinary item.................        532
Net income...........................      1,090
Preferred dividends..................     --
Net income available for common
  shares.............................      1,090
Net income per weighted average
  common share outstanding...........     --
Weighted average Common Shares
  outstanding........................     --
BALANCE SHEET DATA:
Real estate owned, at cost...........  $ 111,686
Total assets.........................     93,252
Total debt...........................     95,036
Minority interest....................     --
Shareholders' equity (owners'
  deficit)...........................     (4,493)
OTHER DATA:
Dividends declared per share.........     --
Ratio of total debt to total
  capitalization (5).................
Number of properties.................         19
Number of apartment units............      5,064
EBITDA (6)...........................     --
Cash flows from:
    Operating activities.............      4,342
    Investing activities.............     (8,240)
    Financing activities.............      4,637
Debt Service Coverage Ratio (7)......     --

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) Operating data for 1994 includes 34 days of predecessor financial information and per share data for 1994 is for the period February 4, 1994 through December 31, 1994.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Expenditures" included in the Quarterly Report on Form 10-Q for the quarter and nine-month period ended September 30, 1997 and the Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated herein by reference.

(3) Includes corporate expenses.

(4) Pro forma operating data for the nine-month period ended September 30, 1997 includes a non-recurring tax credit of approximately $875,000.

(5) Total capitalization as of the dates presented is total debt plus the aggregate market value of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and units of limited partnership interest held by persons other than the Company (based upon the market value of the Company's Common Stock), which are redeemable for shares of Common Stock on a one-for-one basis, or at the Company's option for cash. The market value of the Series A Preferred Stock and the Series B Preferred Stock is based upon $25.00 per share.

(6) Earnings before interest taxes depreciation and amortization ("EBITDA") represents net income before extraordinary items and minority interest, computed in accordance with GAAP, adjusted for gains on dispositions of properties, interest expense, federal income taxes, depreciation and amortization. EBITDA should not be considered as a substitute for net income or any other GAAP measurement of performance, as an indication of operating performance or as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The Borrower believes that EBITDA is helpful in understanding the Borrower's results of operations in that such calculation reflects cash flow from operating activities and the Borrower's ability to support interest payments and general operating expenses before the impact of certain activities such as changes in other assets and accounts payable. Because companies have different accounting policies and different ways of calculating EBITDA, EBITDA presentations may not be comparable even among companies in the same industry group. Effective January 1, 1996, CPG implemented a new accounting policy regarding capital expenditures which included the following changes 1) increase minimum dollar amounts to capitalize from $500 to $1,000, 2) capitalized replacement purchases for major appliances and carpeting of entire apartment units which had been previously expensed and 3) reduce depreciation lives for certain assets from 20 years to 10 to 15 years. The effect of this new accounting policy can not be readily determined. However the Borrower believes that it results in increased EBITDA for 1996 as compared to EBITDA for 1996 presented under the previous capital expenditure policy.

(7) Debt service coverage ratio is computed as a ratio of EBITDA as defined in
    (6) above to interest expense.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

CERTIFICATES

GENERAL

     The following general discussion summarizes certain of the material federal income tax aspects of the acquisition, ownership and disposition of the Certificates. This discussion is a summary for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of the Certificates by a prospective investor in light of his or her personal circumstances. This discussion also does not address the federal income tax consequences of ownership of Certificates not held as capital assets within the meaning of Section 1221 of the Code, or the federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, financial institutions, thrifts, insurance companies, persons that hold the Certificates as part of a "straddle," a "hedge" against currency risk, or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion is generally limited to the tax consequences to initial holders. It also does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis; accordingly, any such change could affect the continuing validity of this discussion.

     PERSONS CONSIDERING THE PURCHASE OF CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

     The following discussion is limited to the federal income tax consequences relevant to a holder of a Certificate that is a U.S. Person, except where otherwise noted. A "U.S. Person" is (i) a citizen or resident of the United States, (ii) a corporation or partnership (except to the extent provided in applicable Treasury regulations) organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate, the income of which is subject to federal income tax regardless of the source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more such U.S. Persons have the authority to control all of its substantial decisions (and certain other trusts eligible to elect to be treated as U.S. Persons).

CLASSIFICATION OF INVESTMENT ARRANGEMENT

     In the opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation, which opinion is filed as an exhibit to the registration statement of which this Prospectus is a part, the Trust will be treated for federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. The Trustee intends to report income, gain, loss and deduction to the IRS accordingly.

     Under the grantor trust rules, each Certificate holder will be treated for federal income tax purposes as having purchased an undivided interest in the assets of the Trust to the extent of the Certificate holder's proportionate interest in the Trust. Similarly, the sale of a Certificate by a Certificate holder will be considered a sale of the Certificate holder's interest in the assets of the Trust with respect to that holder. In general, the tax consequences of an investment in Certificates will depend on the rules applicable to the Bonds and, after foreclosure, the Mortgaged Properties. The Certificates will represent an undivided proportionate interest in the Bonds.

     A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans
 . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). In addition, a Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), in each case to the extent that the holder's pro rata undivided interest in the Bonds does not exceed such holder's allocable interest in the fair market value of the Mortgaged Properties. Furthermore, a Certificate owned by a REMIC may be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the Bonds constitute a "qualified mortgage" within the meaning of Code Section 860G(a)(3).

INTEREST INCOME

     Certificates may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 (the "Final Regulations"). Although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Certificate and its issue price. A Holder of a Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Certificate will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

     The issue price of a Certificate will generally be the initial offering price at which a substantial amount of the Certificates is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificate holder for accrued interest that relates to a period prior to the issue date of such Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated (E.G., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within
 .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or the changes in the price of one or more items of "actively traded" personal property, (iv) a combination of rates described in (i), (ii) or (iii), or (v) other rates designated by the IRS. Each rate described in (i) through (iv) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of the rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate on the issue date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the value of the objective rate on the issue date does not differ from the value of the fixed rate by more than .25 percentage points.

     The holder of a Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Certificate, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments of compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Certificate, over the "adjusted issue price" of the Certificate at the beginning of the accrual period. The adjusted issue price of a Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of: (i) the original yield to maturity of the Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), and (ii) events which have occurred before the end of the accrual period.

     A subsequent holder of a Certificate will also be required to include OID in gross income, but such a holder who purchases such Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

MARKET DISCOUNT

     A subsequent purchaser of a Certificate at a discount from its outstanding principal amount will acquire such Certificate with market discount. A Certificate will not be considered to have market discount, however, if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the Certificate, multiplied by (ii) the weighted average maturity ("WAM") of the Certificate. The purchaser generally will be required to recognize the market discount as ordinary income. A purchaser of a Certificate with market discount generally will be required to treat a portion of any gain on a sale, exchange, redemption, or other disposition of the Certificate as ordinary income to the extent of the accrued, but not previously taxable, market discount. A purchaser of a Certificate with market discount also generally will be required to include market discount that has accrued, but has not yet been recognized, in income to the extent of any partial principal payments that are received. Market discount generally will accrue ratably over the remaining term of the Certificate, unless the Certificateholder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

     A Certificateholder who has acquired a Certificate with market discount generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Certificate to the extent such deductions exceed interest income on the Certificate. The amount of deferred interest expense, however, is limited to the amount of market discount income that accrues, but that is not recognized currently. Any such deferred interest expense generally is allowed as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of a Certificate, a Certificateholder may elect to recognize market discount currently on an uncapped accrual basis. In that case, the preceding interest expense deferral rule will not apply. Any such election generally will apply to all market discount instruments held or acquired by the Certificateholder in the taxable year of election or thereafter.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for the Certificates. Prospective investors should consult their own tax advisors regarding the application of the market discount rules to the Certificates.

AMORTIZABLE PREMIUM

     A purchaser of a Certificate who purchases the Certificate at a premium over its stated principal amount generally may elect to amortize such premium ("Section 171 Premium") over the remaining term of the Certificate using a constant yield method that reflects monthly compounding. Pursuant to Treasury regulations issued on December 30, 1997, Section 171 Premium allocable to an accrual period will be treated as an offset to interest income on a Certificate allocable to such accrual period at the time the Certificateholder takes into account the interest income under its method of accounting. Any Section 171 Premium allocable to an accrual period in excess of the interest income on a Certificate allocable to such period will be carried forward to the next accrual period. If a Certificateholder makes an election to amortize Section 171 Premium on a Certificate, such election will apply to all taxable debt instruments (including all Certificates) then owned and thereafter acquired by the Certificateholder. Such election will be irrevocable without the consent of the Service.

     Section 171 Premium does not include any acquisition premium attributable to the portion of a purchase price for a Certificate that exceeds the adjusted issue price but not the stated principal amount of such Certificate. Purchasers who pay a premium for the Certificates should consult their tax advisors regarding the election to amortize premium and the method of accrual to be employed.

SALE OR EXCHANGE OF CERTIFICATES

     Upon the sale or exchange of a Certificate, a holder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in its pro rata share of the Bonds. In general, the aggregate adjusted basis will equal the holder's cost for the Certificate increased by the amount of any income (other than qualified stated interest) previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions (other than qualified stated interest) received thereon.

     Except with respect to market discount on the Bonds, and except for certain financial institutions subject to the provisions of Code Section 582(c), such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction", as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate (under Code
Section 1274 (d)) in effect at the time the taxpayer entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d) (4) to have net capital gains taxed as investment income at ordinary income rates.

TAXATION OF FOREIGN INVESTORS

     Under present United States Federal income tax law and subject to the discussions of backup withholding below:

          (a) if the Certificates are offered, sold and delivered, and principal and interest thereon are paid, in accordance with the terms of the Trust Agreement, payments of principal of and interest on the Certificates to any holder that is not a U.S. Person will not be subject to United States Federal withholding tax, provided that in the case of interest, (1) the holder does not actually or constructively own 10% or more of the capital or profits interest in the Borrower, (2) the holder is not a controlled foreign corporation that is related to the Depositor or Borrower through stock ownership, and (3) either (i) the beneficial owner of the Certificate certifies to the Trustee or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate on behalf of the beneficial owner certifies to the Trustee or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

          (b) a holder of a Certificate who is not a U.S. Person will not be subject to United States Federal withholding tax on gain realized on the sale or exchange of a Certificate; and

          (c) a Certificate held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States Federal estate tax as a result of such individual's death if the individual does not actually or constructively own (i) 10% or more of the total combined voting power of all classes of stock of the Depositor entitled to vote or (ii) 10% or more of the capital or profits interest in the Borrower, and the income on the Certificate would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     Gain recognized by a non-U.S. Person on the disposition of a Certificate will be subject to United States Federal income tax if (i) such gain is effectively connected with a trade or business conducted by such person within the United States (in which case the branch profits tax may also apply if the person is a foreign corporation) or (ii) in the case of a non-U.S. Person that is an individual, such person is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the sale or exchange and certain other conditions are met.

     If a non-U.S. Person is engaged in a trade business within the United States and interest and premium, if any, on a Certificate is effectively connected with the conduct of such trade or business, such person may be subject to United States Federal income tax on such interest and premium at ordinary Federal income tax rates on a net basis (in which case the branch profits tax may also apply if the Person is a foreign corporation).

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described in clause (a) (3) above. The New Regulations are effective January 1, although valid withholding certificates that are held on December 31, 1998, remain valid until the earlier of December 31, 1999 or the due date of expiration of the Certificate under the rules as currently in effect. The New Regulations would require, in the case of Certificates held by a foreign partnership, that (x) the certification described in clause (a) (3) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

     Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

BONDS

GENERAL

     The following discussion is a summary of the anticipated material federal income tax considerations relating to the ownership and disposition of the Bonds after the Permitted Merger and Security Release. The summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, and existing judicial and administrative rulings and decisions, all of which are subject to change, prospectively or retroactively.

     This summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold the Bonds as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, although much of the discussion is applicable to other investors as well. The summary is based on current law and there can be no assurance that the law will not change or that the IRS will not take a position that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state and local income tax consequences to investors of the ownership and disposition of the Bonds. Consequently, potential Bondholders are advised to consult their own tax advisors concerning the federal, state, or local tax consequences to them of the purchase, holding, and disposition of the Bonds.

     No election will be made to treat the Borrower, the Mortgaged Properties, or the arrangement by which the Bonds are issued as a REMIC for federal income tax purposes. There are no regulations, published rulings, or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. In the opinion of Baker, Donelson, Bearman & Caldwell, which opinion is filed as an exhibit to the registration statement of which this Prospectus is a part, the Bonds will be treated as evidence of indebtedness for federal income tax purposes and not as ownership interests in the Mortgaged Properties. Bondholders should be aware that (i) Bonds held by a domestic building and loan association should constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) Bonds held by a REIT should be treated as "real estate assets" within the meaning of Code Section 856(c)(5)(A); and
(iii) income derived from the Bonds should be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Bonds held by a regulated investment company or a REIT will not constitute "government securities" within the meaning of Code Section 851 (b)(4)(A)(i) or Code Section 856(c)(5)(A).

     Payments received by Bondholders on the Bonds generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Except as described below for Bonds issued with market discount or premium, interest paid or accrued on a Bond will be treated as ordinary income to the Bondholder and a principal payment on a Bond will be treated as a return of capital to the extent that the Bondholder's tax basis in the Bond is allocable to that payment. In general, interest paid to Bondholders who report their income on the cash receipts and disbursements method of accounting should be taxable to them when received. Interest earned by Bondholders who report their income on the accrual method of accounting will be taxable when accrued, regardless of when it is actually received. The Indenture Trustee will report annually to the IRS and to Bondholders of record with respect to interest paid or accrued on the Bonds.

MARKET DISCOUNT

     A subsequent purchaser of a Bond at a discount from its outstanding principal amount will acquire such Bond with market discount. A Bond will not be considered to have market discount, however, if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the Bond, multiplied by (ii) the weighted average maturity ("WAM") of the Bond. The purchaser generally will be required to recognize the market discount as ordinary income. A purchaser of a Bond with market discount generally will be required to treat a portion of any gain on a sale, exchange, redemption, or other disposition of the Bond as ordinary income to the extent of the accrued, but not previously taxable, market discount. A purchaser of a Bond with market discount also generally will be required to include market discount that has accrued, but has not yet been recognized, in income to the extent of any partial principal payments that are received. Market discount generally will accrue ratably over the remaining term of the Bond, unless the Bondholder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

     A Bondholder who has acquired a Bond with market discount generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Bond to the extent such deductions exceed interest income on the Bond. The amount of deferred interest expense, however, is limited to the amount of market discount income that accrues, but that is not recognized currently. Any such deferred interest expense generally is allowed as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of a Bond a Bondholder may elect to recognize market discount currently on an uncapped accrual basis. In that case, the preceding interest expense deferral rule will not apply. Any such election generally will apply to all market discount instruments held or acquired by the Bondholder in the taxable year of election or thereafter.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for the Bonds. Prospective investors should consult their own tax advisors regarding the application of the market discount rules to the Bonds.

AMORTIZABLE PREMIUM

     A purchaser of a Bond who purchases the Bond at a premium over its stated principal amount generally may elect to amortize such premium ("Section 171 Premium") over the remaining term of the Bond using a constant yield method that reflects monthly compounding. Pursuant to Treasury regulations issued on December 30, 1997 1996, Section 171 Premium allocable to an accrual period will be treated as an offset to interest income on a Bond allocable to such accrual period at the time the Bondholder takes into account the interest income under its method of accounting. Any Section 171 Premium allocable to an accrual period in excess of the interest income on a Bond allocable to such period will be carried

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

forward to the next accrual period. If a Bondholder makes an election to amortize Section 171 Premium on a Bond, such election will apply to all taxable debt instruments (including all Bonds) then owned and thereafter acquired by the Bondholder. Such election will be irrevocable without the consent of the Service.

     Section 171 Premium does not include any acquisition premium attributable to the portion of a purchase price for a Bond that exceeds the adjusted issue price but not the stated principal amount of such Bond. Purchasers who pay a premium for the Bonds should consult their tax advisors regarding the election to amortize premium and the method of accrual to be employed.

MISCELLANEOUS TAX ASPECTS

     BACKUP WITHHOLDING. A Certificate holder or, after the Permitted Merger and Security Release, a Bondholder may, under certain circumstances; be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued, as well as distributions of proceeds from a sale of Bonds. Backup withholding generally applies if the holder of a Certificate or a Bond, as the case may be (i) fails to furnish the Indenture Trustee its social security number or other taxpayer identification number ("TIN"), (ii) furnishes the Indenture Trustee or the Borrower an incorrect TIN, (iii) fails to report properly interest, dividends, or other "reportable payments," or (iv) under certain circumstances, fails to provide the Indenture Trustee, the Borrower, or such Certificate holder's or Bondholder's, as the case may be, securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct taxpayer identification number and that the Certificate holder or the Bondholder, as the case may be, is not subject to backup withholding. Backup withholding will not apply with respect to payments made to certain Certificate holders or Bondholders, as the case may be, including corporations, certain tax-exempt recipients (such as exempt organizations), and certain Non-U.S Holders (as defined below) that comply with the requisite certification procedures. Certificate holders or Bondholders, as the case may be, should consult their tax advisors as to the application of backup withholding to payments received by them with respect to the Certificates and the Bonds.

     The Trustee will report to the Certificate holders and the Indenture Trustee will report to the Bondholders (other than those that are exempt from the backup withholding rules) and to the IRS within a reasonable time after the end of each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates or the Bonds, as the case may be.

     FOREIGN CERTIFICATE HOLDERS AND BONDHOLDERS. Under the Code, interest income (including accrued interest recognized on the sale or exchange of a Certificate or a Bond) paid or accrued with respect to Certificates or Bonds held by nonresident alien individuals, foreign corporations, foreign partnerships, or certain foreign estates and trusts, or Certificate holders or Bondholders holding on behalf of Non-U.S. Persons, generally will be treated as "portfolio interest" and therefore will not be subject to any United States federal income tax, provided that (i) such interest income is not effectively connected with a trade or business in the United States of the Non-U.S. Person and (ii) the Borrower or other person who otherwise would be required to withhold tax from such payments (the "Withholding Agent") is provided with an appropriate statement that the beneficial owner of a Certificate or a Bond is a Non-U.S. Person. Interest income paid on Certificates or Bonds to Non-U.S. Persons also will not be subject to withholding tax if (i) such interest income is effectively connected with a United States trade or business conducted by the Non-U.S. Person and (ii) the Non-U.S. Person files an IRS Form 4224 with the Withholding Agent. Such effectively connected interest income, however, generally will be subject to regular United States federal income tax. In other circumstances, interest income paid to Non-U.S. Persons may be subject to United States withholding tax at a rate of 30% (subject to reduction by applicable treaty).

TAX CONSIDERATIONS AFTER A FORECLOSURE FOR FOREIGN INVESTORS

     If the Trustee were to acquire beneficial ownership, on behalf of the holders, of a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, then, to the extent that a non-U.S. Person is treated as owning an interest in the Foreclosed Property for United States Federal income tax purposes, such non-U.S. Person would be subject to United States Federal withholding tax at a rate of 30% (subject to reduction by applicable treaties) on its share of the gross income from the Foreclosed Property (which amount could exceed such United States Alien's share of the net income from the Foreclosed Property), unless such non-U.S. Person has in effect an election to be taxed at normal U.S. tax rates on the net income from all U.S. real property owned by such United States Alien. In addition, a non-U.S. Person would be subject to tax in the same manner as a U.S. Person on any gain recognized upon a sale of the Foreclosed Property. Ten percent of the gross amount realized on the disposition of the Foreclosed Property that is allocable to a non-U.S. Person is subject to withholding. The amount thereby withheld is creditable against the actual amount of the non-U.S. Person's tax liability. An interest in the Foreclosed Property deemed to be acquired by a non-U.S. Person would be includable in such individual's estate for U.S. estate tax purposes. In addition, depending upon the Trust's level of activities, its realization of gain and how long the Trust held the Foreclosed Property, a non-U.S. Person may be deemed to be engaged in a U.S. trade or business for United States Federal income tax purposes and be obligated to file United States Federal and state tax returns.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

     In computing its Federal income tax liability, a Certificate holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Certificate holder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATE HOLDERS OR BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES OR THE BONDS.

                         STATE, LOCAL AND FOREIGN TAXES

     Certificate holders should consult their tax advisors with respect to state, local and foreign tax considerations relevant to an investment in the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), establishes fiduciary standards and other responsibilities for fiduciaries of employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA ("ERISA Plans"). In addition, unless a statutory or administrative exemption applies, ERISA and Section 4975 of the Code impose restrictions on certain transactions (i.e. "prohibited transactions") involving the assets of an ERISA Plan, a plan described in Section 4975(e)(1) of the Code or a person treated as holding assets of such plans pursuant to Department of Labor Regulation, 29 F.R. 2510.3-101 ("Plan Assets Regulation") or applicable law and certain persons referred to as a "party in interest" under ERISA and a "disqualified person" under Code Section 4975 with respect to such Plan. A loan or other extension of credit, the provision of services or a sale or exchange of property occurring between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a non-exempt prohibited transaction.

     Pursuant to the Plan Assets Regulation or applicable law, the Bonds and other assets of the Trust may be treated, for purposes of ERISA and Code Section 4975, as if they were assets of a Plan acquiring a Certificate unless an exception applies. There can be no assurances that any exception applies in respect of the Trust. Therefore, absent an exemption from the prohibited transaction restrictions of ERISA and the Code, the purchase, holding or sale of Class A Certificates by a Plan, or the operations of the Trust, might result in a prohibited transaction.

     Each investor in the Certificates or the Bonds will be deemed to have represented that such investor (a) is not, and is not using the assets of, an ERISA Plan or an employee benefit plan or other retirement plan or

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
arrangement subject to Section 4975 of the Code, or (b) has determined that the purchase and holding of Certificates or Bonds, as the case may be, by such investor would not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because the relevant conditions for exemptive relief under one or more of the following prohibited transaction class exemptions have been satisfied: Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions effected by in-house asset managers); PTCE 95-60 (relating to certain transactions involving insurance company general accounts); PTCE 91-38 (relating to investments by bank collective investment funds); PTCE 90-1 (relating to investment by insurance company pooled separate accounts); or PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager").

     Due to the complexity of the rules and penalties under ERISA and the Code applicable to Plans, potential Plan investors should consult their advisors and counsel regarding whether the purchase and holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year and that the Borrower does not plan to provide any valuations to Bondholders.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the SMMEA. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, and by the National Credit Union Administration (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as they may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     No representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

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
                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of an Underwriting Agreement to be entered into by the Depositor and the Underwriter, the Certificates will be purchased from the Depositor by the Underwriter upon issuance. Proceeds to the
Depositor from the sale of the Certificates will be approximately      % of the
initial aggregate Certificate Principal Amount of the Certificates, before deducting expenses payable by the Depositor.

     In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. An affiliate of the Underwriter, Morgan Stanley Mortgage Capital Inc., has entered into and may, in the future, enter into other financing arrangements with affiliates of the Borrower.

     The Borrower, MAALP and MAAC will agree to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In connection with this offering, the Underwriter may purchase and sell the Certificates in the open market. The Underwriter may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

     The Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus may otherwise lawfully be issued or passed on.

     The Trust described in this Prospectus may only be promoted (whether by issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulation 1991 (as amended).

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    EXPERTS

     The balance sheet of Mid-America Capital Partners, L.P. as of November 24, 1997, the statement of net assets of Mid-America Mortgage Trust, 1998-1 as of February 9, 1998, Combined Financial Statements and the financial statement schedule of Capital Properties Group as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, the Combined Historical Summary of Gross Income and Direct Operating Expenses for Certain Multifamily Acquisition Properties for the year ended December 31, 1996, the Combined Historical Summary of Gross Income and Direct Operating Expenses for certain Multifamily Acquisition Properties for the year ended December 31, 1995 and the Historical Summary of Gross Income and Direct Operating Expenses (Tiffany Oaks) for the year ended December 31, 1996 have been included herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on authority of said firm as experts in auditing and accounting. The report of KPMG Peat Marwick LLP covering the December 31, 1996 combined financial statements refers to the Capital Properties Group's change in its accounting method to capitalize replacement purchase for major appliances and carpet.

     The Consolidated Financial Statements of MAAC incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance

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
on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to MAAC's change in accounting method to capitalize replacement purchases for major appliances and carpet.

     The Combined Financial Statements of Flournoy Properties Group as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated in this Prospectus by reference to the Form 8-K of Mid-America Apartment Communities, Inc. dated September 17, 1997, as amended, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Brown-Flournoy Equity Income Fund Limited Partnership as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been included herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

     Cushman & Wakefield, Inc. is an independent real estate appraisal firm and has appraised the fair market value of each of the Mortgaged Properties as of the respective appraisal dates. The summarized results of such appraisals are set forth in the information included in this Prospectus under the headings "Prospectus Summary -- Total Appraised Value," "Risk Factors -- Appraisals," "Description of the Morgaged Properties -- The Appraisal Reports" and
"-- Additional Mortgaged Property Information" and have been included in this Prospectus in reliance upon the authority of Cushman & Wakefield, Inc. as experts on real estate appraisals.

     Creative Project Management, Inc. is an independent environmental consulting firm and has prepared evaluations of the structural and architectural conditions, mechanical, electrical, fire and life safety systems as well as Phase I ESAs for each of the Mortaged Properties. The summarized results of such evaluations are set forth in the information included in this Prospectus under the headings "Description of the Mortgaged Properties -- Engineering Report" and "-- Environmental Report" and have been included in this Prospectus upon the authority of Creative Project Management, Inc. as experts in preparing and rendering such evaluations and ESAs.

                          RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that they be rated no lower than "Baa2" by Moody's and rated no lower than "BBB" by S&P. Moody's has rated the Certificates through the Scheduled Final Distribution Date. S&P, however, has rated the Certificates through the Expected Final Distribution Date. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, withdrawal or qualification at any time by the assigning rating organization as a result of changes in, or the unavailability of, information. Neither Moody's nor S&P is rating the likelihood of receipt or the timing of receipt of Default Interest under the Certificates.

     The ratings assigned to the Certificates by each of the Rating Agencies are based Primarily on its evaluation of the income-producing ability of the Mortgaged Properties and reflect only the views of the Rating Agencies. Future events, such as events affecting the Mortgaged Properties or the Borrower could have an adverse impact on the rating of the Certificates. Although it is the intent of the Depositor to retain the Rating Agencies to perform annual monitoring and to provide the Rating Agencies with certain financial and other information in connection therewith, none of the Depositor, the Trustee, the Indenture Trustee or the Borrower is under an obligation to maintain any particular rating, and the Rating Agencies are under no obligation whatsoever to continue to issue any rating. A downgrade, withdrawal or qualification of a rating may have an adverse effect on the market price of the Certificates but will not constitute an event of default under the Indenture, the Bonds or the Mortgages.

     The ratings of the Rating Agencies address the likelihood of the timely receipt by the holders of the Certificates of all payments (other than Default Interest) to which such holders are entitled, including payment of all principal (and any other amounts due under the Security Documents), in the case of Moody's, by the Scheduled Final Distribution Date and, in the case of S&P, by the Expected Final Distribution Date. The rating takes into consideration the characteristics of the Certificates and the structural and legal aspects thereof. The ratings do not, however, represent an assessment of the likelihood or frequency of principal prepayments on the Bonds or the corresponding effect on the yield to investors.

     There can be no assurance that a rating agency other than the Rating Agencies will not choose to rate the Certificates and publish such rating or that such other rating agency would assign the Certificates a rating equivalent to or higher than the ratings assigned by the Rating Agencies. See "Risk Factors -- Ratings of the Certificates."

                             AVAILABLE INFORMATION

     The Borrower, the Depositor and the Trust have filed with the Commission a Registration Statement on Form S-3 and Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and financial statements thereto. For further information with respect to the Borrower, the Trust, the Certificates and the Bonds, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be examined without charge or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Securities and Exchange Commission's web site (http://www.sec.gov).

     Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or other document referred to herein or therein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission.

     The Borrower intends to deliver to Bondholders annual reports containing financial statements with a report thereon by the Borrower's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                           INCORPORATION BY REFERENCE

     All documents filed by the Borrower pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering made pursuant to this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

     The following documents heretofore filed with the Commission by MAAC (File No. 1-12762), of which the Borrower and the Depositor are "majority-owned subsidiaries" as defined by Rule 405 promulgated pursuant to the Securities Act, are incorporated herein by reference:

          (a)  Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively; and

          (c) Current Reports on Form 8-K dated October 7, 1997, September 19, 1997, September 17, 1997, August 19, 1997, June 5, 1997, April 25, 1997,
     April 11, 1997, March 19, 1997, and February 21, 1997, as amended by MAAC's Current Reports on Form 8-K/A, as applicable;

     The Borrower will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mid-America Capital Partners, L.P., c/o CT Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19081, Attn: Lynn A. Johnson, Secretary,
(302) 777-0205.

                               GLOSSARY OF TERMS

     "ACMS" -- asbestos containing materials

     "ADA" -- the Americans with Disabilities Act

     "ACCOUNT" -- ANY OF THE SEGREGATED CASH COLLATERAL ACCOUNTS ESTABLISHED UNDER THE CASH COLLATERAL AGREEMENT OR THE OPERATING ACCOUNT ESTABLISHED IN THE NAME OF THE ACCOUNT BANK FOR THE BENEFIT OF THE INDENTURE TRUSTEE, WHICH MAY BE UTILIZED DURING A CASH MANAGEMENT PERIOD

     "ACCOUNT BANK" -- First Union Bank

     "ACCOUNT FUNDING DATE" -- the Business Day preceding a Payment Date during a Cash Management Period

     "ADJUSTED CASH FLOW" -- for the indicated period equals approximately $16 million, which is based on (i) all revenue derived from the Mortgaged Properties for the indicated period less (ii) all expenses incurred or accrued in the operation of the Mortgaged Properties for the indicated periods, including a management fee equal to 4% of revenue and a $200 per apartment unit capital expenditure reserve per annum.

     "ADVANCE RATE" -- a rate per annum equal to the prime rate of the Indenture Trustee in effect on the date such Advance is made, compounded monthly

     "ADVANCES" -- Interest Advances, Property Advances and Fees Advances

     "APPRAISALS" -- the appraisals of each of the Mortgaged Properties

     "APPRAISER" -- Cushman & Wakefield, Inc.

     "BONDS" -- the Borrower's $142,000,000 aggregate principal amount of    %
First Mortgage Bonds, due 2003

     "BORROWER" -- Mid-America Capital Partners, L.P., a Delaware limited partnership

     "BUSINESS DAY" -- any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in New York, New York, the State of Illinois or the State of Tennessee are authorized or obligated by law, regulation or executive order to be closed.

     "CEDEL" -- Cedel Bank, S.A.

     "CPG" -- Capital Properties Group

     "CPM" -- Creative Project Management, Inc., a Tennessee corporation

     "CASH COLLATERAL AGREEMENT" -- the Cash Collateral Account Security, Pledge and Assignment Agreement among the Borrower, the Indenture Trustee and the Account Bank, as the same may be amended from time to time

     "CASH MANAGEMENT PERIOD" -- a period during which (i) the Borrower fails to maintain a Pre-Permitted Merger Debt Service Coverage Ratio of at least 1.30 to 1 or (ii) an event of default occurs and is continuing under the Bonds, the Indenture or any Security Document or (iii) any event has occurred and is continuing which obligates or permits the Indenture Trustee to make an Advance.

     "CERTIFICATE RECORD DATE" -- the close of business on the Business Day preceding the applicable Distribution Date

     "CERTIFICATES" -- Commercial Mortgage Pass-through Certificates, Series 1998-1 of the Trust

     "CODE" -- the Internal Revenue Code of 1986, as amended

     "COMMISSION" -- the Securities and Exchange Commission

     "COMPANY" --  MAAC and MAALP and their respective subsidiaries

     "DTC" -- The Depository Trust Company

     "DEFAULT RATE" -- a rate of interest equal to the greater of (i) the interest rate on the Bonds plus 2% per annum or (ii) the 20 Year U.S. Treasury Rate plus 2.8% per annum.

     "DEFAULT INTEREST" -- the amount payable under the Bonds at the Default
Rate

     "DEFINITIVE CERTIFICATE" -- a certificate issued in fully registered, certificated form representing an interest in the Certificates

     "DEFINITIVE BOND" -- a bond issued in fully registered, certificated form representing an interest in the Bonds

     "DEPOSITOR" -- Mid-America Finance, Inc., a Delaware corporation

     "DEPOSITORIES" -- the respective depositories of CEDEL and Euroclear, through which such entities will hold omnibus positions on behalf of CEDEL Participants and Euroclear Participants

     "DEVELOPMENT PROPERTIES" -- the construction in progress of four new apartment communities and five additions to existing apartment communities, which, in the aggregate, represents the construction of 1,570 new apartment units acquired by the Company in the Flournoy Reorganization

     "DISTRIBUTION DATE" -- the first Business Day of each month beginning April 1, 1998

     "EBITDA" -- earnings before interest taxes depreciation and amortization

     "ERISA" -- Employee Retirement Income Security Act of 1974, as amended

     "ERISA PLANS" -- employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA

     "ESA" -- environmental site assessment

     "EUROCLEAR" -- The Euroclear System

     "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as amended

     "EXPECTED FINAL DISTRIBUTION DATE" -- March 1, 2003

     "FDC" -- Flournoy Development Company

     "FDC MERGER" -- the merger of FDC into MAAC

     "FDC-OWNED PARTNERSHIP INTERESTS" -- partnership interest in 28 Property Partnerships acquired by MAAC in the FDC Merger

     "FHA" -- Fair Housing Amendments Act of 1988

     "FSA" -- the Financial Services Act of 1986 of the United Kingdom

     "FEES ADVANCE" -- an advance in respect of any payment of the fees of the Indenture Trustee, the Trustee or any servicer appointed by the Indenture Trustee

     "FLOURNOY REORGANIZATION" -- the FDC Merger and the acquisition by MAALP of certain apartment communities and and partnership interests in certain Property Partnerships

     "FRAUDULENT CONVEYANCE STATUTES" -- all relevant federal and state fraudulent conveyance statutes

     "GAAP" -- generally accepted accounting principles

     "GENERAL PARTNER" -- MAACP, Inc., a Delaware corporation

     "GLOBAL BOND" -- the single global bond in definitive, fully registered form without interest coupons registered in the name of a nominee of DTC and deposited with the Indenture Trustee

     "GLOBAL CERTIFICATE" -- the single global certificate in definitive, fully registered form without interest coupons registered in the name of a nominee of DTC and deposited with the Trustee

     "HOLDOVER ACCOUNT" -- a segregated non-interest bearing account into which the Trustee is required to hold payments received by it with respect to the Certificates which are not distributed upon repayment in full of the Bonds

     "IRS" -- Internal Revenue Service

     "INDENTURE" -- the Restated Supplemental Indenture dated as of November 21, 1997 among MAALP, the Borrower, and the Indenture Trustee.

     "INDENTURE TRUSTEE" -- LaSalle National Bank

     "INDIRECT PARTICIPANTS" -- individuals or entities which hold Certificates through Participants

     "INITIAL OFFERING" -- the initial public offering of MAAC's common stock in February 1994

     "INTEREST ADVANCE" -- an advance on any Payment Date in respect of any scheduled payment of interest on the Bonds

     "INTEREST ESCROW ACCOUNT" -- one of three separate segregated cash collateral accounts established in the name of the Account Bank for the benefit of the Indenture Trustee, which may be utilized during a Cash Management Period

     "LEASES" -- "LOAN DOCUMENTS" -- the Indenture, the Mortgages and the
Bonds

     "MAAC" -- Mid-America Apartment Communities, Inc., a Tennessee corporation

     "MAALP" -- Mid-America Apartments, L.P., a Tennessee limited partnership

     MSMC LOAN" -- indebtedness of the Borrower to Morgan Stanley Mortgage Capital, Inc. in the principal amount of $140 million

     "MANAGEMENT AGREEMENT" -- the management agreement between the Borrower and MAALP pursuant to which MAALP is required to operate and manage the Mortgaged Properties on a day-to-day basis.

     "MOODY'S" -- Moody's Investors Service, Inc.

     "MORTGAGE" -- any mortgage or other document evidencing the Mortgage
Liens

     "MORTGAGE LIENS" -- the first priority mortgage liens on the Mortgaged Properties

     "MORTGAGED PROPERTIES" -- 26 apartment communities subject to the Mortgage Liens

     "NEW REGULATIONS" -- recently issued final regulations which would provide alternative methods for satisfying certain certification requires with respect to United States Aliens

     "NON-U.S. HOLDERS" -- nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts

     "OPERATING ACCOUNT" -- a segregated cash collateral account established in the name of the Account Bank for the benefit of the Indenture Trustee

     "PTCE" -- Prohibited Transaction Class Exemption

     "PARTICIPANTS" -- direct participants in DTC, CEDEL or Euroclear

     "PARTNERSHIP" -- Mid-America Capital Partners, L.P., a Delaware limited partnership

     "PARTNERSHIP AGREEMENT" -- the agreement of limited partnership of the Borrower

     "PAYMENT DATE" -- the first Business Day of each month commencing April 1, 1998, on which interest payments on the Bonds will be due

     "PLAN" -- employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested

     "PLAN ASSET REGULATION" -- Department of Labor Regulation, 29 F.R.
2510.3-101

     "PLAN INVESTORS" -- persons acting on behalf of a Plan or persons using the assets of a Plan

     "PERMITTED INDEBTEDNESS" -- (i) the indebtedness represented by the Bonds and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is not outstanding for more than sixty days (or such longer period as any such debt will be contested by the Borrower in good faith)

     "PERMITTED MERGER" -- the merger of the Borrower with and into MAALP

     "POLICY STATEMENT" -- the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 of the Federal Financial Institutions Examination Council

     "POST-EFFECTIVE PROSPECTUS" -- a prospectus pursuant to a post-effective amendment to the Registration Statement of which this Prospectus is a part, providing Certificate holders with information about MAALP and describing the Permitted Merger and Security Release

     POST-PERMITTED MERGER DEBT SERVICE COVERAGE RATIO" -- the ratio of (i) (a) the amount of consolidated net income (or loss) of MAALP and its subsidiaries on a consolidated basis for such period plus (b) amounts which have been deducted for (1) interest or indebtedness of MAALP and its subsidiaries on a consolidated basis; (2) provision for taxes based on income; (3) amortization of indebtedness discount; (4) provisions for gains and losses on properties; (5) depreciation and amortization; (6) the effect of any noncash charge resulting from a change in accounting principles; and (7) amortization of deferred charges to (ii) the amount which is expensed in any 12-month period for interest on indebtedness of MAALP and its subsidiaries on a consolidated basis.

     "PRE-PERMITTED MERGER DEBT SERVICE COVERAGE RATIO" -- the ratio of (a) the excess of all revenue derived from the Mortgaged Properties for the four most recent trailing quarters over all expenses during such period assuming a management fee of 4% of revenue and a $200 per apartment unit capital expenditure reserve per year to (b) the amount of debt service on the Bonds then outstanding (based on an assumed annual debt service constant of 9.25% per annum)

     "PRINCIPAL AMOUNT" -- $142,000,000 aggregate principal amount of      %
First Mortgage Bonds, Due 2003

     "PROPERTY ACCOUNT" -- individual operating accounts for each of the Mortgaged Properties

     "PROPERTY ADVANCE" -- an advance in respect of any payment of taxes, insurance premiums or other amounts required under the Mortgages to be paid with respect to the Mortgaged Properties

     "PROPERTY PARTNERSHIPS" -- certain property owning partnerships associated with FDC

     "REIT" -- real estate investment trust

     "REMIC" -- real estate mortgage investment conduit

     "RATING AGENCIES" -- Moody's and S&P

     "RECORD DATE" -- the close of business on the Business Day preceding the applicable Payment Date

     "REPLACEMENT RESERVE ACCOUNT" -- one of three separate segregated cash collateral accounts established in the name of the Account Bank for the benefit of the Indenture Trustee, which may be utilized during a Cash Management Period

     "REQUIRED INSURANCE POLICIES" -- insurance policies required under the Indenture, Mortgages and other Security Documents with respect to the Mortgaged Properties

     "RULES" -- the rules, regulation and procedures creating and affecting DTC and its operations

     "S&P" -- Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies

     "SMMEA" -- the Secondary Mortgage Market Enhancement Act of 1984, as amended

     "SCHEDULED FINAL DISTRIBUTION DATE" -- September 1, 2005

     "SECTION 171 PREMIUM" -- the premium paid for a Bond over its stated principal amount plus accrued interest

     "SECURED DEBT" -- indebtedness secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind

     "SECURITIES ACT" -- the Securities Act of 1933, as amended

     "SECURITY DOCUMENT" -- the Indenture, Mortgages and other security documents with respect to the Mortgaged Properties

     "SECURITY RELEASE" -- the release of the Mortgage Liens

     "STATED MATURITY DATE" -- means March 3, 2003, the date on which the entire unpaid principal balance of the Bonds will be due and payable

     "TIN" -- taxpayer identification number

     "TOTAL ASSETS" -- the sum of (i) the cost (original cost plus capital improvements) of real estate assets of MAALP and its subsidiaries before depreciation and amortization, determined on a consolidated basis in accordance with GAAP and (ii) all other assets of MAALP and its subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable)

     "TOTAL UNENCUMBERED ASSETS" -- Total Assets which are not encumbered by any pledge, mortgage or other encumbrance

     "TRIGGER NOTICE" -- a notice delivered by the Indenture Trustee to the Account Bank that the Pre-Permitted Debt Service Coverage Ratio of the Borrower is less than 1.30 to 1

     "TRUST" -- Mid-America Mortgage Trust, 1998-1

     "TRUST AGREEMENT" -- the agreement of trust between Depositor and the Trustee dated as of February 5, 1998, as amended and restated from time to time

     "TRUST TERMINATION" -- the termination of the Trust simultaneously with the occurrence of the Permitted Merger and Security Release

     "TRUSTEE" -- LaSalle National Bank

     "UPREIT" -- umbrella partnership real estate investment trust

     "U.S. PERSON" -- (i) a citizen or resident of the United States, (ii) a corporation or partnership (except to the extent provided in applicable Treasury regulations) organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate, the income of which is subject to federal income tax regardless of the source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more such U.S. Persons have the authority to control all of its substantial decisions (and certain other trusts eligible to elect to be treated as U.S. Persons)

     "WAM" -- weighted average maturity of the Bond

     "WITHHOLDING AGENT" -- the Borrower or other person who otherwise would be required to withhold tax from payments made on the Bonds

                         INDEX TO FINANCIAL STATEMENTS

                                            PAGE
                                           ------
MID-AMERICA CAPITAL PARTNERS, L.P.
PRO FORMA CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS (UNAUDITED):
     Pro Forma Condensed Consolidated
      Balance Sheet as of September 30,
      1997..............................    F-3
     Pro Forma Condensed Consolidated
      Statements of Operations for the
      nine months ended September 30,
      1997 and the year ended December
      31, 1996..........................    F-5
BALANCE SHEET:
     Report of Independent Auditors.....    F-7
     Balance Sheet as of November 24,
      1997..............................    F-8
     Notes to Balance Sheet.............    F-9
MID-AMERICA MORTGAGE TRUST, 1998-1
STATEMENT OF NET ASSETS:
     Report of Independent Auditors.....    F-10
     Statement of Net Assets as of
      February 9, 1998..................    F-11
     Note to Statement of Net Assets....    F-12
CAPITAL PROPERTIES GROUP
COMBINED FINANCIAL STATEMENTS:
     Report of Independent Auditors.....    F-13
     Combined Balance Sheets as of
      September 30, 1997 (Unaudited) and
      December 31, 1996 and 1995........    F-14
     Combined Statements of Operations
      for the nine months ended
      September 30, 1997 and 1996
      (Unaudited) and for the years
      ended December 31, 1996, 1995 and
      1994..............................    F-15
     Combined Statements of Partners'
      Capital for the nine months ended
      September 30, 1997 (Unaudited) and
      for the years ended December 31,
      1996, 1995 and 1994...............    F-16
     Combined Statements of Cash Flows
      for the nine months ended
      September 30, 1997 and 1996
      (Unaudited) and for the years
      ended December 31, 1996, 1995 and
      1994..............................    F-17
     Notes to the Combined Financial
      Statements........................    F-18
     Schedule III:
     Real Estate Investments and
      Accumulated Depreciation..........    F-24
ACQUISITION PROPERTIES
BROWN-FLOURNOY EQUITY INCOME FUND
  LIMITED PARTNERSHIP:
     Report of Independent Auditors.....    F-26
     Balance Sheets as of September 30,
      1997 (Unaudited) and December 31,
      1996 and 1995.....................    F-27
     Statements of Operations for the
      nine months ended September 30,
      1997 and 1996 (Unaudited) and for
      the years ended December 31, 1996,
      1995 and 1994.....................    F-28
     Statements of Partners' Capital
      (Deficit) for the nine months
      ended September 30, 1997
      (Unaudited) and for the years
      ended December 31, 1996, 1995 and
      1994..............................    F-29
     Statements of Cash Flows for the
      nine months ended September 30,
      1997 and 1996 (Unaudited) and for
      the years ended December 31, 1996,
      1995 and 1994.....................    F-30
     Notes to Financial Statements......    F-31
COMBINED FINANCIAL STATEMENTS FOR
  CERTAIN MULTIFAMILY ACQUISITION
  PROPERTIES (Certain 1997
  acquisitions):
     Report of Independent Auditors.....    F-35
     Combined Historical Summary of
      Gross Income and Direct Operating
      Expenses for Certain Multifamily
      Acquisition Properties for the
      period from January 1, 1997 to the
      earlier of September 30, 1997 or
      date of acquisition (Unaudited)
      and for the year ended December
      31, 1996..........................    F-36
     Notes to Combined Historical
      Summary of Gross Income and Direct
      Operating Expenses for Certain
      Multifamily Acquisition
      Properties........................    F-37

                                            PAGE
                                           ------
COMBINED FINANCIAL STATEMENTS FOR
  CERTAIN MULTIFAMILY ACQUISITION
  PROPERTIES (Certain 1996
  acquisitions):
     Report of Independent Auditors.....    F-38
     Combined Historical Summary of
      Gross Income and Direct Operating
      Expenses for Certain Multifamily
      Acquisition Properties for the
      period from January 1, 1996 to the
      earlier of December 31, 1996 or
      date of acquisition (Unaudited)
      and for the year ended December
      31, 1995..........................    F-39
     Notes to Combined Historical
      Summary of Gross Income and Direct
      Operating Expenses for Certain
      Multifamily Acquisition
      Properties........................    F-40
FINANCIAL STATEMENTS FOR MULTIFAMILY
  ACQUISITION PROPERTY
  (Tiffany Oaks Apartments):
     Report of Independent Auditors.....    F-41
     Historical Summary of Gross Income
      and Direct Operating Expenses
      (Tiffany Oaks) for the period from
      January 1, 1996 to the earlier of
      September 30, 1997 or date of
      acquisition (Unaudited) and for
      the year ended December 31,
      1996..............................    F-42
     Notes to Historical Summary of
      Gross Income and Direct Operating
      Expenses..........................    F-43

                                     F-1(a)

                       MID-AMERICA CAPITAL PARTNERS, L.P.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The following unaudited pro forma condensed balance sheet is presented as if at September 30, 1997: (i) MAALP had contributed 20 apartment communities, and the right to acquire the Reorganization Properties (as defined below) to the Partnership in exchange for a 99% limited partnership interest in the Partnership and the contributed properties were recorded at MAALP's historical cost; (ii) MAACP, Inc. contributed $2.271 million cash in exchange for a 1% general partnership interest in the Partnership (iii) the Partnership exercised its right to acquire the Reorganization Properties and repaid notes payable of approximately $22 million which were secured by the Reorganization Properties. Additional amounts due in connection with the acquisition of the Reorganization Properties were paid by MAALP on behalf of the Partnership.; (iv) the merger of Hermitage at Beechtree, L.L.C. with and into the Partnership is consummated; (v) the consummation of the Reorganization; (vi) the origination of the MSMC Loan and the distribution of $116 million of the net proceeds to MAALP; (vii) the
Partnership had issued its $142,000,000      % First Mortgage Bonds Due 2003
(the Bonds); and (viii) the net proceeds from the sale of the Bonds are applied as set forth in "Use of Proceeds."

     The 26 communities contributed to or acquired by the Partnership (the Mortgaged Properties) consist of (i) 20 properties at September 30, 1997 comprising Capital Partners Group (the CPG Properties); (ii) 5 properties acquired on November 25, 1997 by the Partnership in connection with the consummation of the merger of Flournoy Development Company (FDC) with and into MAAC and the other transactions (collectively, the Reorganization Properties) as described in the Agreement and Plan of Reorganization dated as of September 15, 1997 (the Plan of Reorganization) between FDC, MAAC and MAALP consisting of 4 properties acquired from Brown-Flournoy Equity Income Fund Limited Partnership (the Brown-Flournoy Properties) and Willow Creek; and (iii) one property (Hermitage at Beechtree) which was acquired subsequent to September 30, 1997 through the merger of Hermitage at Beechtree, L.L.C. with and into the Partnership. It is expected that MAALP and the Partnership will record properties acquired in connection with the Plan of Reorganization using the purchase method of accounting.

     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared as if each of the transactions described above and the Recent Acquisitions (as defined below) had been consummated on January 1, 1996 and assuming that the Partnership incurred no income tax expense. The Recent Acquisitions are comprised of (i) the Reorganization Properties; (ii) Hermitage at Beechtree; (iii) the acquisition in 1996 of 6 of the Communities containing an aggregate of 1,760 apartment units (the 1996 Completed Acquisitions); and
(iv) the acquisition in 1997 of 2 of the Communities containing an aggregate of 490 apartment units (the 1997 Completed Acquisitions), (the Reorganization Properties, Hermitage at Beechtree, the 1996 Completed Acquisitions and the 1997 Completed Acquisitions are collectively referred to as the Completed Acquisitions). The 1997 Completed Acquisitions include Howell Commons, a 348 apartment unit property which was acquired for $13.0 million and Westside Creek I, a 142 apartment unit property which was acquired for $6.1 million.

     These unaudited pro forma financial statements have been prepared by the Partnership based on the historical financial statements of CPG, Brown-Flournoy Equity Income Fund Limited Partnership (Brown-Flournoy), and the financial statements for certain multifamily acquisition properties, which have been included elsewhere herein. These unaudited pro forma financial statements should be read in conjunction with the foregoing historical financial statements, including the notes thereto. In management's opinion, all adjustments necessary to reflect the effects of the above have been made. These pro forma combined financial statements are presented for comparative purposes only and are not indicative of what the actual financial position or results of operations of the Partnership would have been had the foregoing transactions occurred on the dates indicated.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        PARTNERSHIP
                                                         FORMATION         MSMC LOAN
                                            CPG          PRO FORMA         PRO FORMA                          OTHER
                                       HISTORICAL(A)    ADJUSTMENTS     ADJUSTMENTS(F)    OFFERING(G)     ADJUSTMENTS(J)
                                       --------------   ------------    ---------------   ------------    --------------
               ASSETS:
Real estate assets, net..............     $168,846        $ 45,351(B)      $ --             $ --              --
Cash.................................           92         (19,933)(C)        22,112          --               (2,271)
Restricted cash......................      --               --                   636          --              --
Deferred financing costs, net........      --               --                   964           1,863(H)       --
Other assets.........................          119            (119)(D)       --               --              --
                                       --------------   ------------    ---------------   ------------    --------------
      Total assets...................     $169,057          25,299            23,712           1,863           (2,271)
                                       ==============   ============    ===============   ============    ==============
            LIABILITIES:
MSMC Loan payable....................     $--               --               140,000        (140,000)         --
Bonds................................      --               --               --              142,000          --
Accounts payable.....................          427            (427)(D)       --               --              --
Accrued expenses and other
  liabilities........................        2,225          (2,225)(D)       --               --              --
Security deposits....................          557             149(B)        --               --              --
                                       --------------   ------------    ---------------   ------------    --------------
      Total liabilities..............        3,209          (2,503)          140,000           2,000          --
                                       --------------   ------------    ---------------   ------------    --------------
PARTNERS' CAPITAL
  General Partner....................      --                2,271(E)        --               --              --
  Limited Partner....................      165,848          25,531(E)       (116,288)           (137)(I)       (2,271)
                                       --------------   ------------    ---------------   ------------    --------------
TOTAL PARTNERS' CAPITAL..............      165,848          27,802          (116,288)           (137)          (2,271)
                                       --------------   ------------    ---------------   ------------    --------------
TOTAL LIABILITIES AND PARTNERS'
  CAPITAL............................     $169,057          25,299            23,712           1,863           (2,271)
                                       ==============   ============    ===============   ============    ==============

                                       PARTNERSHIP
                                        PRO FORMA
                                       ------------
               ASSETS:
Real estate assets, net..............    $214,197
Cash.................................      --
Restricted cash......................         636
Deferred financing costs, net........       2,827
Other assets.........................      --
                                       ------------
      Total assets...................     217,660
                                       ============
            LIABILITIES:
MSMC Loan payable....................      --
Bonds................................     142,000
Accounts payable.....................      --
Accrued expenses and other
  liabilities........................      --
Security deposits....................         706
                                       ------------
      Total liabilities..............     142,706
                                       ------------
PARTNERS' CAPITAL
  General Partner....................       2,271
  Limited Partner....................      72,683
                                       ------------
TOTAL PARTNERS' CAPITAL..............      74,954
                                       ------------
TOTAL LIABILITIES AND PARTNERS'
  CAPITAL............................     217,660
                                       ============

------------
(A) Reflects the unaudited historical combined balance sheet of CPG as of September 30, 1997.

PARTNERSHIP FORMATION PRO FORMA ADJUSTMENTS:

     The following pro forma adjustments reflect transactions occurring in connection with the Partnership formation and consummation of the Reorganization. In connection with the Partnership formation (i) MAALP contributed 20 of the Communities, and the right to acquire the Reorganization Properties to the Partnership; (ii) Hermitage at Beechtree, L.L.C. was merged with and into the Partnership (the Hermitage at Beechtree Merger); (iii) the Partnership assumed security deposit liabilities of the Communities; and (iv) MAALP received a 99% limited partnership interest in the Partnership. All other assets and liabilities of the Communities were retained by MAALP.

 (B) Reflects the acquisition of the Reorganization Properties by the Partnership ($36,300) and the Hermitage at Beechtree merger ($9,015), including security deposits assumed in connection with the acquisitions as follows:
                                        ACQUISITION    SECURITY
              PROPERTY                     COST        DEPOSITS
-------------------------------------   -----------    ---------
Brown -- Flournoy Properties
     Southland Station I.............     $ 7,127        $  17
     Park Place......................       8,117           20
     Hidden Lake II..................       6,804           33
     High Ridge......................       8,126           31
Willow Creek.........................       6,162           48
Hermitage at Beechtree...............       9,015        --
                                        -----------    ---------
                                          $45,351        $ 149
                                        ===========    =========
 (C) Reflects:

MACP, Inc. cash contribution in
  exchange for a 1% general partner
  interest in the Partnership........  $    2,271
CPG cash retained by MAALP...........         (92)
Repayment of notes payable in
  connection with the acquisition of
  the Reorganization Properties......     (22,112)
                                       ----------
                                       $  (19,933)
                                       ==========

(D) Reflects assets and liabilities of CPG retained by MAALP at the formation of the Partnership.

(E) Reflects increase in capital accounts as a result of the Partnership formation as follows:

MACP, Inc. cash contribution in
  exchange for a 1% general
  partnership interest in the
  Partnership........................  $    2,271
                                       ==========
Net assets of CPG retained by MAALP
  at the formation of the Partnership
  consisting of cash ($92), other
  assets ($119), accounts payable
  ($427) and accrued expenses
  ($2,225)...........................  $    2,441
MAALP cash payments on behalf of the
  Partnership in connection with the
  acquisition of the Reorganization
  Properties.........................      23,090
                                       ----------
                                       $   25,531
                                       ==========
MSMC LOAN PRO FORMA ADJUSTMENTS:

(F) The Partnership entered into a $140 million short-term promissory note on November 25, 1997. The proceeds of the borrowing net of deferred financing costs ($964), retained restricted cash ($636) and repayment of notes payable in connection with the acquisition of the Reorganization Properties ($22,112) were distributed to MAALP.

OFFERING PRO FORMA ADJUSTMENTS:

(G) Reflects the Offering assuming the application of proceeds as described in "Use of Proceeds."

(H) Reflects deferred financing costs incurred in connection with the Offering ($2,313) net of deferred financing costs incurred in connection with the MSMC Loan which are fully amortized at the date of the Offering ($450).

(I) Reflects the amortization of deferred financing costs incurred in connection with the MSMC Loan ($450), net of the distribution of a portion of the Offering proceeds to MAALP of $313.

(J) Reflects the distribution of $2.271 million by the Partnership to MAALP subsequent to formation of the Partnership.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              HISTORICAL
                                                               COMBINED
                                                CPG            COMPLETED        PRO FORMA
                                           HISTORICAL(A)    ACQUISITIONS(B)    ADJUSTMENTS      PRO FORMA
                                           -------------    ---------------    -----------      ---------
REVENUES:
     Rental.............................      $22,233            5,895            --              28,128
     Other..............................          187              177            --                 364
                                           -------------    ---------------    -----------      ---------
          TOTAL REVENUES................       22,420            6,072            --              28,492
                                           -------------    ---------------    -----------      ---------
EXPENSES:
     Personnel..........................        2,283              720            --               3,003
     Building repairs and maintenance,
       utilities, landscaping and other
       operating........................        3,526            1,117            --               4,643
     Real estate taxes and insurance....        2,125              540            --               2,665
     Depreciation and amortization......        4,607            1,180               159(C)        5,946
     General and administrative.........          897              239               117(D)        1,253
     Interest...........................          724            1,596             4,732(E)        7,052
     Amortization of deferred financing
       costs............................           35           --                   415(F)          450
                                           -------------    ---------------    -----------      ---------
          TOTAL EXPENSES................       14,197            5,392             5,423          25,012
                                           -------------    ---------------    -----------      ---------
Net income..............................      $ 8,223              680            (5,423)          3,480
                                           =============    ===============    ===========      =========

------------
PRO FORMA ADJUSTMENTS:

(A) Reflects the unaudited historical combined statement of operations of CPG for the nine months ended September 30, 1997.

(B) Reflects the unaudited historical operating results from January 1, 1997 to the earlier of the acquisition date or September 30, 1997 for the 1997 Completed Acquisitions, Hermitage at Beechtree and the Reorganization Properties.

(C) Represents additional depreciation and amortization resulting from the purchase of the Reorganization Properties, the 1997 Completed Acquisitions and Hermitage at Beechtree.

(D) Represents additional management fees paid to MAALP as a result of the acquisition of the Reorganization Properties, the 1997 completed Acquisitions and Hermitage at Beechtree equal to 4% of total revenues of those properties of $243 and fees paid to the Trustee and estimated additional costs to operate as a separate public company of $113, net of general and administrative expenses of the Reorganization Properties which will be eliminated ($239).

(E) Represents interest on the Bonds of $7,052, net of interest which was eliminated as a result of the repayment of notes payable of CPG and the Reorganization Properties ($2,320). The Partnership has entered into forward placement contracts the effect of which was to lock the interest rate on $140 million of the Bonds at an average interest rate of 6.62%. Interest on the Bonds is calculated based upon a rate of 6.63% for $80 million, 6.67% for $50 million, 6.43% for $10 million and 6.06% (based upon current estimates) for $2 million.

(F) Represents amortization of historical deferred financing costs of CPG ($35) which were eliminated as a result of repaying the CPG notes payable net of the amortization of deferred financing costs on the Bonds of $450.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              HISTORICAL
                                                               COMBINED
                                                CPG            COMPLETED        PRO FORMA
                                           HISTORICAL(A)    ACQUISITIONS(B)    ADJUSTMENTS      PRO FORMA
                                           -------------    ---------------    -----------      ---------
REVENUES:
     Rental.............................      $20,056            16,654           --              36,710
     Other..............................          195               386           --                 581
                                           -------------    ---------------    -----------      ---------
          TOTAL REVENUES................       20,251            17,040           --              37,291
                                           -------------    ---------------    -----------      ---------
EXPENSES:
     Personnel..........................        1,996             1,822           --               3,818
     Building repairs and maintenance,
       utilities, landscaping and other
       operating........................        3,269             2,962           --               6,231
     Real estate taxes and insurance....        1,942             1,562           --               3,504
     Depreciation and amortiztion.......        4,000             1,420            1,978(C)        7,398
     General and administrative.........          810               319              513(D)        1,642
     Interest...........................        2,169             2,130            5,104(E)        9,403
     Amortization of deferred financing
       costs............................           58           --                   542(F)          600
                                           -------------    ---------------    -----------      ---------
          TOTAL EXPENSES................       14,244            10,215            8,137          32,596
                                           -------------    ---------------    -----------      ---------
Net income..............................      $ 6,007             6,825           (8,137)          4,695
                                           =============    ===============    ===========      =========

------------
PRO FORMA ADJUSTMENTS:

(A) Reflects the unaudited historical combined statements of operations of CPG for the year ended December 31, 1996.

(B) Reflects the unaudited historical operating results from January 1, 1996 to the earlier of the acquisition date or December 31, 1996 for the Completed Acquisitions, Hermitage at Beechtree and the Reorganization Properties.

(C) Represents additional depreciation and amortization resulting from the purchase of the Reorganization Properties, the Completed Acquisitions and Hermitage at Beechtree.

(D) Represents additional management fees paid to MAALP as a result of the acquisition of the Reorganization Properties, the 1997 Completed Acquisitions, the 1996 Completed Acquisitions and Hermitage at Beechtree equal to 4% of total revenues of these properties of $682 and fees paid to the Trustee and estimated additional costs to operate as a separate public company of $150, net of general and administrative expenses of the Reorganization Properties which will be eliminated ($319).

(E) Represents interest on the Bonds of $9,403, net of interest which was eliminated as a result of the repayment of notes payable of CPG and the Reorganization Properties ($4,299). The Partnership has entered into forward placement contracts the effect of which was to lock the interest rate on $140 million of the Bonds at an average interest rate of 6.62%. Interest on the Bonds is calculated based upon a rate of 6.63% for $80 million, 6.67% for $50 million, 6.43% for $10 million and 6.06% (based upon current estimates) for $2 million.

(F) Represents amortization of historical deferred financing costs of CPG ($58), which were eliminated as a result of repaying the CPG notes payable net of the amortization of deferred financing costs on the Bonds of $600.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Mid-America Capital Partners, L.P.

     We have audited the accompanying balance sheet of Mid-America Capital Partners, L.P. as of November 24, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mid-America Capital Partners, L.P. as of November 24, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Memphis, Tennessee
November 24, 1997

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                                 BALANCE SHEET
                               NOVEMBER 24, 1997

                 ASSETS
Cash....................................  $   1,000
                                          =========

           PARTNERS' CAPITAL
Commitments and contingencies (note
  2)....................................     --
PARTNERS' CAPITAL:
     General Partner....................  $   1,000
     Limited Partner....................     --
                                          ---------
          TOTAL PARTNERS' CAPITAL.......  $   1,000
                                          =========

                    See accompanying notes to balance sheet.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                             NOTES TO BALANCE SHEET
                               NOVEMBER 24, 1997

(1)  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

     Mid-America Capital Partners, L.P. (the Partnership) is a special purpose Delaware limited partnership. The sole purpose for which the Partnership has been formed is to own and operate 26 apartment communities (the Mortgaged Properties) to be contributed to the Partnership by Mid-America Apartments, L.P., a Tennessee limited partnership (MAALP) or acquired directly by the Partnership. The sole limited partner of the Partnership is MAALP, which is a majority owned subsidiary of Mid-America Apartment Communities, Inc. (MAAC). MAAC is a self-administered and self-managed umbrella partnership real estate investment trust (REIT). MAAC conducts a substantial portion of its operations through MAALP and subsidiaries of MAALP.

     Distributions to the Partners relating to operations of the Mortgaged Properties will be based upon net cash flow, as defined in the Partnership Agreement. Profits, losses and distributions will be allocated to the Partners in proportion with their ownership.

(2)  COMMITMENTS AND CONTINGENCIES

     The Partnership, through its ownership in the Mortgaged Properties, will be party to various legal actions resulting from the operation of the Mortgaged Properties. Management believes that these actions will not have a materially adverse effect on the Partnership.

(3)  SUBSEQUENT EVENT (UNAUDITED)

     Subsequent to November 24, 1997 MAALP is expected to contribute its interest in 20 of the Mortgaged Properties in exchange for a 99% limited partnership interest in the Partnership. MAACP, Inc., (the General Partner), a Tennessee corporation and wholly-owned subsidiary of MAAC, is expected to contribute cash for a 1% general partnership interest in the Partnership.

     Subsequent to November 24, 1997, the Mortgaged Properties were acquired by the Partnership and were pledged to secure a $140 million loan (the MSMC Loan) received from Morgan Stanley Mortgage Capital, Inc. A portion of the proceeds from the MSMC Loan were utilized in connection with the acquisition of certain of the Mortgaged Properties and the remainder was distributed to MAALP.

     The Partnership expects to issue $142 million aggregate principal amount of % Bonds Due 2003 (the Bonds). The Bonds will be secured by a first priority deed of trust, security agreement and assignment of rents and leases in respect of the Mortgaged Properties. The net proceeds from the sale of the Bonds will be applied to the MSMC Loan, utilized to fund costs of the offering and the remainder will be distributed to MAALP.

                          INDEPENDENT AUDITOR'S REPORT

Mid-America Mortgage Trust, 1998-1

     We have audited the accompanying statement of net assets of Mid-America Mortgage Trust, 1998-1 as of February 9, 1998. This financial statement is the responsibility of the Mid-America Mortgage Trust, 1998-1. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the fiancial position of as of February 9, 1998 in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Memphis, Tennessee
February 9, 1998

                       MID-AMERICA MORTGAGE TRUST, 1998-1
                            STATEMENT OF NET ASSETS
                                FEBRUARY 9, 1998

               ASSETS
Cash.................................  $   1,000
                                       ---------
Net Assets...........................  $   1,000
                                       =========

               See accompanying note to statement of net assets.

                       MID-AMERICA MORTGAGE TRUST, 1998-1
                        NOTE TO STATEMENT OF NET ASSETS
                                FEBRUARY 9, 1998

(1)  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

     Mid-America Mortgage Trust, 1998-1 (the Trust) is a grantor trust formed to issue Commercial Mortgage Pass-Through Certificates, Series 1998-1 (the Certificates). The Certificates will be issued pursuant to an agreement of trust dated as of February 5, 1998, between Mid-America Finance, Inc. (the Depositor) and LaSalle National Bank, as trustee. The only assets of the Trust, other than nominal cash, will be $142,000,000 aggregate principal amount of Bonds, Due 2003 (the Bonds) of Mid-America Capital Partners, L.P. (the Partnership). The Certificates will be payable solely from the amounts received by the Trustee as payments on the Bonds. The sole purpose of the Partnership is to own and operate 26 apartment communities (the Mortgaged Properties) that were contributed to the Partnership by Mid-America Apartments, L.P., a Tennessee limited partnership (MAALP) or acquired directly by the Partnership.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Capital Properties Group:

     We have audited the accompanying combined balance sheets of Capital Properties Group as of December 31, 1996 and 1995, and the related combined statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1996. In connection with our audits of the combined financial statements, we also have audited the financial statement
Schedule III, Real Estate Investment and Accumulated Depreciation. These combined financial statements and the financial statement schedule are the responsibility of the management of Capital Properties Group. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Capital Properties Group at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in note 1 to the combined financial statements, Capital Properties Group changed its accounting method to capitalize replacement purchases for major appliances and carpet in 1996.

                                          KPMG Peat Marwick LLP

Memphis, Tennessee
November 24, 1997

                            CAPITAL PROPERTIES GROUP
                            COMBINED BALANCE SHEETS
         SEPTEMBER 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                            DECEMBER 31,
                                        SEPTEMBER 30,   ---------------------
                                            1997           1996       1995
                                        -------------   ----------  ---------
                                         (UNAUDITED)
               ASSETS
REAL ESTATE ASSETS:
     Land............................     $  16,497         14,569      7,947
     Buildings and improvements......       159,095        140,662     76,382
     Furniture, fixtures and
      equipment......................         2,653          2,224      1,232
     Construction in progress........         2,795            830      1,679
                                        -------------   ----------  ---------
                                            181,040        158,285     87,240
     Less accumulated depreciation...       (12,194)        (7,586)    (3,587)
                                        -------------   ----------  ---------
          REAL ESTATE ASSETS, NET....       168,846        150,699     83,653
Cash.................................            92            134        162
Restricted cash......................       --                 278        249
Deferred financing costs, net........       --                  35         93
Other assets.........................           119            111         59
                                        -------------   ----------  ---------
          Total assets...............     $ 169,057        151,257     84,216
                                        =============   ==========  =========
  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
     Notes payable...................     $ --              16,461     22,830
     Accounts payable................           427            587        102
     Accrued expenses and other
       liabilities...................         2,225          1,709        997
     Security deposits...............           557            549        309
                                        -------------   ----------  ---------
          TOTAL LIABILITIES..........         3,209         19,306     24,238
                                        -------------   ----------  ---------
PARTNERS' CAPITAL....................       165,848        131,951     59,978
                                        -------------   ----------  ---------
          TOTAL LIABILITIES AND
             PARTNERS' CAPITAL.......     $ 169,057        151,257     84,216
                                        =============   ==========  =========

            See accompanying notes to combined financial statements.

                            CAPITAL PROPERTIES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
      NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED) AND YEARS
                     ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                              NINE MONTHS ENDED               YEARS ENDED
                                                SEPTEMBER 30,                DECEMBER 31,
                                           -----------------------  -------------------------------
                                              1997         1996       1996       1995       1994
                                           -----------   ---------  ---------  ---------  ---------
                                           (UNAUDITED)
REVENUES:
     Rental.............................     $22,233        13,788     20,056     14,321      4,568
     Other..............................         187           143        195        176        185
                                           -----------   ---------  ---------  ---------  ---------
          TOTAL REVENUES................      22,420        13,931     20,251     14,497      4,753
                                           -----------   ---------  ---------  ---------  ---------
EXPENSES:
     Personnel..........................       2,283         1,381      1,996      1,413        426
     Building repairs and maintenance...       1,110           662        917        772        213
     Real estate taxes and insurance....       2,125         1,398      1,942      1,408        405
     Utilities..........................         859           670        930        749        233
     Landscaping........................         617           357        502        371        119
     Other operating....................         940           660        920        593        292
     Depreciation and amortization......       4,607         2,708      4,000      2,614        755
     General and administrative.........         897           557        810        580        190
     Interest...........................         724         1,631      2,169      2,225        925
     Amortization of deferred financing
       costs............................          35            44         58         48         37
                                           -----------   ---------  ---------  ---------  ---------
          TOTAL EXPENSES................      14,197        10,068     14,244     10,773      3,595
                                           -----------   ---------  ---------  ---------  ---------
          NET INCOME....................     $ 8,223         3,863      6,007      3,724      1,158
                                           ===========   =========  =========  =========  =========

            See accompanying notes to combined financial statements.

                            CAPITAL PROPERTIES GROUP
                    COMBINED STATEMENTS OF PARTNERS' CAPITAL
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                          PARTNERS'
                                           CAPITAL
                                          ----------
Partners' Capital, December 31, 1993....  $    1,485
     Capital contributions, net.........      46,295
     Net income.........................       1,158
                                          ----------
Partners' Capital, December 31, 1994....      48,938
     Capital contributions, net.........       7,316
     Net income.........................       3,724
                                          ----------
Partners' Capital, December 31, 1995....      59,978
     Capital contributions, net.........      65,966
     Net income.........................       6,007
                                          ----------
Partners' Capital, December 31, 1996....     131,951
     Capital contributions, net.........      25,674
     Net income.........................       8,223
                                          ----------
Partners' Capital, September 30, 1997
  (unaudited)...........................  $  165,848
                                          ==========

            See accompanying notes to combined financial statements.

                            CAPITAL PROPERTIES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
         NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                            NINE MONTHS ENDED              YEARS ENDED
                                              SEPTEMBER 30,               DECEMBER 31,
                                          ---------------------  -------------------------------
                                             1997       1996       1996       1995       1994
                                          ----------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    8,223      3,863      6,007      3,724      1,158
     Adjustments to reconcile net income
       to net cash provided by operating
       activities:
          Depreciation and
             amortization...............       4,642      2,752      4,058      2,662        792
     Changes in assets and liabilities:
          Restricted cash...............         278         16        (29)        21        106
          Other assets..................          (8)        (7)       (52)        68       (104)
          Accounts payable..............        (160)       398        485        (79)       174
          Accrued expenses and other
             liabilities................         516        817        712         14        697
          Security deposits.............           8        202        240         22        250
                                          ----------  ---------  ---------  ---------  ---------
               NET CASH PROVIDED BY
                  OPERATING
                  ACTIVITIES............      13,499      8,041     11,421      6,432      3,073
                                          ----------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of real estate assets....     (19,211)   (46,381)   (66,226)   (12,006)   (43,008)
     Improvements to properties.........      (3,544)    (3,182)    (4,819)      (155)    (1,156)
     Construction of units in
       progress.........................      --         --         --         (1,558)      (121)
                                          ----------  ---------  ---------  ---------  ---------
               NET CASH USED IN
                  INVESTING
                  ACTIVITIES............     (22,755)   (49,563)   (71,045)   (13,719)   (44,285)
                                          ----------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on notes
       payable..........................  $  (16,460)      (236)    (6,370)      (281)    (4,840)
     Deferred financing costs...........      --         --         --         --            (63)
     Capital contributions, net.........      25,674     41,706     65,966      7,316     46,295
                                          ----------  ---------  ---------  ---------  ---------
               NET CASH PROVIDED BY
                  FINANCING
                  ACTIVITIES............       9,214     41,470     59,596      7,035     41,392
                                          ----------  ---------  ---------  ---------  ---------
               NET INCREASE (DECREASE)
                  IN CASH...............         (42)       (52)       (28)      (252)       180
Cash, beginning of period...............         134        162        162        414        234
                                          ----------  ---------  ---------  ---------  ---------
Cash, end of period.....................  $       92        110        134        162        414
                                          ==========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION -- interest paid..........  $      658      1,867      2,403      2,188        849
                                          ==========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING ACTIVITIES -- assumption of
  debt related to property
  acquisitions..........................  $   --         --         --         --         23,210
                                          ==========  =========  =========  =========  =========

            See accompanying notes to combined financial statements.

                            CAPITAL PROPERTIES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                         AND DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     The accompanying combined financial statements include the accounts of the apartment communities listed below (the Properties). The Properties are owned by Mid-America Apartment Communities, Inc. (MAAC) or by Mid-America Apartments, L.P. (MAALP). MAAC is a Memphis, Tennessee based self-administered and self-managed real estate investment trust. MAAC's business is conducted principally through MAALP, its operating partnership.

                                                METROPOLITAN        NUMBER OF
                                                  AREA OF           APARTMENT
                  NAME                            PROPERTY            UNITS          DATE ACQUIRED
----------------------------------------   ----------------------   ----------    -------------------
Napa Valley.............................   Little Rock, AR               240      October 17, 1996
Westside Creek I........................   Little Rock, AR               142      March 31, 1997
Tiffany Oaks............................   Altamonte Springs, FL         288      December 17, 1996
Marsh Oaks..............................   Atlantic Beach, FL            120      June 29, 1995
Lakeside................................   Jacksonville, FL              416      March 12, 1996
Belmere.................................   Tampa, FL                     210      December 14, 1994
Shenandoah Ridge........................   Augusta, GA                   272      September 1, 1994
Lakepointe..............................   Lexington, KY                 118      September 15, 1994
The Village.............................   Lexington, KY                 252      September 15, 1994
Crosswinds..............................   Jackson, MS                   360      July 25, 1996
Pear Orchard............................   Jackson, MS                   389      May 5, 1994
Somerset................................   Jackson, MS                   144      January 15, 1995
Fairways at Royal Oak...................   Cincinnati, OH                214      December 28, 1994
Howell Commons..........................   Greenville, SC                348      January 15, 1997
Park Haywood............................   Greenville, SC                208      September 20, 1993
Steeplechase............................   Chattanooga, TN               108      February 14, 1991
Williamsburg Village....................   Jackson, TN                   148      December 16, 1994
Kirby Station...........................   Memphis, TN                   371      November 22, 1994
Savannah Creek..........................   Memphis, TN                   204      July 25, 1996
Sutton Place............................   Memphis, TN                   252      July 25, 1996
                                                                    ----------
                                                                       4,804
                                                                    ==========

     All of the properties are owned by MAALP, except Lakeside and Marsh Oaks which are owned by MAAC.

     The properties listed above are referred to collectively as the Capital Properties Group (CPG).

  PRINCIPLES OF COMBINATION

     The accompanying combined financial statements of CPG have been presented on a combined basis because of their common ownership and because the Properties are expected to be contributed to Mid-America Capital Partners, L.P. (the Partnership), in connection with the Partnership's issuance of Bonds (see note
7).

     The accounts of each of the Properties comprising CPG are combined in the financial statements. All significant inter-entity accounts and transactions have been eliminated in combination. The combined

                            CAPITAL PROPERTIES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

financial statements include the assets and liabilities, as well as the operations of CPG, from the date that each Property was acquired by MAALP or MAAC.

     The accompanying combined financial statements include the revenues and direct operating expenses of the Properties. Certain general and administrative expenses and other costs which are incurred by MAALP on behalf of CPG are not included in the financial statements. The Partnership will pay a management fee (calculated as 4% of revenues) to MAALP for providing these services in the future. Had the management fee been charged during 1996, 1995 and 1994, net income would have been reduced by approximately $810, $580 and $190, respectively. In addition, MAALP incurred debt to fund the acquisition and improvement of certain of the Properties. The debt and related interest expenses are not included in the accompanying financial statements.

  INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying interim unaudited financial information for the nine months ended September 30, 1997 and 1996 had been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the combined results of CPG's operations and cash flows for the nine months ended September 30, 1997 and 1996 have been included. The results of operations for such interim period is not necessarily indicative of the results for the full year.

  REVENUE RECOGNITION

     CPG leases residential apartments under operating leases with terms generally one year or less. Rental and other revenues are recorded when earned.

  RENTAL OPERATIONS

     CPG owns and operates apartment units which are leased to tenants on terms of one year or less, with monthly payments due in advance. In management's opinion, due to the number of tenants, the type and diversity of submarkets in which the Properties operate, and the collection terms, there is no concentration of credit risk.

  RESTRICTED CASH

     Restricted cash consists of escrow deposits held by lenders for property taxes, insurance, debt service and replacement reserves. The escrow deposits are designated for certain operating expense payments.

  REAL ESTATE ASSETS AND DEPRECIATION

     Real estate assets are carried at the lower of depreciated cost or net realizable value. Interest, property taxes and other development costs incurred during construction is capitalized until completion. Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized. The cost of interior painting, vinyl flooring and blinds are expensed as incurred.

     In conjunction with acquisitions of properties, CPG's policy is to provide in its acquisition budgets adequate funds to complete any deferred maintenance items to bring the properties to the required standards, including the cost of replacement appliances, carpet, interior painting, vinyl flooring and blinds. These costs are capitalized.

                            CAPITAL PROPERTIES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Following a review of its capital expenditure and depreciation policy, effective January 1, 1996, CPG implemented a new policy of which the primary changes are as follows:

          (a) Increase minimum dollar amounts to capitalize from $500 to $1,000;

          (b) For stabilized properties (generally, properties owned and operated for at least one year), capitalize replacement purchases for major appliances and carpeting of an entire apartment unit which was previously expensed; and

          (c) Reduce depreciation life for certain assets from 20 years to 10 to 15 years.

     CPG believes that the newly adopted accounting policy is preferable because it is consistent with policies currently being used by the majority of the largest apartment REITs and provides a better matching of expenses with the estimated benefit period. CPG's 1995 and 1994 financial statements were not restated for the effect of the change in accounting policy. The policy has been implemented prospectively effective January 1, 1996. The effect of the change in depreciable lives was not material to combined net income of CPG.

     Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which range from 8 to 40 years for land improvements and buildings and 5 years for furniture, fixtures and equipment. Depreciation of non-real estate assets was $19, $14 and $5 at December 31, 1996, 1995 and 1994, respectively.

     CPG periodically evaluates its real estate assets for impairment based upon undiscounted cash flows and measures impairment based on fair value. This determination is dependent primarily on the CPG's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At December 31, 1996 CPG does not hold any assets which meet the impairment criteria.

     CPG adopted FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective January 1, 1996. The new standard did not have a material impact on the combined financial statements of CPG.

  DEFERRED FINANCING COSTS

     Deferred financing costs are amortized over the terms of the related debt using a method which approximates the interest method.

  CAPITAL CONTRIBUTIONS, NET

     MAALP provides cash management and vendor remittance services for CPG. Net cash flows resulting from these services are treated as capital contributions or distributions. In addition, MAALP provides funding for CPG's property acquisition and improvement projects and for debt service related to the notes payable included in the CPG financial statements. The amount of these funded activities are contributed by MAALP to CPG as capital contributions. Capital contributions, net for the years ended December 31, 1996, 1995 and 1994, consisted of funds utilized (provided) by:

                                          1996       1995       1994
                                       ----------  ---------  ---------
Acquisitions and improvements of
properties...........................  $   71,045     13,719     44,285
Principal payments on notes
payable..............................       6,370        281      4,840
Intercompany remittances, net........     (12,259)    (7,264)    (3,020)
                                       ----------  ---------  ---------
                                       $   65,156      6,736     46,105
                                       ==========  =========  =========

                            CAPITAL PROPERTIES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     No provision for federal income taxes has been made in the accompanying combined financial statements. Each partner is responsible for reporting his share of taxable income or loss from the real estate investments.

  GENERAL AND ADMINISTRATIVE EXPENSES

     The accompanying combined financial statements include an allocation of general and administrative expenses and other costs incurred by MAALP on behalf of CPG based upon 4% of total revenues.

  USE OF ESTIMATES

     Management of the CPG has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  NOTES PAYABLE

     Notes payable are secured by real estate assets and consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
Note payable to an insurance company,
  interest and principal paid monthly
  at 8.75%, monthly interest and
  principal payments of $26 with the
  balance due June 15, 1997,
  collateralized by Lakepoint
  Apartments.........................  $   2,562      2,605
Note payable to an insurance company,
  interest and principal paid monthly
  at 10%, monthly interest and
  principal payments of $86 with the
  balance due November 1, 1997,
  collateralized by Pear Orchard
  Apartments.........................      8,643      8,763
Note payable to an insurance company,
  interest and principal paid monthly
  at 8.75%, monthly interest and
  principal payments of $46 with the
  balance due June 15, 1997,
  collateralized by The Village
  Apartments.........................      5,256      5,344
Note payable to an insurance company,
  interest and principal paid monthly
  at 6.6%, monthly interest and
  principal payments of $56 with the
  balance due December 1, 1996,
  collateralized by Kirby Station
  Apartments.........................     --          6,118
                                       ---------  ---------
                                       $  16,461     22,830
                                       =========  =========

     During the nine months ended September 30, 1997 all notes payable were repaid.

     Certain of the mortgage notes payable require, among other things, escrow balances for the payments of insurance, taxes, improvements and repairs.

     In addition, certain of the Properties are subject to a negative pledge agreement under MAALP's credit line agreement with a $30,403 outstanding balance at December 31, 1996. It is anticipated that these restrictions will be removed prior to the contribution of the Properties to the Partnership.

(3)  FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     Cash, rental receivable, accounts payable and accrued expenses and other liabilities and security deposits are carried at amounts which reasonably approximate their fair value.

                            CAPITAL PROPERTIES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Fixed rate notes payable at December 31, 1996 and 1995 total $16.5 million and $22.8 million, respectively, and have an estimated fair value of $16.7 million and $23.7 million (excluding prepayment penalties) based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 1996 and 1995. These notes were subject to prepayment penalties which would be required to retire these notes prior to maturity.

     The fair value estimates presented herein are based on information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

(4)  COMMITMENTS AND CONTINGENCIES

     Neither CPG nor MAALP is presently subject to any material litigation nor, to their knowledge, is any material litigation threatened against CPG or MAALP, other than routine litigation arising in the ordinary course of business, some of which is expected to be covered by liability insurance and none of which is expected to have a material adverse effect on the combined financial statements of CPG.

(5)  EMPLOYEE BENEFIT PLANS

     MAALP employees at the Properties participate in employee benefit plans sponsored by MAAC. Provided below is a summary of MAAC benefit plans available to the employees.

  401(K) SAVINGS PLAN

     The Mid-America Apartment Communities, Inc. 401(k) Savings Plan is a defined contribution plan that satisfies the requirements of Section 401(a) and 401(k) of the Code. MAAC may, but is not obligated to, make a matching contribution of $.50 for each $1.00 contributed, up to 6% of the participant's compensation. During 1996 and 1995, MAALP made contributions to this plan of approximately $13 and $3, respectively, on behalf of employees at the Properties. These contributions are not included in the accompanying combined financial statements. No contributions were made during 1994.

  EMPLOYEE STOCK PURCHASE PLAN

     The Mid-America Apartment Communities, Inc. Employee Stock Purchase Plan (the ESPP) provides means for employees at the Properties to purchase common stock of MAAC. The Board of Directors of MAAC has authorized the issuance of 150,000 shares for the plan. The ESPP is administered by the Compensation Committee of the Board of Directors of MAAC who may annually grant options to employees to purchase annually up to an aggregate of 15,000 shares of common stock at a price equal to 85% of the market price of the common stock. During 1996 and 1995, the ESPP purchased 138 and 54 shares, respectively, with no purchases made in 1994.

  EMPLOYEE STOCK OWNERSHIP PLAN

     The Mid-America Apartment Communities, Inc. Employee Stock Ownership Plan (the ESOP) is a non-contributory stock bonus plan that satisfies the requirements of Section 401(a) of the Internal Revenue Code. Each employee at the Properties is eligible to participate in the ESOP after attaining the age of 21 years and completing one year of service with MAAC. Participants' ESOP accounts will be 100% vested after five years of continuous service, with no vesting prior to that time. During 1996 and 1995, MAAC contributed approximately $28 and $14, respectively, to the ESOP which purchased an additional 1,138 and 558 shares, respectively, with no contributions made in 1994. These contributions are not included in the accompanying financial statements.

                            CAPITAL PROPERTIES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  STOCK OPTION PLAN

     MAAC has the 1994 Restricted Stock and Stock Option Plan (the Plan) which provides incentives to attract and retain independent directors, executive officers and key employees. The Compensation Committee of the Board of Directors of MAAC is responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and terms and conditions of Restricted Stock. During 1996 options were granted to employees at the CPG properties to acquire 500 shares of MAAC common stock at an exercise price of $26.50 per share. No options were granted to employees at the CPG properties during 1995 or 1994. The effect of the 1996 grant is not included in the accompanying combined financial statements of CPG.

(6)  RELATED PARTY TRANSACTIONS

     The accompanying combined financial statements include the revenues and certain direct operating expenses of the Properties. MAALP provides the Properties management and other services (including employee benefits) at no charge and also provides funds for the acquisition and improvement of the Properties. See Note 1.

(7)  SUBSEQUENT EVENTS (UNAUDITED)

     It is anticipated that the Properties, along with 6 additional properties to be acquired by the Partnership (collectively the Communities), will either be contributed to or acquired by the Partnership subsequent to September 30, 1997. These transactions will result in MAALP having a 99% limited partnership interest in the Partnership. The Partnership is expected to issue $142 million
of    % Bonds Due 2003 (the Bonds) to be secured by a first priority deed of trust, security agreement and assignment of rents and leases on the Communities.

                                                                    SCHEDULE III

                             CAPITAL PARTNERS GROUP
              REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                             COST CAPITALIZED
                                                                                                               SUBSEQUENT TO
                                                                                       INITIAL COST             ACQUISITION
                                                                                   ---------------------   ---------------------
                                                                                               BUILDING                BUILDING
                                              METROPOLITAN                                        AND                     AND
PROPERTY NAME                                     AREA             ENCUMBRANCES      LAND      FIXTURES      LAND      FIXTURES
-------------------------------------   ------------------------   -------------   ---------   ---------   ---------   ---------
Belmere..............................   Tampa, FL                     $--    (2)         851      7,667       --            706
Crosswinds...........................   Jackson, MS                    --    (2)       1,535     13,826       --            423
Fairways at Royal Oak................   Cincinnati, OH                 --    (2)         814      7,335       --            517
Kirby Station........................   Memphis, TN                    --              1,148     10,337       --          1,499
Lakepointe...........................   Lexington, KY                   2,562            411      3,699       --            371
Lakeside.............................   Jacksonville, FL               --    (2)       1,431     12,883       --          1,232
Marsh Oaks...........................   Atlantic Beach, FL             --    (2)         244      2,829       --            328
Napa Valley..........................   Little Rock, AR                --                960      8,642       --            198
Park Haywood.........................   Greenville, SC                 --    (2)         325      2,925           35      2,088
Pear Orchard.........................   Jackson, MS                     8,643          1,352     12,168       --            599
Savannah Creek.......................   Memphis, TN (4)                --    (2)         778      7,013       --            163
Shenandoah Ridge.....................   Augusta, GA                    --    (2)         650      5,850       --          1,469
Somerset.............................   Jackson, MS                    --    (2)         477      4,294       --            459
Steeplechase.........................   Chattanooga, TN                --    (2)         217      1,957       --          1,024
Sutton Place.........................   Memphis, TN (4)                --    (2)         894      8,053       --            259
Tiffany Oaks.........................   Altamonte Springs, FL          --              1,024      9,219       --          --
The Village..........................   Lexington, KY                   5,256            900      8,097       --            560
Williamsburg Village.................   Jackson, TN                    --    (2)         523      4,711       --            316
                                                                   -------------   ---------   ---------   ---------   ---------
     Total......................................................      $16,461         14,534    131,505           35     12,211
                                                                   =============   =========   =========   =========   =========

                                           GROSS AMOUNT
                                            CARRIED AT
                                       DECEMBER 31, 1996(3)
                                       ---------------------
                                                   BUILDING
                                                      AND                   ACCUMULATED
PROPERTY NAME                            LAND      FIXTURES      TOTAL     DEPRECIATION       NET       CONSTRUCTION
-------------------------------------  ---------   ---------    -------    -------------   ---------   --------------
Belmere..............................        851      8,373       9,224          (619)         8,605        1984
Crosswinds...........................      1,535     14,249      15,784          (207)        15,577     1988/1990
Fairways at Royal Oak................        814      7,852       8,666          (560)         8,106        1988
Kirby Station........................      1,148     11,836      12,984          (875)        12,109        1978
Lakepointe...........................        411      4,070       4,481          (331)         4,150        1986
Lakeside.............................      1,431     14,115      15,546          (409)        15,137        1985
Marsh Oaks...........................        244      3,157       3,401          (176)         3,225        1986
Napa Valley..........................        960      8,840       9,800           (51)         9,749        1984
Park Haywood.........................        360      5,013       5,373          (406)         4,967     1983/1995
Pear Orchard.........................      1,352     12,767      14,119        (1,226)        12,893        1985
Savannah Creek.......................        778      7,176       7,954          (105)         7,849        1989
Shenandoah Ridge.....................        650      7,319       7,969          (607)         7,362        1982
Somerset.............................        477      4,753       5,230          (340)         4,890        1981
Steeplechase.........................        217      2,981       3,198          (467)         2,731        1985
Sutton Place.........................        894      8,312       9,206          (122)         9,084        1991
Tiffany Oaks.........................      1,024      9,219      10,243        --             10,243        1985
The Village..........................        900      8,657       9,557          (713)         8,844        1989
Williamsburg Village.................        523      5,027       5,550          (372)         5,178        1987
                                       ---------   ---------    -------    -------------   ---------   --------------
     Total...........................     14,569    143,716     158,285        (7,586)       150,699
                                       =========   =========    =======    =============   =========

                                         LIFE USED
                                         TO COMPUTE
                                        DEPRECIATION     FEDERAL
                                         IN LATEST       INCOME
                                           INCOME          TAX
PROPERTY NAME                           STATEMENT(1)    BASIS(3)
-------------------------------------  --------------   ---------
Belmere..............................       5-40           8,551
Crosswinds...........................       5-40          17,785
Fairways at Royal Oak................       5-40           8,027
Kirby Station........................       5-40          12,039
Lakepointe...........................       5-40           4,112
Lakeside.............................       5-40          14,960
Marsh Oaks...........................       5-40           2,718
Napa Valley..........................       5-40           9,575
Park Haywood.........................       5-40           5,022
Pear Orchard.........................       5-40          12,846
Savannah Creek.......................       5-40           9,009
Shenandoah Ridge.....................       5-40           7,431
Somerset.............................       5-40           4,833
Steeplechase.........................       5-40           1,801
Sutton Place.........................       5-40           9,028
Tiffany Oaks.........................       5-40           9,529
The Village..........................       5-40           8,793
Williamsburg Village.................       5-40           5,129

     Total...........................                    151,188
                                                        =========

------------
(1) Depreciation is on a straight line basis over the estimated useful asset life which ranges from 8 to 40 years for land improvements and buildings and 5 years for furniture, fixtures and equipment.

(2) Subject to negative pledge pursuant to the agreement in respect of MAALP's Credit Line agreement with an outstanding balance of $30,403 at December 31, 1996.

(3) The total gross amount of real estate assets for GAAP purposes exceeds the Federal income tax basis; principally due to purchase accounting adjustments recorded under generally accepted accounting principles.

(4) These properties are located in Desoto County, MS, a suburb of Memphis, TN. The Company considers the properties a part of the Memphis, TN market.

                                                                    SCHEDULE III

                            CAPITAL PROPERTIES GROUP
              REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     A summary of activity for real estate investments and accumulated depreciation is as follows:

                                          1996       1995       1994
                                       ----------  ---------  ---------
Real estate investments:
     Balance at beginning of year....  $   87,240     73,521      6,026
     Acquisitions....................      66,226     12,006     66,218
     Improvements....................       4,819      1,713      1,277
                                       ----------  ---------  ---------
          Balance at end of year.....  $  158,285     87,240     73,521
                                       ==========  =========  =========
Accumulated depreciation:
     Balance at beginning of year....  $    3,587        973        223
     Depreciation....................       3,999      2,614        750
                                       ----------  ---------  ---------
          Balance at end of year.....  $    7,586      3,587        973
                                       ==========  =========  =========

                          INDEPENDENT AUDITORS' REPORT

The Partners
Brown-Flournoy Equity Income
  Fund Limited Partnership:

     We have audited the accompanying balance sheets of Brown-Flournoy Equity Income Fund Limited Partnership (the "Fund") as of December 31, 1996 and 1995 and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brown-Flournoy Equity Income Fund Limited Partnership as of December 31, l996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Baltimore, Maryland
January 17, 1997

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                             SEPTEMBER 30, 1997 AND
                            DECEMBER 31, 1996 AND 1995

                                                                   DECEMBER 31,
                                           SEPTEMBER 30    ------------------------------
                                               1997             1996            1995
                                           -------------   --------------  --------------
                                            (UNAUDITED)
                 ASSETS
Investment in real estate (note 3)......    $ 13,669,416       14,355,212      15,200,825
Cash and cash equivalents (note 4)......       1,589,425        1,467,365       1,447,679
Other assets:
     Accounts receivable................          36,560           19,744          22,624
     Prepaid expenses...................          12,994           70,500          65,417
     Loan fees, less accumulated
       amortization of $592,748 and
       $469,856 at December 31, 1996 and
       1995, respectively...............        --                 93,761          49,459
                                           -------------   --------------  --------------
          TOTAL OTHER ASSETS............          49,554          184,005         137,500
                                           -------------   --------------  --------------
          TOTAL ASSETS..................    $ 15,308,395       16,006,582      16,786,004
                                           =============   ==============  ==============
LIABILITIES AND PARTNERS' CAPITAL
               (DEFICIT)
Accounts payable and accrued expenses
  including $28,941 and $27,523 due to
  affiliates at December 31, 1996 and
  1995, respectively....................    $    639,081          417,042         453,493
Tenant security deposits................         101,476          110,890         130,542
Mortgage loans payable (note 6).........      20,400,000       20,400,000      20,200,950
                                           -------------   --------------  --------------
          TOTAL LIABILITIES.............      21,140,557       20,927,932      20,784,985
                                           -------------   --------------  --------------
Partners' capital (deficit) -- (note 8):
     General Partners...................        (271,185)        (252,969)       (234,522)
     Limited Partners:
       Class A -- $1,000 stated value
         per unit; 27,000 units
         outstanding....................      (5,561,077)      (4,668,481)     (3,764,559)
       Class B..........................             100              100             100
                                           -------------   --------------  --------------
          TOTAL PARTNERS' CAPITAL
             (DEFICIT)..................      (5,832,162)      (4,921,350)     (3,998,981)
                                           -------------   --------------  --------------
          TOTAL LIABILITIES AND
             PARTNERS' CAPITAL
             (DEFICIT)..................    $ 15,308,395       16,006,582      16,786,004
                                           =============   ==============  ==============

               See accompanying notes to financial statements.

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS

                                               NINE MONTHS ENDED                     YEARS ENDED
                                                 SEPTEMBER 30,                       DECEMBER 31,
                                           --------------------------  ----------------------------------------
                                              1997           1996          1996          1995          1994
                                           -----------   ------------  ------------  ------------  ------------
                                           (UNAUDITED)
REVENUES:
     Rental income......................   $ 3,484,337      3,585,281     4,799,909     4,644,851     4,451,569
     Interest income....................        47,655         44,308        61,955        67,677        49,805
     Gain on settlement of lawsuit (Note
       10)..............................       --             --            --            299,228       --
                                           -----------   ------------  ------------  ------------  ------------
                                             3,531,992      3,629,589     4,861,864     5,011,756     4,501,374
                                           -----------   ------------  ------------  ------------  ------------
EXPENSES:
     Compensation and related
       benefits.........................       453,550        380,193       521,603       465,396       423,923
     Property taxes.....................       279,020        273,580       336,976       345,327       343,773
     Utilities..........................       213,314        213,089       289,952       255,151       233,250
     Property management fee to related
       party (note 5)...................       174,217        179,264       239,995       232,242       222,578
     Maintenance and repairs............       223,536        336,579       435,767       505,152       404,083
     Advertising........................        83,483         81,154       105,534        75,793        64,462
     Other..............................        80,159         79,533       106,700       106,308        80,845
     Administrative, including amounts
       to related party (note 5)........        72,736         57,828        93,005        85,768        92,422
     Interest expense (note 6)..........     1,457,750      1,451,548     1,933,782     1,945,006     1,953,754
     Depreciation of property and
       equipment (notes 2 and 7)........       796,185        782,551     1,047,007     1,038,167     1,019,697
     Amortization of loan fees (note
       2)...............................       195,589         71,030       122,892        74,188        74,188
                                           -----------   ------------  ------------  ------------  ------------
                                             4,029,539      3,906,349     5,233,213     5,128,498     4,912,975
                                           -----------   ------------  ------------  ------------  ------------
          NET LOSS (NOTE 7).............   $  (497,547)      (276,760)     (371,349)     (116,742)     (411,601)
                                           ===========   ============  ============  ============  ============
          NET LOSS PER UNIT OF CLASS A
             LIMITED PARTNERSHIP
             INTEREST (NOTE 8)..........   $    (18.06)        (10.05)       (13.48)        (4.24)       (14.94)
                                           ===========   ============  ============  ============  ============

                See accompanying notes to financial statements.

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                 AND EACH OF THE YEARS IN THE THREE-YEAR PERIOD
                            ENDED DECEMBER 31, 1996

                                                          CLASS A       CLASS B
                                            GENERAL       LIMITED       LIMITED
                                            PARTNERS      PARTNERS      PARTNERS      TOTAL
                                          ------------  ------------    --------   ------------
Balance at December 31, 1993............  $   (196,405)   (1,096,782)      100       (1,293,087)
Net loss................................        (8,232)     (403,369)     --           (411,601)
Distributions to partners:
     Operations.........................       (11,020)     (540,000)     --           (551,020)
     Financing proceeds.................       --           (800,000)     --           (800,000)
                                          ------------  ------------       ---     ------------
Balance at December 31, 1994............      (215,657)   (2,840,151)      100       (3,055,708)
Net loss................................        (2,334)     (114,408)     --           (116,742)
Distributions to partners...............       (16,531)     (810,000)     --           (826,531)
                                          ------------  ------------       ---     ------------
Balance at December 31, 1995............      (234,522)   (3,764,559)      100       (3,998,981)
Net loss................................        (7,427)     (363,922)     --           (371,349)
Distributions to partners...............       (11,020)     (540,000)     --           (551,020)
                                          ------------  ------------       ---     ------------
Balance at December 31, 1996............      (252,969)   (4,668,481)      100       (4,921,350)
Net loss................................        (9,951)     (487,596)     --           (497,547)
Distributions to partners...............        (8,265)     (405,000)     --           (413,265)
                                          ------------  ------------       ---     ------------
Balance at September 30, 1997...........  $   (271,185)   (5,561,077)      100       (5,832,162)
                                          ============  ============       ===     ============

                See accompanying notes to financial statements.

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS

                                               NINE MONTHS ENDED                       YEARS ENDED
                                                 SEPTEMBER 30,                        DECEMBER 31,
                                          ----------------------------  -----------------------------------------
                                             1997            1996            1996          1995          1994
                                          -----------   --------------  --------------  -----------  ------------
                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..............................  $  (497,547)        (276,760)       (371,349)    (116,742)     (411,601)
  Adjustments to reconcile net loss to
     net cash provided by operating
     activities:
       Depreciation of property and
          equipment.....................      796,185          782,551       1,047,007    1,038,167     1,019,697
       Amortization of loan fees........      195,589           71,030         122,892       74,188        74,188
       Gain on settlement of lawsuit....      --              --              --           (299,228)      --
       Changes in assets and
          liabilities:
          (Increase) decrease in
             accounts receivable........      (16,816)            (639)          2,880       24,334       (18,285)
          Decrease (increase) in prepaid
             expenses...................       57,506           53,214          (5,083)       1,065       (18,372)
          Increase (decrease) in
             accounts payable and
             accrued expenses...........      222,039          182,671         (36,451)       6,063       (23,668)
          (Decrease) increase in tenant
             security deposits..........       (9,414)          (6,470)        (19,652)       6,926         1,815
                                          -----------   --------------  --------------  -----------  ------------
               NET CASH PROVIDED BY
                  OPERATING
                  ACTIVITIES............      747,542          805,597         740,244      734,773       623,774
                                          -----------   --------------  --------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to investment in real
     estate.............................     (110,389)         (96,970)       (201,394)     (88,700)      (54,100)
  Settlement proceeds...................      --              --              --             16,000       283,228
                                          -----------   --------------  --------------  -----------  ------------
               NET CASH (USED IN)
                  PROVIDED BY INVESTING
                  ACTIVITIES............     (110,389)         (96,970)       (201,394)     (72,700)      229,128
                                          -----------   --------------  --------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in mortgage loans payable....      --               (90,080)        (90,080)    (125,936)      (29,647)
  Proceeds from mortgage refinancing....      --            20,400,000      20,400,000      --            --
  Repayment of mortgage loans...........      --           (20,110,870)    (20,110,870)     --            --
  Financing costs.......................     (101,828)        (111,679)       (167,194)     --            --
  Distributions to partners.............     (413,265)        (413,265)       (551,020)    (826,531)   (1,351,020)
                                          -----------   --------------  --------------  -----------  ------------
               NET CASH USED IN
                  FINANCING
                  ACTIVITIES............     (515,093)        (325,894)       (519,164)    (952,467)   (1,380,667)
                                          -----------   --------------  --------------  -----------  ------------
               NET INCREASE (DECREASE)
                  IN CASH AND CASH
                  EQUIVALENTS...........      122,060          382,733          19,686     (290,394)     (527,765)
CASH AND CASH EQUIVALENTS:
  Beginning of period...................    1,467,365        1,447,679       1,447,679    1,738,073     2,265,838
                                          -----------   --------------  --------------  -----------  ------------
  End of period.........................  $ 1,589,425        1,830,412       1,467,365    1,447,679     1,738,073
                                          ===========   ==============  ==============  ===========  ============

                See accompanying notes to financial statements.

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

(1)  ORGANIZATION

     Brown-Flournoy Equity Income Fund Limited Partnership (the "Fund") is a Delaware limited partnership formed on June 25, 1986 to develop and operate four residential apartment communities in Georgia and South Carolina. The capital raised from the admission of investors enabled the Fund to acquire the properties and improvements and complete construction. The properties are:

      o Southland Station, a 160-unit apartment community in Warner Robins, Georgia

      o   Park Place, a 184-unit apartment community in Spartanburg, South
          Carolina

      o Hidden Lake -- Phase Two, a 160-unit apartment community in Union City, Georgia

      o   High Ridge, a 160-unit apartment community in Athens, Georgia

     The General Partners are Brown-Equity Income Properties, Inc., the Administrative General Partner, and John F. Flournoy, the Development General Partner. The Class B Limited Partners are John F. Flournoy and Realty Associates 1986 Limited Partnership, an affiliate of the Administrative General Partner. The Fund will terminate on December 31, 2036, unless sooner terminated under the provisions of the partnership agreement.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A)  METHOD OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis of accounting. The Fund reports its operating results for income tax purposes on the accrual basis. No provision for income taxes is made because any liability for income taxes is that of the individual partners and not that of the Fund.

  (B)  CASH EQUIVALENTS

     The Fund considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  (C)  DEPRECIATION

     Depreciation of property and equipment is computed using the straight-line method over the useful lives of the property and equipment as follows:

Buildings...............................    25 years
Furniture, fixtures, and equipment......    10 years

  (D)  DEFERRED COSTS

     Costs associated with marketing of the Class A limited partnership units to the public were offset against the related partners' capital.

     Loan fees incurred to obtain the original mortgage loans were capitalized and were amortized on a basis that approximates the interest method over the seven-year loan terms. These fees were fully amortized in 1996. Loan fees incurred to obtain the new mortgage loans (note 6) have been capitalized and are being amortized over the one-year loan terms.

  (E)  USE OF ESTIMATES

     Management of the Fund has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenue, and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (F)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is determined by reference to various market data and other valuation considerations. The fair value of financial instruments approximate their recorded values.

  (G)  IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Fund records impairment

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

losses on long-lived assets used in operations when events and circumstances indicate that the individual assets might be impaired, based on fair value, and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During 1996, no events or circumstances indicated that the assets of the Fund were impaired. Prior to 1996, the Fund's investment in real estate was carried at the lower of net realizable value or cost, net of accumulated depreciation, on an individual property basis.

  (H)  INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying interim unaudited financial information for the nine months ended September 30, 1997 and 1996 has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the results of the Fund's operations and cash flows for the nine months ended September 30, 1997 and 1996, have been included. The results of operations for such interim periods is not necessarily indicative of the results for the full year.

(3)  INVESTMENT IN REAL ESTATE

     Investment in real estate is summarized as follows at December 31:

                                               1996           1995
                                          --------------  ------------
Land....................................  $    1,205,950     1,205,950
Buildings...............................      20,417,743    20,417,743
Furniture, fixtures, and equipment......       2,403,666     2,202,272
                                          --------------  ------------
                                              24,027,359    23,825,965
Less accumulated depreciation...........       9,672,147     8,625,140
                                          --------------  ------------
                                          $   14,355,212    15,200,825
                                          ==============  ============

(4)  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following, stated at cost, which approximates market value at December 31:

                                           1996         1995
                                       ------------  -----------
Cash and money market................  $    532,655      428,716
Certificates of deposit with interest
  rates ranging from 5.00% to 5.60%
  in 1996 and 4.25% to 5.90% in
  1995...............................       934,710    1,018,963
                                       ------------  -----------
                                       $  1,467,365    1,447,679
                                       ============  ===========

     Restricted cash represents amount retained from tenant security deposits and totaled $110,890 and $130,542 at December 31, 1996 and 1995, respectively.

(5)  RELATED PARTY TRANSACTIONS

     The Administrative General Partner received $52,795, $41,644, and $41,314 in 1996, 1995, and 1994, respectively, for reimbursement of costs associated with administering the Fund, including clerical services, investor communication services, and reports and filings to regulatory authorities.

     Flournoy Properties, Inc., an affiliate of the Development General Partner, is the managing agent for the properties and earned management fees of $239,995, $232,242, and $222,578 representing 5% of the gross monthly operating revenues from the properties during 1996, 1995, and 1994, respectively.

(6)  MORTGAGE LOANS PAYABLE

     The Fund's General Partners secured first mortgage loans aggregating $20.8 million on August 30, 1989 which were secured by the land, apartment units, and all other improvements to the four apartment

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

properties. These loans were for an original term of seven years with an interest rate of 9.6%. Interest only was payable monthly through September 1994, and thereafter monthly payments were based on a 30-year amortization schedule with a balloon payment due at the end of the seven-year term.

     The mortgage loans matured on September 1, 1996. The Fund refinanced these loans with Columbus Bank and Trust. The terms of the commitment provide for interest only payments of prime plus 1% in monthly installments and a term of one year. The new loans totaled $20,400,000 and provided proceeds sufficient to satisfy the repayment of the old mortgage loans, and all costs of the refinancing. The Fund is required to pay a commitment fee of one point payable in advance in quarterly installments. Interest of $1,932,975, $1,945,936, and $1,953,991 was paid during the years ended December 31, 1996, 1995, and 1994, respectively.

     The Fund extended the maturity date of its mortgage loans with Columbus Bank and Trust from September 1, 1997 to December 31, 1997. The Fund was not required to pay a commitment fee related to the extension. The Fund intends to repay these balances with proceeds from capital transactions.

(7)  LOSSES FOR FEDERAL INCOME TAX PURPOSES

     The Fund's losses for federal income tax purposes in each of the last three years ended December 31 differs from the net losses for financial reporting purposes due to differences in the Fund's computation of tax depreciation and in 1995, different treatment of the additional net settlement proceeds (note 10). For Federal income tax purposes, real property (other than land) and personal property, are being depreciated over 27 1/2 and seven years, respectively, using the Modified Accelerated Cost Recovery System, and the additional net settlement proceeds (note 10) are being treated as a reduction to the adjusted tax basis of the Southland Station property. The tax losses for 1996, 1995, and 1994 are as follows:

                                           1996         1995        1994
                                       ------------  ----------  ----------
Losses for financial reporting
  purposes...........................  $   (371,349)   (116,742)   (411,601)
Financial reporting depreciation in
  excess of tax depreciation.........       247,403     268,686     167,515
Additional net settlement proceeds
  (note 10)..........................       --         (299,228)     --
                                       ------------  ----------  ----------
Losses for income tax purposes.......  $   (123,946)   (147,284)   (244,086)
                                       ============  ==========  ==========

(8)  PARTNERS' CAPITAL (DEFICIT)

     The partnership agreement provides, among other provisions, for the following:

          (a) The Fund will consist of the General Partners, the Class A Limited Partners, and the Class B Limited Partners.

          (b) Distributions to the Partners relating to operations of the properties will be based on net cash flow, as defined in the partnership agreement. Investors will receive 98% of net cash flow and the General Partners will each receive 1%. Profit and loss from operations will be allocated in the same proportions. Net loss per Class A Limited Partnership interest as disclosed on the statements of operations is based upon 27,000 units outstanding.

          (c) Net proceeds of sale or operational stage financing of the properties will be distributed as follows:

           o To pay any deferred fees payable to the General Partners and affiliates.

           o To Class A Limited Partners until each Class A Limited Partner has recovered his original capital contribution in full and received a cumulative, noncompounded annual return of 7.5% of his capital contribution to the extent that such return has not been provided from prior distributions of net cash flow.

           o Any remainder will be distributed 80% to the Class A Limited Partners, 1% to each of the General Partners, 14% to John F. Flournoy in his capacity as Class B Limited Partner, and 4% to Realty Associates' 1986 Limited Partnership.

          (d) Restrictions exist regarding transferability or disposition of partnership interests.

                       BROWN-FLOURNOY EQUITY INCOME FUND
                              LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(9)  DISTRIBUTIONS TO PARTNERS

     Distributions of cash to partners during 1996, 1995 and 1994 are summarized as follows:

                                          1996       1995        1994
                                       ----------  ---------  -----------
To Class A Limited Partners from:
     Operations......................  $  540,000    540,000      540,000
     Settlement proceeds.............      --        270,000      --
     Financing proceeds..............      --         --          800,000
To General Partners from:
     Operations......................      11,020     11,020       11,020
     Settlement proceeds.............      --          5,511      --
                                       ----------  ---------  -----------
                                       $  551,020    826,531    1,351,020
                                       ==========  =========  ===========

     Each Class A Limited Partner received a distribution of $20 per unit from operations in 1996, 1995, and 1994; $10 per unit from settlement proceeds in 1995; and approximately $29.63 per unit from financing proceeds in 1994.

(10)  SETTLEMENT PROCEEDS

     During the fourth quarter of 1994, the Fund settled an outstanding lawsuit with the manufacturer of defective polybutylene piping which was utilized at the Southland Station property. The lawsuit sought damages resulting from numerous plumbing leaks at the property since construction. The settlement included the cost to replumb the property, as well as additional net settlement proceeds to the Fund of $299,228. A special distribution of these proceeds was made in the second quarter of 1995.

(11)  SUBSEQUENT EVENT

     The Fund has entered into an agreement to sell its four residential apartment communities to Mid-America Apartments, L.P. for approximately $9,625,000 in cash. The agreement has not yet been approved by the partners. In conjunction with the sale, the Fund is to be liquidated and cash will be distributed to the partners in accordance with the terms of the partnership agreement.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Mid-America Capital Partners, L.P.:

     We have audited the accompanying combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties (Historical Summary) as described in note 1, for the year ended December 31, 1996. This Historical Summary is the responsibility of management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-3 of Mid-America Capital Partners, L.P., and excludes material amounts described in note 1 to the Historical Summary, that would not be comparable to those resulting from the proposed future operations of the properties.

     In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 1 to the Historical Summary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Memphis, Tennessee
November 24, 1997

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND
                           DIRECT OPERATING EXPENSES
                 FOR CERTAIN MULTIFAMILY ACQUISITION PROPERTIES
      YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM JANUARY 1, 1997 TO THE
        EARLIER OF SEPTEMBER 30, 1997 OR DATE OF ACQUISITION (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                             1997         1996
                                          -----------   ---------
                                          (UNAUDITED)
GROSS INCOME -- total revenue...........    $ 1,391         4,335
DIRECT OPERATING EXPENSES:
     Operating expenses.................        347           909
     Real estate taxes..................         82           265
     Repairs and maintenance............        109           307
                                          -----------   ---------
                                                538         1,481
                                          -----------   ---------
          GROSS INCOME IN EXCESS OF
            DIRECT OPERATING EXPENSES...    $   853         2,854
                                          ===========   =========

See accompanying notes to combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
        NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT
       OPERATING EXPENSES FOR CERTAIN MULTIFAMILY ACQUISITION PROPERTIES
                               DECEMBER 31, 1996

(1)  ACCOUNTING POLICIES

  DESCRIPTION

     The accompanying financial statement includes the operations of certain properties (the Acquisition Properties) owned by parties unaffiliated with Mid-America Capital Partners, L.P. (the Partnership). The Acquisition Properties were acquired by Mid America Apartment, L.P. (MAALP) on the dates indicated below except for Hermitage at Beechtree which was acquired by the Partnership. MAALP is expected to contribute the Acquisition Properties, along with other properties owned by MAALP, to the Partnership in exchange for a 99% limited partnership interest in the Partnership. The Acquisition Properties included in the financial statement are as follows:

                                               NUMBER OF
                                LOCATION       APARTMENT
          NAME                OF PROPERTY        UNITS         DATE ACQUIRED
-------------------------   ----------------   ----------    -----------------
Howell Commons...........   Greenville, SC         348       January 16, 1997
Westside Creek I.........   Little Rock, AR        142       March 31, 1997
Hermitage at Beechtree...   Cary, NC               194       November 3, 1997

BASIS OF PRESENTATION

     The accompanying financial statement is not representative of the actual operations for the periods presented. Certain expenses have been excluded because the Partnership does not anticipate that they will be incurred in future operations of the property. Expenses excluded consist of depreciation and amortization, management fees and other costs not directly related to the future operations of the Acquisition Properties. Interest expense has been included in the Historical Summary to the extent that a bond payable is assumed in connection with the acquisition of the Acquisition Property. Operating expenses include payroll, utilities, advertising and other general and administrative costs. Management is not aware of any material factors relating to these Acquisition Properties that would cause this financial statement not to be indicative of future operating results as related to revenue and certain expenses.

     The accompanying combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statement on Form S-3 of Mid-America Capital Partners, L.P. and excludes material amounts that would not be comparable to those resulting from the proposed future operations of the properties.

INCOME RECOGNITION

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying unaudited financial information includes revenues and certain expenses of the Acquisition Properties from January 1, 1997 to the earlier of September 30, 1997 or the date of acquisition by MAALP. The unaudited information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the historical statement of revenues and certain expenses for the period have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Mid-America Capital Partners, L.P.:

     We have audited the accompanying combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties (Historical Summary) as described in Note 1, for the year ended December 31, 1995. This Historical Summary is the responsibility of management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-3 of Mid-American Capital Partners, L.P., and excludes material amounts described in
Note 1 to the Historical Summary, that would not be comparable to those resulting from the proposed future operations of the properties.

     In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Memphis, Tennessee
November 24, 1997

                       MID-AMERICA CAPITAL PARTNERS, L.P.
                COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND
                           DIRECT OPERATING EXPENSES
                 FOR CERTAIN MULTIFAMILY ACQUISITION PROPERTIES
      YEAR ENDED DECEMBER 31, 1995 AND PERIOD FROM JANUARY 1, 1996 TO THE
        EARLIER OF DECEMBER 31, 1996 OR DATE OF ACQUISITION (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                             1996         1995
                                          -----------   ---------
                                          (UNAUDITED)
GROSS INCOME -- total revenue...........    $ 4,652         9,009
DIRECT OPERATING EXPENSES:
     Operating expenses.................      2,608         2,078
     Real estate taxes..................        305           694
     Repairs and maintenance............        144           369
                                          -----------   ---------
                                              1,595         3,141
                                          -----------   ---------
          GROSS INCOME IN EXCESS OF
            DIRECT OPERATING EXPENSES...    $ 3,057         5,868
                                          ===========   =========

See accompanying notes to combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties.

                       MID-AMERICA CAPITAL PARTNERS, L.P.
        NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT
       OPERATING EXPENSES FOR CERTAIN MULTIFAMILY ACQUISITION PROPERTIES
                               DECEMBER 31, 1995

(1)  ACCOUNTING POLICIES

  DESCRIPTION

     The accompanying financial statement includes the operations of certain properties (the Acquisition Properties) owned by parties unaffiliated with Mid-America Capital Partners, L.P. (the Partnership). The Acquisition Properties were acquired by Mid America Apartment, L.P. (MAALP) on the dates indicated below. MAALP is expected to contribute the Acquisition Properties, along with other properties owned by MAALP, to the Partnership in exchange for a 99% limited partnership interest in the Partnership. The Acquisition Properties included in the financial statement are as follows:

                                               NUMBER OF
                                LOCATION       APARTMENT
          NAME                OF PROPERTY        UNITS         DATE ACQUIRED
-------------------------   ----------------   ----------    -----------------
Lakeside.................   Jacksonville, FL       416       March 12, 1996
Savannah Creek...........   Memphis, TN            204       July 25, 1996
Sutton Place.............   Memphis, TN            252       July 25, 1996
Crosswinds...............   Jackson, MS            360       July 25, 1996
Napa Valley..............   Little Rock, AR        240       October 20, 1996

BASIS OF PRESENTATION

     The accompanying financial statement is not representative of the actual operations for the periods presented. Certain expenses have been excluded because the Partnership does not anticipate that they will be incurred in future operations of the property. Expenses excluded consist of depreciation and amortization, management fees and other costs not directly related to the future operations of the Acquisition Properties. Interest expense has been included in the Historical Summary to the extent that a note payable is assumed in connection with the acquisition of the Acquisition Property. Operating expenses include payroll, utilities, advertising and other general and administrative costs. Management is not aware of any material factors relating to these Acquisition Properties that would cause this financial statement not to be indicative of future operating results as related to revenue and certain expenses.

     The accompanying combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statement on Form S-3 of Mid-America Capital Partners, L.P. and excludes material amounts that would not be comparable to those resulting from the proposed future operations of the properties.

INCOME RECOGNITION

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying unaudited financial information includes revenues and certain expenses of the Acquisition Properties from January 1, 1996 to the earlier of December 31, 1996 or the date of acquisition by MAALP. The unaudited information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the historical statement of revenues and certain expenses for the period have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

                          INDEPENDENT AUDITORS' REPORT

The Partners
Mid-America Capital Partners, L.P.:

     We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Acquisition Property (Tiffany Oaks Apartments), as described in Note 1, for the year ended December 31, 1996. This Historical Summary is the responsibility of the Acquisition Property's management. Our responsibility is to express an opinion on this Historical Summary for the Acquisition Property based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary for the Acquisition Property. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary for the Acquisition Property. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary for the Acquisition Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-3 of Mid-America Capital Partners, L.P. and excludes material amounts described in Note 1 to the Historical Summary, that would not be comparable to those resulting from the proposed future operations of the properties as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property's revenues and expenses.

     In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Memphis, Tennessee
November 24, 1997

                       MID-AMERICA CAPITAL PARTNERS, L.P.
        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                           (TIFFANY OAKS APARTMENTS)
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                              1996
                                           -----------
                                           (UNAUDITED)
GROSS INCOME -- total revenue...........     $ 1,853
DIRECT OPERATING EXPENSES:
     Operating expenses.................         547
     Real estate taxes..................         172
     Repairs and maintenance............          43
                                           -----------
                                                 762
                                           -----------
          GROSS INCOME IN EXCESS OF
           DIRECT OPERATING EXPENSES....     $ 1,091
                                           ===========

        See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses for the Acquisition Property.

                       MID-AMERICA CAPITAL PARTNERS, L.P.

                  NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES

                           (TIFFANY OAKS APARTMENTS)

                               DECEMBER 31, 1996

(1)  ACCOUNTING POLICIES

  DESCRIPTION

     The accompanying financial statement includes the operations of Tiffany Oaks Apartments (the "Acquisition Property") owned by parties unaffiliated with Mid-America Capital Partners, L.P. (the Partnership). The Acquisition Property included in the financial statement, a multifamily residential property located in Altamonte Springs, Florida, was acquired by Mid-America Apartment, L.P. (MAALP) on December 18, 1996 and contains 288 apartment units. MAALP is expected to contribute the Acquisition Property, along with other properties owned by MAALP, to the Partnership in exchange for a 99% limited partnership interest in the Partnership.

BASIS OF PRESENTATION

     The accompanying financial statement is not representative of the actual operations for the period presented. Certain expenses have been excluded because the Partnership does not anticipate that they will be incurred in future operations of the property. Expenses excluded consist of depreciation and amortization, management fees, and other costs not directly related to the future operations of the Acquisition Property. Interest expense has been included in the Historical Summary to the extent that a note payable is assumed in connection with the acquisition of the Acquisition Property. Operating expenses include payroll, utilities, advertising, and other general and administrative costs. Management is not aware of any material factors relating to this Acquisition Property that would cause this financial statement not to be indicative of future operating results as related to revenue and certain expenses.

     The accompanying combined historical summary of gross income and direct operating expenses for Tiffany Oaks Apartments, (the "Acquisition Property"), was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in registration statement on Form S-3 of Mid-America Capital Partners, L.P. and excludes material amounts that would not be comparable to those resulting from the proposed future operations of the properties.

INCOME RECOGNITION

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the fees and expenses to be incurred in connection with the issuance and distribution of the Certificates registered hereby.

Registration fee to the SEC.............  $   44,250
Rating Agency Fees......................     301,500*
Printing expense........................      50,000*
Accounting fees and expenses............     100,000*
Legal fees and expenses.................     250,000*
Trustees Fees...........................      15,000
Miscellaneous expenses..................      25,000
                                          ----------
Total...................................  $  740,750*
                                          ==========

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND TRUSTEE

     The Certificates of Incorporation of the General Partner and the Depositor obligate the General Partner and the Depositor, respectively, to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Delaware law. The Delaware General Corporation Law
("DGCL") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in the best interests and, in all other cases, that their conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     Any indemnification by the General Partner or the Depositor pursuant to the provisions of their respective Certificates of Incorporation described above shall be paid out of the assets of the General Partner or the Depositor, as the case may be, and shall not be recoverable from the stockholders of such entities. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable. The General Partner and the Depositor will purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

     The DGCL permits the Certificate of Incorporation of a Delaware corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) for unlawful distributions that exceed what could have been distributed without violating the DGCL or the corporation's charter. The Certificates of Incorporation of the Depositor and the General Partner, respectively, contain a provision eliminating the personal liability of its directors or officers to the General Partner or the Depositor or its shareholders for money damages to the maximum extent permitted by Delaware law from time to time.

     The Agreement of Trust, as amended and restated, obligates the Depositor and MAAC, jointly and severally, to indemnify the Trustee for any loss, liability or expense incurred in connection with or related to the Trustee's performance of its powers and duties under the Trust Agreement, including in connection with the Trustee's execution of the Registration Statement and the preparation and distribution of related documents.

     Any indemnification by the Depositor and MAAC of the Trustee pursuant to the Trust Agreement shall be paid out of the assets of the Depositor and MAAC, as the case may be, and shall not be recoverable from the stockholders of such entities. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 16.  EXHIBITS.

        EXHIBIT
         NUMBER                                                  DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
           1.1**    --    Form of Underwriting Agreement

           3.1**    --    Certificate of Limited Partnership of Mid-America Capital Partners, L.P.

           3.2**    --    Limited Partnership Agreement between MAAC, Inc., as General Partner and
                          Mid-America Apartments, L.P., a limited partner relating to the formation of
                          Mid-America Capital Partners, L.P., a Delaware limited partnership

           3.3**    --    Certificate of Incorporation of MAACP, Inc.

           3.4**    --    Bylaws of MAACP, Inc.

           3.5**    --    Certificate of Incorporation of Mid-America Finance, Inc.

           3.6**    --    Amended and Restated Bylaws of Mid-America Finance, Inc.

           4.1**    --    Form of Restated Supplemental Indenture among Mid-America Capital Partners, L.P. and
                          Mid-America Apartments, as issuer and La Salle National Bank, as Trustee

           4.2**    --    Agreement of Trust between Mid-America Finance, Inc. as depositor, Mid-America Apartment
                          Communities, Inc. and La Salle National Bank, as Trustee

           4.3**    --    Form of Certificate (included in Exhibit 4.5)

           4.4**    --    Form of Bond (included in Exhibit 4.1)

           4.5**    --    Form of Amended and Restated Agreement of Trust between Mid-America Finance, Inc. as depositor, Mid-America Apartment Communities, Inc. and LaSalle National Bank, as trustee

           5.1**    --    Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation

           8.1      --    Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation, regarding tax matters

          10.1**    --    Form of Amended and Restated Cash Collateral Account Security, Pledge and Assignment
                          Agreement among Mid-America Capital Partners, L.P. and Mid-America Apartments, L.P. and
                          First Union Bank, and Morgan Stanley Mortgage Capital, Inc., and La Salle National Bank
                          dated effective as of November 21, 1997

          10.2**    --    Form of Deed of Trust, Assignment of Leases and Rents and Security Agreement

          12.1**    --    Statement re: Computation of Ratio of Earnings to Fixed Charges (included in Prospectus)

          23.1**    --    Consent of KPMG Peat Marwick LLP

          23.2**    --    Consent of KPMG Peat Marwick LLP

          23.3**    --    Consent of Baker, Donelson, Bearman & Caldwell, a professional corporation (included in
                          Exhibit 5.1)
          23.4**    --    Consent of Cushman & Wakefield

          23.5**    --    Consent of Creative Project Management, Inc.

          23.6**    --    Consent of KPMG Peat Marwick LLP

          24.1**    --    Power of Attorney (included on the signature page of the Registration Statement)

          25.1**    --    Statement of Eligibility and Qualification of Indenture Trustee on Form T-1

          27.1**    --    Financial Data Schedule -- Mid-America Capital Partners, L.P.

------------
** Previously filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-42441, and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form or prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (d) The undersigned Registrants herbey undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 3 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on February 13, 1998.

                                          MID-AMERICA CAPITAL PARTNERS, L.P.
                                          a Delaware limited partnership (S-3
                                          Registrant)

                                          By:  MAACP, Inc.
                                          Its:  General Partner
                                          By:/s/SIMON R.C. WADSWORTH
                                               SIMON R.C. WADSWORTH, PRESIDENT

                                          MID-AMERICA FINANCE, INC.,
                                          a Delaware corporation (S-3
                                          Registrant)
                                          By: /s/ SIMON R.C. WADSWORTH
                                              SIMON R. C. WADSWORTH, PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                          DATE
-------------------------------------  ------------------------------------   ------------------
                  *                    Director of General Partner and        February 13, 1998
           GEORGE E. CATES             Depositor

                  *                    Independent Director of General        February 13, 1998
         HOWARD EDDINGS, JR.           Partner and Depositor

                  *                    Director of General Partner and        February 13, 1998
         H. ERIC BOLTON, JR.           Depositor

      /s/SIMON R. C. WADSWORTH         President of General Partner and       February 13, 1998
       SIMON R. C. WALDSWORTH          Depositor

                  *                    Secretary-Treasurer of General         February 13, 1998
           LYNN A. JOHNSON             Partner and Depositor

                  *                    Independent Director of General        February 13, 1998
        STEPHEN M. CARPENTER           Partner and Depositor

   * By: /s/SIMON R. C. WADSWORTH
       SIMON R. C. WADSWORTH,
          ATTORNEY-IN-FACT

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on Feburary 13, 1998.

                                          MID-AMERICA MORTGAGE TRUST, 1998-1
                                          a trust existing under the laws of New
                                          York
                                          (S-11 Registrant)

                                          By:  LaSalle National Bank
                                          not in its individual capacity
                                          but solely as Trustee
                                          By: /s/ RUSSELL M. GOLDENBERG

                               INDEX TO EXHIBITS

        EXHIBITS
         NUMBER                                                  DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
           1.1**    --    Form of Underwriting Agreement

           3.1**    --    Certificate of Limited Partnership of Mid-America Capital Partners, L.P.

           3.2**    --    Limited Partnership Agreement between MAAC, Inc., as General Partner and
                          Mid-America Apartments, L.P., a limited partner relating to the formation of
                          Mid-America Capital Partners, L.P., a Delaware limited partnership

           3.3**    --    Certificate of Incorporation of MAACP, Inc.

           3.4**    --    Bylaws of MAACP, Inc.

           3.5**    --    Certificate of Incorporation of Mid-America Finance, Inc.

           3.6**    --    Amended and Restated Bylaws of Mid-America Finance, Inc.

           4.1**    --    Form of Restated Supplemental Indenture among Mid-America Capital Partners, L.P. and
                          Mid-America Apartments, as issuer and La Salle National Bank, as Trustee

           4.2**    --    Agreement of Trust between Mid-America Finance, Inc. as depositor, Mid-America Apartment
                          Communities, Inc. and La Salle National Bank, as Trustee

           4.3**    --    Form of Certificate (included in Exhibit 4.5)

           4.4**    --    Form of Bond (included in Exhibit 4.1)

           4.5**    --    Form of Amended and Restated Agreement of Trust between Mid-America Finance, Inc. as depositor, Mid-America Apartment Communities, Inc. and LaSalle National Bank, as trustee

           5.1**    --    Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation

           8.1      --    Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation, regarding tax matters

          10.1**    --    Form of Amended and Restated Cash Collateral Account Security, Pledge and Assignment
                          Agreement among Mid-America Capital Partners, L.P. and Mid-America Apartments, L.P. and
                          First Union Bank, and Morgan Stanley Mortgage Capital, Inc., and La Salle National Bank
                          dated effective as of November 21, 1997

          10.2**    --    Form of Deed of Trust, Assignment of Leases and Rents and Security Agreement

          12.1**    --    Statement re: Computation of Ratio of Earnings to Fixed Charges (included in Prospectus)

          23.1**    --    Consent of KPMG Peat Marwick LLP

          23.2**    --    Consent of KPMG Peat Marwick LLP

          23.3**    --    Consent of Baker, Donelson, Bearman & Caldwell, a professional corporation (included in
                          Exhibit 5.1)

          23.4**    --    Consent of Cushman & Wakefield

          23.5**    --    Consent of Creative Project Management, Inc.

          23.6**    --    Consent of KPMG Peat Marwick LLP

          24.1**    --    Power of Attorney (included on the signature page of the Registration Statement)

          25.1**    --    Statement of Eligibility and Qualification of Indenture Trustee on Form T-1

          27.1**    --    Financial Data Schedule -- Mid-America Capital Partners, L.P.

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** Previously filed as an Exhibit to the Company's Registration Statement on
   Form S-3, File No. 333-42441, and incorporated by reference herein.